EXECUTION COPY


                         HOME EQUITY LOAN TRUST 2003-HS1

                                     Issuer

                                       AND

                               JPMORGAN CHASE BANK

                                Indenture Trustee



                                    INDENTURE

                           Dated as of March 27, 2003





--------------------------------------------------------------------------------


                       HOME EQUITY LOAN-BACKED TERM NOTES

                 HOME EQUITY LOAN-BACKED VARIABLE FUNDING NOTES


--------------------------------------------------------------------------------

                 RECONCILIATION AND TIE BETWEEN TRUST INDENTURE
                      ACT OF 1939 AND INDENTURE PROVISIONS*

       Trust Indenture
         Act Section                                  Indenture Section

           310(a)(1)..............................            6.11
             (a)(2)...............................            6.11
             (a)(3)...............................            6.10
             (a)(4)...............................        Not Applicable
             (a)(5)...............................            6.11
             (b)..................................            6.08, 6.11
             (c)..................................        Not Applicable
           311(a)................................             6.12
             (b).................................             6.12
             (c).................................         Not Applicable
           312(a)................................             7.01, 7.02(a)
             (b).................................             7.02(b)
             (c).................................             7.02(c)
           313(a)................................             7.04
             (b).................................             7.04
             (c).................................             7.03(a)(iii), 7.04
             (d).................................             7.04
           314(a)................................             3.10, 7.03(a)
              (b)................................             3.07
             (c)(1)..............................             8.05(c), 10.01(a)
             (c)(2)..............................             8.05(c), 10.01(a)
             (c)(3)..............................         Not Applicable
             (d)(1)..............................             8.05(c), 10.01(b)
             (d)(2)..............................             8.05(c), 10.01(b)
             (d)(3)..............................             8.05(c), 10.01(b)
             (e).................................            10.01(a)
           315(a)................................             6.01(b)
             (b).................................             6.05
             (c).................................             6.01(a)
             (d).................................             6.01(c)
             (d)(1)..............................             6.01(c)
             (d)(2)..............................             6.01(c)
             (d)(3)..............................             6.01(c)
             (e).................................             5.13
           316(a)(1)(A)..........................             5.11
           316(a)(1)(B)..........................             5.12
           316(a)(2)..............................       Not Applicable
           316(b).................................            5.07
           317(a)(1)..............................            5.04
           317(a)(2)..............................            5.03(d)
           317(b).................................            3.03(a)
           318(a).................................           10.07


                                TABLE OF CONTENTS

                                                                                            PAGE




ARTICLE I         Definitions...............................................................2

        Section 1.01.    Definitions........................................................2

        Section 1.02.    Incorporation by Reference of Trust Indenture Act..................2

        Section 1.03.    Rules of Construction..............................................2

ARTICLE II        Original Issuance of Notes................................................3

        Section 2.01.    Form...............................................................3

        Section 2.02.    Execution, Authentication and Delivery.............................3

ARTICLE III       Covenants.................................................................4

        Section 3.01.    Collection of Payments with respect to the Home Equity Loans.......4

        Section 3.02.    Maintenance of Office or Agency....................................4

        Section 3.03.    Money for Payments to Be Held in Trust; Paying Agent...............4

        Section 3.04.    Existence..........................................................6

        Section 3.05.    Payment of Principal and Interest; Defaulted Interest..............6

        Section 3.06.    Protection of Trust Estate........................................11

        Section 3.07.    Opinions as to Trust Estate.......................................12

        Section 3.08.    Performance of Obligations; Servicing Agreement...................12

        Section 3.09.    Negative Covenants................................................13

        Section 3.10.    Annual Statement as to Compliance.................................13

        Section 3.11.    Recording of Assignments..........................................13

        Section 3.12.    Representations and Warranties Concerning the Home Equity
                         Loans.............................................................14

        Section 3.13.    Assignee of Record of the Home Equity Loans.......................14

        Section 3.14.    Master Servicer as Agent and Bailee of the Indenture Trustee......14

        Section 3.15.    Investment Company Act............................................14

        Section 3.16.    Issuer May Consolidate, etc.......................................14

        Section 3.17.    Successor or Transferee...........................................16

        Section 3.18.    No Other Business.................................................16

        Section 3.19.    No Borrowing......................................................16

        Section 3.20.    Guarantees, Loans, Advances and Other Liabilities.................16

        Section 3.21.    Capital Expenditures..............................................17

        Section 3.22.    Owner Trustee Not Liable for Certificates or Related
                         Documents.........................................................17

                                        i



        Section 3.23.    Restricted Payments...............................................17

        Section 3.24.    Notice of Events of Default.......................................17

        Section 3.25.    Further Instruments and Act.......................................17

        Section 3.26.    Statements to Noteholders.........................................17

        Section 3.27.    Determination of Note Rates.......................................18

        Section 3.28.    Payments under the Policies.......................................18

        Section 3.29.    Additional Representations of the Issuer..........................19

ARTICLE IV        The Notes; Satisfaction and Discharge of Indenture.......................20

        Section 4.01.    The Notes; Increase of Maximum Variable Funding Balance;
                         Variable Funding Notes............................................20

        Section 4.02.    Registration of and Limitations on Transfer and Exchange of
                         Notes; Appointment of Certificate Registrar.......................21

        Section 4.03.    Mutilated, Destroyed, Lost or Stolen Notes........................24

        Section 4.04.    Persons Deemed Owners.............................................25

        Section 4.05.    Cancellation......................................................25

        Section 4.06.    Book-Entry Notes..................................................25

        Section 4.07.    Notices to Depository.............................................26

        Section 4.08.    Definitive Notes..................................................26

        Section 4.09.    Tax Treatment.....................................................27

        Section 4.10.    Satisfaction and Discharge of Indenture...........................27

        Section 4.11.    Application of Trust Money........................................28

        Section 4.12.    Subrogation and Cooperation.......................................28

        Section 4.13.    Repayment of Monies Held by Paying Agent..........................29

        Section 4.14.    Temporary Notes...................................................29

        Section 4.15.    Maintence and Office or Agency....................................30

ARTICLE V         Default and Remedies.....................................................30

        Section 5.01.    Events of Default.................................................30

        Section 5.02.    Acceleration of Maturity; Rescission and Annulment................30

        Section 5.03.    Collection of Indebtedness and Suits for Enforcement by
                         Indenture Trustee.................................................31

        Section 5.04.    Remedies; Priorities..............................................33

        Section 5.05.    Optional Preservation of the Trust Estate.........................35

                                        ii




        Section 5.06.    Limitation of Suits...............................................35

        Section 5.07.    Unconditional Rights of Noteholders to Receive Principal and
                         Interest..........................................................36

        Section 5.08.    Restoration of Rights and Remedies................................36

        Section 5.09.    Rights and Remedies Cumulative....................................36

        Section 5.10.    Delay or Omission Not a Waiver....................................36

        Section 5.11.    Control by Noteholders............................................36

        Section 5.12.    Waiver of Past Default............................................36

        Section 5.13.    Undertaking for Costs.............................................37

        Section 5.14.    Waiver of Stay or Extension Laws..................................37

        Section 5.15.    Sale of Trust Estate..............................................37

        Section 5.16.    Action on Notes...................................................38

        Section 5.17.    Performance and Enforcement of Certain Obligations................39

ARTICLE VI        The Indenture Trustee....................................................40

        Section 6.01.    Duties of Indenture Trustee.......................................40

        Section 6.02.    Rights of Indenture Trustee.......................................41

        Section 6.03.    Individual Rights of Indenture Trustee............................42

        Section 6.04.    Indenture Trustee's Disclaimer....................................42

        Section 6.05.    Notice of Event of Default........................................42

        Section 6.06.    Reports by Indenture Trustee to Holders...........................42

        Section 6.07.    Compensation and Indemnity........................................42

        Section 6.08.    Replacement of Indenture Trustee..................................43

        Section 6.09.    Successor Indenture Trustee by Merger.............................44

        Section 6.10.    Appointment of Co-Indenture Trustee or Separate Indenture
                         Trustee...........................................................44

        Section 6.11.    Eligibility; Disqualification.....................................45

        Section 6.12.    Preferential Collection of Claims Against Issuer..................46

        Section 6.13.    Representations and Warranties....................................46

        Section 6.14.    Directions to Indenture Trustee...................................47

        Section 6.15.    Indenture Trustee May Own Securities..............................47

ARTICLE VII       Noteholders' Lists and Reports...........................................47

                                        iii




        Section 7.01.    Issuer to Furnish Indenture Trustee Names and Addresses of
                         Noteholders.......................................................47

        Section 7.02.    Preservation of Information; Communications to Noteholders........48

        Section 7.03.    Reports by Issuer.................................................48

        Section 7.04.    Reports by Indenture Trustee......................................48

ARTICLE VIII      Accounts, Disbursements and Releases.....................................49

        Section 8.01.    Collection of Money...............................................49

        Section 8.02.    Trust Accounts....................................................49

        Section 8.03.    Officer's Certificate.............................................49
        Section 8.04.    Termination Upon Distribution to Noteholders......................50

        Section 8.05.    Release of Trust Estate...........................................50

        Section 8.06.    Surrender of Notes Upon Final Payment.............................50

ARTICLE IX        SUPPLEMENTAL INDENTURES..................................................50

        Section 9.01.    Supplemental Indentures Without Consent of Noteholders............50

        Section 9.02.    Supplemental Indentures With Consent of Noteholders...............52

        Section 9.03.    Execution of Supplemental Indentures..............................53

        Section 9.04.    Effect of Supplemental Indenture..................................53

        Section 9.05.    Conformity with Trust Indenture Act...............................54

        Section 9.06.    Reference in Notes to Supplemental Indentures.....................54

ARTICLE X         MISCELLANEOUS............................................................54

        Section 10.01.   Compliance Certificates and Opinions, etc.........................54

        Section 10.02.   Form of Documents Delivered to Indenture Trustee..................56

        Section 10.03.   Acts of Noteholders...............................................56

        Section 10.04.   Notices, etc., to Indenture Trustee, Issuer, Credit Enhancer
                         and Rating Agencies...............................................57

        Section 10.05.   Notices to Noteholders; Waiver....................................58

        Section 10.06.   Alternate Payment and Notice Provisions...........................58

        Section 10.07.   Conflict with Trust Indenture Act.................................58

        Section 10.08.   Effect of Headings................................................59

        Section 10.09.   Successors and Assigns............................................59

        Section 10.10.   Separability......................................................59

        Section 10.11.   Benefits of Indenture.............................................59

                                        iv

                                        iv

        Section 10.12.   Legal Holidays....................................................59

        Section 10.13.   GOVERNING LAW.....................................................59

        Section 10.14.   Counterparts......................................................59

        Section 10.15.   Recording of Indenture............................................59

        Section 10.16.   Issuer Obligation.................................................59

        Section 10.17.   No Petition.......................................................60

                                 EXECUTION COPY



                                   APPENDIX A

                                   DEFINITIONS


               Accrued Certificate Interest: With respect to each Payment Date and the REMIC I or REMIC II Regular Interests or the REMIC III Regular Interest
SB-IO, the Uncertificated Accrued Interest for such Regular Interests. With respect to the Class SB-I Certificates, interest accrued during the related
Interest  Period at the  Certificate  Rate for such  Certificate  on the related
Notional Amount for such Payment Date.

               Additional Balance: With respect to any HELOC, any future Draw made by the related Mortgagor pursuant to the related Loan Agreement after the Cut-off Date; provided, however, that if an Amortization Event occurs, then any Draw after such Amortization Event shall not be acquired by the Trust and shall not be an Additional Balance.

               Additional  Balance  Differential:  With  respect to any  Payment
Date, unless and until an Amortization Event occurs, (x) up to and including the
Payment Date occurring in the calendar  month during which the Revolving  Period ends,  the amount,  if any, by which  Additional  Balances  resulting from Draws
under  the  HELOCs  during  the  related   Collection  Period  exceed  Principal
Collections  during  such  Collection  Period  and (y)  after the  Payment  Date occurring in the calendar  month during  which the  Revolving  Period ends,  the aggregate amount of Additional Balances conveyed to the Trust during the related
Collection Period.

               Additional Certificate Security Balance: With respect to the issuance of Capped Funding Notes pursuant to Section 4.01(d) of the Indenture, the amount, if any, required in accordance with the Opinion of Counsel in connection therewith to be added to the Security Balances of the Certificates in accordance with Section 3.12 of the Trust Agreement. In addition, with respect to any Payment Date described in the second sentence of Section 3.12(a) of the Trust Agreement, the "Additional Certificate Security Balance" shall include the amount of the excess described in such sentence.

               Adjusted Mortgage Rate: With respect to any Home Equity Loan and any date of determination, the Loan Rate borne by the related Home Equity Loan, less the rate at which the related Subservicing Fee accrues.

               Adverse  REMIC  Event:  As  defined in  Section  11.01(f)  of the
Indenture.

               Affiliate:   With  respect  to  any  Person,   any  other  Person
controlling,  controlled  by or under  common  control  with  such  Person.  For purposes of this definition,  "control" means the power to direct the management and policies of a Person,  directly or indirectly,  whether through ownership of voting  securities,  by contract or otherwise and "controlling" and "controlled"
shall have meanings correlative to the foregoing.

                                       1

               Aggregate  Additional Balance  Differential:  With respect to any
Payment  Date and any  Variable  Funding  Note,  the sum of  Additional  Balance
Differentials  that have been added to the  Security  Balance  of such  Variable
Funding Note prior to such Payment Date.

               Aggregate Security Balance: With respect to any Payment Date, the aggregate of the Security Balances of all Securities or specified Classes of Securities as of such date.

               Amortization Event:  Any one of the following events:

               (a) the failure on the part of the Seller (i) to make any payment or deposit required to be made under the Purchase Agreement within five
        Business Days after the date such payment or deposit is required to be made; or (ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Purchase
        Agreement, which failure continues unremedied for a period of 60 days after written notice and such failure materially and adversely affects the interests of the Securityholders or the Credit Enhancer;

               (b) if any representation or warranty made by the Seller in the Purchase Agreement proves to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 45 days with respect to any representation or warranty of the Seller made in Section 3.1(a) of the Purchase Agreement or 90 days with respect to any representation or warranty made in Section
        3.1(b) or 3.1(c) of the Purchase Agreement after written notice and as a result of which the interests of the Securityholders or the Credit
        Enhancer are materially and adversely affected; provided, however, that an Amortization Event shall not be deemed to occur if the Seller has repurchased or caused to be repurchased or substituted for the related
        Home Equity Loan or all Home Equity Loans, if applicable, during such period (or within an additional 60 days with the consent of the Indenture Trustee and the Credit Enhancer) in accordance with the provisions of the Indenture;

               (c) the entry  against  the  Seller or the  Issuer of a decree or order by a court or agency or supervisory  authority having jurisdiction in the premises for the appointment of a trustee, conservator,  receiver
        or  liquidator  in  any   insolvency,   conservatorship,   receivership,
        readjustment  of debt,  marshalling of assets and liabilities or similar proceedings,  or for the winding up or liquidation  of its affairs,  and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

               (d)  the  Seller  or  the  Issuer  shall   voluntarily   go  into
        liquidation,  consent to the  appointment  of a  conservator,  receiver, liquidator or similar person in any  insolvency,  readjustment  of debt, marshalling  of assets  and  liabilities  or similar  proceedings  of or relating  to  the  Seller  or the  Issuer  or of or  relating  to all or substantially  all of its  property,  or a  decree  or order of a court, agency or supervisory  authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any  insolvency,  readjustment  of debt,  marshalling  of assets  and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller or the Issuer


                                       2

        and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Seller or the Issuer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

               (e) the Issuer becomes subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

               (f) a Servicing Default relating to the Master Servicer occurs under the Servicing Agreement and the Master Servicer is the Seller;

               (g) the aggregate of all draws under the Group II Policy (other than draws with respect to the Undercollateralization Amount) exceeds
        1.0% of the Cut-off Date Loan Balance of the Group II Loans; or

               (h) the Issuer is determined to be an association taxable as a corporation for federal income tax purposes.

               In the case of any event described in (a), (b), (f) or (g), an Amortization Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, any of the Indenture Trustee, the Credit
Enhancer or, with the consent of the Credit Enhancer, Securityholders evidencing not less than 51% of the Security Balance of each of the Term Notes and the Certificates, by written notice to the Seller, the Master Servicer, the Depositor and the Owner Trustee (and to the Indenture Trustee, if given by the Credit Enhancer or the Securityholders), declare that an Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses (c), (d), (e) or (h), an Amortization Event will be deemed to have occurred without any notice or other action on the part of the Indenture
Trustee, the Noteholders or the Credit Enhancer immediately upon the occurrence of such event; provided, that any Amortization Event may be waived and deemed of no effect with the written consent of the Credit Enhancer and each Rating
Agency, subject to the satisfaction of any conditions to such waiver.

               Appraised Value: As to any Mortgaged  Property,  the value of the related  Mortgaged  Property  determined by the appraisal,  sales price for such
Mortgaged  Property or  alternative  valuation  method,  including a statistical valuation or the Stated Value, used in the origination of such Home Equity Loan, which  may have been  obtained  at an  earlier  time but in no case more than 24 months  prior  to  origination;  provided  that if such  Home  Equity  Loan  was originated  simultaneously with or not more than 12 months after the origination of a mortgage  loan secured by a senior lien on the related  Mortgaged  Property
which  senior  lien  was   originated  in  a  purchase  or  cash-out   refinance
transaction,  the Appraised Value shall be the lesser of (i) the appraised value of such  Mortgaged  Property  based upon the  appraisal  made at the time of the origination of such senior  mortgage,  and (ii) the sales price of the Mortgaged
Property at such time of origination.

               Assignment  of  Mortgage:   With  respect  to  any  Mortgage,  an
assignment,  notice of transfer or equivalent  instrument,  in recordable  form,


                                       3

sufficient  under the laws of the  jurisdiction  in which the related  Mortgaged
Property is located to reflect the conveyance of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same jurisdiction.

               Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

               Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

               Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

               Bankruptcy  Loss:  With  respect  to  any  Home  Equity  Loan,  a
Deficient Valuation or a Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy
Loss hereunder so long as the Master Servicer has notified the Indenture Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Home Equity Loan and either (A) the related Home Equity Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Home Equity Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Home Equity Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

               Bankruptcy Loss Amount: With respect to the Group I Loans, as of any date of determination, the Bankruptcy Loss Amount shall equal $227,244 less the sum of any Liquidation Loss Amounts on the Group I Loans due to Bankruptcy
Losses up to such date of determination. With respect to the Group II Loans, as of any date of determination, the Bankruptcy Loss Amount shall equal $100,000 less the sum of any Liquidation Loss Amounts on the Group II Loans due to Bankruptcy Losses up to such date of determination.

               Basic Documents: The Trust Agreement, the Indenture, the Purchase
Agreement, the Insurance Agreement, the Group I Policy, the Group II Policy, the
Servicing Agreement, the Custodial Agreement and the other documents and certificates delivered in connection with any of the above.

               Beneficial Owner: With respect to any Term Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository
(directly  as a  Depository  Participant  or  indirectly  through  a  Depository
Participant, in accordance with the rules of such Depository).

               Billing Cycle: With respect to any Home Equity Loan and Due Date, the calendar month preceding such Due Date.

                                       4

               Book-Entry Custodian: The custodian appointed pursuant to Section
4.06 of the Indenture.

               Book-Entry Notes: Beneficial interests in the Notes, ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

               Business  Day:  Any day other than (i) a Saturday  or a Sunday or
(ii) a day on which banking institutions in the States of New York, California, Minnesota, Illinois or Delaware are required or authorized by law to be closed.

               Calendar Quarter: A Calendar Quarter shall consist of one of the following time periods in any given year: January 1 through March 31, April 1 through June 30, July 1 through September 30, and October 1 through December 31.

               Capped Funding Note: Any Capped Funding Note issued in connection with an exchange pursuant to Section 4.01(c) or 4.01(d) of the Indenture.

               Cash Liquidation: As to any defaulted Home Equity Loan other than a Home Equity Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation
Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Home Equity Loan.

               Certificate Distribution Account: The account or accounts created and maintained by the Certificate Paying Agent pursuant to Section 3.10(c) of the Trust Agreement. The Certificate Paying Agent will make all distributions on the Certificates from money on deposit in the Certificate Distribution Account.

               Certificate Distribution Amount: For any Payment Date, the amount remaining in the Payment Account following distributions pursuant to clauses (i) through (xi) of Section 3.05(a)(I) of the Indenture and following distributions pursuant to clauses (i) through (x) of Section 3.05(a)(II) of the Indenture.

               Certificate of Trust: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

          Certificate Paying Agent: The meaning specified in Section 3.10 of the
     Trust Agreement.

               Certificate  Percentage  Interest:  With  respect to any  Payment
Date, the Certificate Percentage Interest as stated on the face of such Certificate, which percentage may be recalculated in accordance with Section
3.12 of the Trust Agreement.

               Certificate Principal Balance: As of any Payment Date, with respect to any Group II Certificate, an amount equal to the then applicable
Certificate  Percentage Interest of such Certificate  multiplied by the Group II
Overcollateralization  Amount.  As of any Payment Date with respect to any Class


                                       5

SB-I  Certificate,  $289.49 as reduced by payments  deemed made on prior Payment
Dates in reduction of the Class  Principal  Balance of the Class SB-PO REMIC III
Regular  Interest  pursuant to the  provisions  of Section  5.02(g) of the Trust
Agreement. As of any Payment Date with respect to any Class R Certificate, $0.

               Certificate Rate: With respect to the Class SB-I Certificates or the REMIC III Regular Interest SB-IO and any Payment Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (i) through (iv) below, and the denominator of which is the aggregate principal balance of the REMIC II
Regular Interests relating to Loan Group I. For purposes of calculating the Certificate Rate for the Class SB-I Certificates, the numerator is equal to the sum of the following components:

               (i) the REMIC II  Remittance  Rate for REMIC II Regular  Interest
               LT1 minus the Loan Group I SB-IO Marker Rate, applied to a notional amount equal to the Class Principal Balance of the REMIC
               II Regular Interest LT1;

               (ii)  the  REMIC II  Remittance  Rate  for the  REMIC II  Regular
               Interest LT2 minus the Loan Group I SB-IO Marker Rate, applied to a notional amount equal to the Class Principal Balance of REMIC
               II Regular Interest LT2; and

               (iii)  the  REMIC II  Remittance  Rate for the  REMIC II  Regular
               Interest LT4 minus twice the Loan Group I SB-IO Marker Rate, applied to a notional amount equal to the Class Principal Balance of REMIC II Regular Interest LT4.

               Certificate Register:  The register maintained by the Certificate
Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

          Certificate Registrar: Initially, the Indenture Trustee, in its capacity as Certificate Registrar.

               Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register except that, any Certificate registered in the name of the Issuer, the Owner Trustee or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Certificateholder or a holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

          Certificates: The Group I Certificates and the Group II Certificates.

          Class: Collectively, all of the Notes or Certificates bearing the same designation.

                                       6

               Class A-I-IO Notes: The Class A-I-IO Home Equity Loan-Backed Term
Notes, Series 2003-HS1, in substantially the form set forth in Exhibit A-1 to the Indenture.

               Class A-I-IO  Notional  Amount:  With respect to the Class A-I-IO
Notes  and any  Payment  Date,  the  lesser of (a) the  Class  A-I-IO  Scheduled
Notional Balance for such Payment Date and (b) the aggregate principal balance of the Group I Loans, as of the beginning of the related Collection Period.

               Class  A-I-IO  Scheduled  Notional  Balance:  With respect to any
Payment Date, the amount with respect to that Payment Date set forth on Schedule
I to the Indenture.

               Class A-I-1 Notes:  The Class A-I-1 Home Equity  Loan-Backed Term
Notes, Series 2003-HS1, in substantially the form set forth in Exhibit A-1 to the Indenture.

               Class A-I-2 Notes:  The Class A-I-2 Home Equity  Loan-Backed Term
Notes, Series 2003-HS1, in substantially the form set forth in Exhibit A-1 to the Indenture.

               Class A-I-3 Notes:  The Class A-I-3 Home Equity  Loan-Backed Term
Notes, Series 2003-HS1, in substantially the form set forth in Exhibit A-1 to the Indenture.

               Class A-I-4 Notes:  The Class A-I-4 Home Equity  Loan-Backed Term
Notes, Series 2003-HS1, in substantially the form set forth in Exhibit A-1 to the Indenture.

               Class A-I-5 Notes:  The Class A-I-5 Home Equity  Loan-Backed Term
Notes, Series 2003-HS1, in substantially the form set forth in Exhibit A-1 to the Indenture.

               Class A-I-6 Notes:  The Class A-I-6 Home Equity  Loan-Backed Term
Notes, Series 2003-HS1, in substantially the form set forth in Exhibit A-1 to the Indenture.

               Class A-I-6 Lockout Distribution Amount: For any Payment Date, the product of (i) the Class A-I-6 Lockout Percentage for such Payment Date and
(ii) the Class A-I-6 Pro Rata Distribution Amount for such Payment Date. In no event shall the Class A-I-6 Lockout Distribution Amount for a Payment Date exceed the sum of the Principal Collection Distribution Amount, any Group I
Overcollateralization  Increase  Amount and any  Liquidation  Loss  Distribution
Amount for the Class I Notes for that Payment Date.

               Class A-I-6 Lockout Percentage: For each Payment Date, the applicable percentage set forth below:



 --------------------------------------------------- --------------------
 PAYMENT DATES                                       LOCKOUT PERCENTAGE



 PAYMENT DATES
 --------------------------------------------------- --------------------
 --------------------------------------------------- --------------------
 April 2002 through and including March 2006                          0%
 --------------------------------------------------- --------------------
 --------------------------------------------------- --------------------
 April 2006 through and including March 2008                         45%
 --------------------------------------------------- --------------------
 --------------------------------------------------- --------------------
 April 2008 through and including March 2009                         80%
 --------------------------------------------------- --------------------
 --------------------------------------------------- --------------------
 April 2009 through and including March 2010                        100%
 --------------------------------------------------- --------------------
 --------------------------------------------------- --------------------
 April 2010 and thereafter                                          300%
 --------------------------------------------------- --------------------

                                       7


               Class A-I-6 Pro Rata Distribution Amount: For any Payment Date, an amount equal to the product of (x) a fraction, the numerator of which is the Security Balance of the Class A-I-6 Notes immediately prior to that Payment Date and the denominator of which is the aggregate Security Balance of the Class I
Notes, other than the Class A-I-IO Notes, immediately prior to that Payment Date and (y) the sum of the Principal Collection Distribution Amount, any Group I
Overcollateralization  Increase  Amount and any  Liquidation  Loss  Distribution
Amount for the Class I Notes for that Payment Date.

               Class A-II  Notes:  The Class A-II Home Equity  Loan-Backed  Term
Notes, Series 2003-HS1, in substantially the form set forth in Exhibit A-1 to the Indenture.

               Class I Notes:  The Class A-I-1 Notes, the Class A-I-2 Notes, the
Class A-I-3 Notes, the Class A-I-4 Notes, the Class A-I-5 Notes, the Class A-I-6
Notes and the Class A-I-IO Notes.

               Class LT Principal Reduction Amounts: For any Payment Date, the amounts by which the principal balances of the REMIC II Regular Interest LT1, REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 and REMIC II
Regular Interest LT4 respectively will be reduced on such Payment Date by the allocation of Liquidation Loss Amounts and the distribution of principal, determined as follows:

For purposes of the succeeding formulas the following symbols shall have the meanings set forth below:

        Y1     = the Class  Principal  Balance of the REMIC II Regular  Interest
               LT1 after the allocation of REMIC II Liquidation Loss Amounts and making of distributions on the prior Payment Date.

        Y2     = the Class  Principal  Balance of the REMIC II Regular  Interest
               LT2 after the allocation of REMIC II Liquidation Loss Amounts and making of distributions on the prior Payment Date.

        Y3     = the Class  Principal  Balance of the REMIC II Regular  Interest
               LT3 after the allocation of REMIC II Liquidation Loss Amounts and making of distributions on the prior Payment Date.

        Y4     = the Class  Principal  Balance of the REMIC II Regular  Interest
               LT4 after the allocation of REMIC II Liquidation Loss Amounts and making of distributions on the prior Payment Date (note: Y4 = Y3
               ).

        (DELTA)Y1 = the Class LT1 Principal Reduction Amount.

        (DELTA)Y2 = the Class LT2 Principal Reduction Amount.

        (DELTA)Y3 = the Class LT3 Principal Reduction Amount.

        (DELTA)Y4 = the Class LT4 Principal Reduction Amount.

                                       8

        P0     = the aggregate  principal  balance of REMIC II Regular  Interest
               LT1, REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4 after distributions and the allocation of Liquidation Loss Amounts on the prior Payment Date.

            = the aggregate principal balance of the Group I Loans after giving effect to principal payments distributed and Liquidation Loss
               Amounts allocated on the prior Payment Date.

        P1     = the  aggregate  principal  balance  of  the  REMIC  II  Regular
               Interest LT1,  REMIC II Regular  Interest  LT2,  REMIC II Regular
               Interest   LT3  and   REMIC  II   Regular   Interest   LT4  after
               distributions  and the allocation of Liquidation  Loss Amounts to be made on such Payment Date.

            = the aggregate principal balance of the Group I Loans after giving effect to principal payments distributed and Liquidation Loss
               Amounts allocated on such Payment Date.

        (DELTA)P = P0 - P1 = the  aggregate of the Class LT1,  Class LT2,  Class
               LT3 and Class LT4, Principal Reduction Amounts.

              =the sum of (I) the  aggregate  of the  Liquidation  Loss  Amounts attributable to Loan Group I for such Payment Date and allocated to principal by the definition of REMIC II Liquidation Loss
               Amounts, (II) the portion of Principal Collections for such Payment Date attributable to the Group I Loans and (III) the principal portion of amounts advanced for such Payment Date in respect of the Group I Loans.

        R0     = the Group I Net WAC Rate  (stated  as a  monthly  rate) for the
               Group I Loans after giving effect to amounts distributed and Liquidation Loss Amounts allocated on the prior Payment Date.

        R1     = the Group I Net WAC Rate  (stated  as a  monthly  rate) for the
               Group I Loans after giving effect to amounts to be distributed and Liquidation Loss Amounts to be allocated on such Payment
               Date.

     (alpha)= (Y2 + Y3)/P0. The initial value of (alpha) on the Closing Date for use on the first Payment Date shall be 0.0001.

        (gamma)0 = the interest accruing on the Class I Notes in respect of the Interest Period related to such Payment Date (without reduction by the interest portion of Liquidation Loss Amounts, Prepayment
               Interest  Shortfalls or Relief Act  Shortfalls  allocated to such
               Notes).

        (gamma)1 = the interest accruing on the Class I Notes in respect of the Interest Period related to the next succeeding Payment Date
               (without  reduction by the interest  portion of Liquidation  Loss
               Amounts, Prepayment Interest Shortfalls or Relief Act Shortfalls allocated to such Notes).

                                       9

Then, based on the foregoing definitions:

        (DELTA)Y1 =   (DELTA)P - (DELTA)Y2 - (DELTA)Y3 - (DELTA)Y4;

        (DELTA)Y2 =   ((alpha)/2){((gamma) 0R1 - (gamma)1R0)/R0R1};

        (DELTA)Y3 =   (alpha)(DELTA)P - (DELTA)Y2; and

        (DELTA)Y4 =   (DELTA)Y3

          if both (DELTA)Y2 and (DELTA)Y3, as so determined, are non-negative numbers. Otherwise:

        (1) If (DELTA)Y2, as so determined, is negative, then

        (DELTA)Y2 = 0;

        (DELTA)Y3 = {2(alpha)(DELTA)PY2R1R0 - (alpha)2P0((gamma)0R1 -
(gamma)1R0)}/{2(alpha)Y2R1R0 - (alpha)((gamma)0R1 - (gamma)1R0)};

        (DELTA)Y4 = (DELTA)Y3; and

        (DELTA)Y1 = (DELTA)P - (DELTA)Y2 - (DELTA)Y3 - (DELTA)Y4.

        (2) If (DELTA)Y3, as so determined, is negative, then

        (DELTA)Y3 = 0;

        (DELTA)Y2 = {(alpha)2P0((gamma)0R1 - (gamma)1R0)} -
               2(alpha)(DELTA)PY2R1R0}/(2(alpha)Y2R1R0- 2(alpha)(DELTA)PR1R0 +
               (alpha)((gamma)0R1 - (gamma)1R0)};

        (DELTA)Y4 = (DELTA)Y3; and

        (DELTA)Y1 = (DELTA)P - (DELTA)Y2 - (DELTA)Y3 - (DELTA)Y4.

               Class I-LTA REMIC I Regular Interest: A regular interest in REMIC
I that is held as an asset of REMIC II, that has an initial principal balance as set forth in the table in the definition of "REMIC I Regular Interests", that bears interest at the related REMIC I Remittance Rate as set forth in the table in the definition of "REMIC I Regular Interests", and that has such other terms as are described herein.

               Class  I-LTB1  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO1.

                                       10

               Class  I-LTB2  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO2.

               Class  I-LTB3  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO3.

               Class  I-LTB4  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO4.

               Class  I-LTB5  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO5.

               Class I-LTB6 REMIC I Regular Interest LTB6: A regular interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO6.

               Class  I-LTB7  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO7.

               Class  I-LTB8  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO8.

               Class  I-LTB9  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO9.

                                       11

               Class I-LTB10  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO10.

               Class I-LTB11  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO11.

               Class I-LTB12  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO12.

               Class I-LTB13  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO13.

               Class I-LTB14  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO14.

               Class I LTB15  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO15.

               Class I-LTB16  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO16.

               Class I-LTB17  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO17.

                                       12

               Class I-LTB18  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO18.

               Class I-LTB19  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO19.

               Class I-LTB20  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO20.

               Class I-LTB21  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO21.

               Class I-LTB22  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO22.

               Class I-LTB23  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO23.

               Class I-LTB24  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO24.

               Class I-LTB25  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO25.

                                       13

               Class I-LTB26  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO26.

               Class I-LTB27  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO27.

               Class I-LTB28  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO28.

               Class I-LTB29  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO29.

               Class I-LTB30  REMIC I Regular  Interest:  A regular  interest in
REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Remittance Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO30.

          Class II Notes: The Class A-II Notes and the Variable Funding Notes.

               Class  Principal  Balance:  For each  Class  of  REMIC I  Regular
Interests,  the Initial Balance thereof (as set forth in the definition of REMIC
I Regular Interests) as reduced on each successive Payment Date first by Liquidation Loss Amounts allocated to the principal thereof by the definition of REMIC I Liquidation Loss Amounts and second by principal deemed distributed in respect thereof on such Payment Date pursuant to Section 5.01(e) of the Trust
Agreement. For each Class of REMIC II Regular Interests, the Initial Balance thereof (as set forth in the definition of REMIC II Regular Interests) as reduced on each successive Payment Date first by Liquidation Loss Amounts allocated to the principal thereof by the definition of REMIC II Liquidation
Loss Amounts and second by principal deemed distributed in respect thereof on such Payment Date pursuant to Section 5.01(f) of the Trust Agreement. For the
REMIC III Regular Interest SB-PO, the Initial Balance thereof (as set forth in the definition of REMIC III Regular Interests) as reduced on each successive
Payment Date first by Liquidation Loss Amounts allocated to the principal thereof by the definition of REMIC III Liquidation Loss Amounts and second by principal deemed distributed in respect thereof on such Payment Date pursuant to


                                       14

Section  5.01(g) of the Trust  Agreement.  For each  Class of REMIC III  Regular
Interests, the Class Principal Balance of the related Class of Notes or for the Class SB-I Certificates, the Certificate Principal Balance. For each Class of
Notes,  the  initial  Security  Balance  thereof as  reduced on each  successive
Payment Date by principal distributed in respect thereof on such Payment Date pursuant to Section 3.05 of the Indenture.

               Class R Certificates:  The Class R-I Certificates, the Class R-II
Certificates and the Class R-III Certificates, each as substantially in the form set forth in Exhibit I to the Trust Agreement.

          Class SB Certificates: The Class SB-I Certificates and the Class SB-II
     Certificates.

               Class SB-I  Certificates:  The Class SB-I Home Equity Loan-Backed
Certificates, Series 2003-HS1, substantially in the form of Exhibit A to the Trust Agreement.

               Class SB-II Certificates: The Class SB-II Home Equity Loan-Backed
Certificates, Series 2003-HS1, substantially in the form of Exhibit A to the Trust Agreement.

               Class SB-I Distribution Amount: On any Payment Date, the sum of the amounts deemed distributed in respect of the REMIC III Regular Interests
SB-IO and SB-PO pursuant to Sections 5.01(f) and (g) of the Trust Agreement reduced by the amounts required to be paid pursuant to clauses (vii) through
(xi) of Section 3.05(a)(I) of the Indenture.

               Closing Date:  March 27, 2003.

          Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          Collateral: The meaning specified in the Granting Clause of the Indenture.

          Collection  Period:  With  respect  to any  Home  Equity  Loan and any
     Payment Date, the calendar month preceding any such Payment Date.

               Combined Loan-to-Value Ratio: With respect to any HELOC and any date, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the Credit Limit and (ii) the outstanding principal balance as of the date of the origination of such HELOC (or any subsequent date as of which such outstanding principal balance may be determined in connection with an increase or decrease in the Credit Limit, to reduce the amount of primary insurance for such HELOC or to approve a subordinate lien) and of all other mortgage loans, if any, that are secured by liens on the Mortgaged Property that are senior or subordinate to the Mortgage and the denominator of which is the Appraised Value of the related Mortgaged Property. With respect to any HEL and any date, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the initial principal balance of such HEL and (ii) the outstanding principal balance as of the date of origination of such HEL, and of all other mortgage loans, if any, that are secured by liens on the Mortgaged Property that are senior or subordinate to the Mortgage and the denominator of which is the Appraised Value of the related Mortgaged Property.

               Commission:  The Securities and Exchange Commission.

                                       15

               Corporate  Trust Office:  With respect to the Indenture  Trustee,
Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Indenture Trustee and Note Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 4 New York
Plaza,  6th Floor,  New York,  New York 10004,  Attention:  Institutional  Trust
Services/Structured Finance. For purposes of Section 4.15 of the Indenture, however, such term shall mean the Indenture Trustee's agent, Chase Manhattan
Trust Company, National Association,  located at 1650 Market Street, Suite 5210,
Philadelphia, Pennsylvania 19103, or such other office as the Indenture Trustee shall designate. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at Rodney Square North, 1100 North Market
Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

               Credit Enhancer: FGIC, or any successor thereto.

               Credit Enhancer Default: If the Credit Enhancer fails to make a payment required under the Group I Policy or the Group II Policy in accordance with its terms.

               Credit Enhancer Premium Rate: The rate equal to 0.14% per annum, in the case of the Group I Policy, and 0.14% per annum, in the case of the Group
II Policy.

               Credit Limit: With respect to any HELOC, the maximum Loan Balance permitted under the terms of the related Loan Agreement.

          Credit Limit  Increase:  As defined in Section  3.01 of the  Servicing
     Agreement.

               Credit Score: With respect to any Home Equity Loan, the numerical designation obtained from credit reports provided by any credit reporting organization used to assess a borrower's credit-worthiness and the relative degree of risk a borrower represents to a lender, as determined in accordance with the applicable underwriting criteria.

               Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in full.

               Custodial Account: The account or accounts created and maintained by the Master Servicer pursuant to Section 3.02(b) of the Servicing Agreement, in which the Master Servicer shall deposit or cause to be deposited certain amounts in respect of the Home Equity Loans.

               Custodial Agreement: Any Custodial Agreement among the Custodian, the Indenture Trustee, the Issuer and the Master Servicer relating to the custody of the Home Equity Loans and the Related Documents.

          Custodian: Wells Fargo Bank Minnesota, N.A., and its successors and assigns.

               Cut-off Date:  March 1, 2003.

                                       16

               Cut-off Date Loan Balance: With respect to any Home Equity Loan, the unpaid principal balance thereof as of the close of business on the last day of the Billing Cycle immediately prior to the Cut-off Date.

               Debt Service Reduction: With respect to any Home Equity Loan, a reduction in the scheduled payment for such Home Equity Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code that becomes final and non-appealable, except such a reduction constituting a Deficient
Valuation or any reduction that results in a permanent forgiveness of principal.

               Default: Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

               Deficient Valuation: With respect to any Home Equity Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Home Equity Loan and any senior lien on the Mortgaged Property, or any reduction in the amount of principal to be paid in connection with any scheduled payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code that becomes final and non-appealable.

          Definitive Notes: The meaning specified in Section 4.06 of the Indenture.

          Deleted Loan: A Home Equity Loan replaced or to be replaced with an Eligible Substitute Loan.

               Delinquent: As used herein, a Home Equity Loan is considered to be: "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. Since the determination as to whether a Home Equity Loan falls into these categories is made as of the close of business on the last business day of each month, a Home Equity Loan with a payment due on September 1 that remained unpaid as of the close of business on September 30 would still be considered current as of September 30. If that payment remained unpaid as of the close of business on October 31, the Home Equity Loan would then be considered
30-59 days delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

     Depositor: Residential Funding Mortgage Securities II, Inc., a Delaware corporation, or its successor in interest.

               Depository or Depository Agency: The Depository Trust Company or a successor appointed by the Indenture Trustee with the approval of the Depositor. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

               Depository Participant: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                                       17

               Determination Date: With respect to any Payment Date, the 20th day of the month in which such Payment Date occurs or if such day is not a Business Day, the next succeeding Business Day.

               Disqualified   Organization:   Any  organization   defined  as  a
"disqualified  organization"  under Section  860E(e)(5) of the Code,  and if not otherwise  included,  any of the following:  (i) the United States, any State or political  subdivision  thereof,  any  possession of the United  States,  or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its  activities are subject to tax and,  except for Freddie  Mac, a majority of its board of  directors  is not selected by such governmental unit), (ii) a foreign government,  any international  organization, or any agency or instrumentality of any of the foregoing, (iii) any organization
(other than certain farmers' cooperatives  described in Section 521 of the Code)
which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated  business taxable income),  (iv)
rural electric and telephone  cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any "electing large  partnership," as defined in Section 775(a) of the Code and (vi) any other Person so designated by the Owner Trustee based upon an Opinion of Counsel  that the  holding of an  Ownership  Interest in a Class R
Certificate  by such Person may cause the Trust  Estate or any Person  having an
Ownership  Interest  in any  Class of Notes or  Certificates  (other  than  such
Person) to incur a liability  for any  federal  tax imposed  under the Code that would not otherwise be imposed but for the Transfer of an Ownership  Interest in a Class R Certificate  to such Person.  The terms "United  States",  "State" and
"international  organization"  shall have the meanings set forth in Section 7701 of the Code or successor provisions.

               Dissolution  Draw:  Following  an  Event of  Liquidation,  on the
Business Day following the date on which the proceeds of the sale or liquidation of the Trust Estate are to be distributed to the Securityholders, the amount, if any, by which the aggregate amount available for distribution to Class I
Noteholders or Class A-II Noteholders is less than the sum of (1) an amount equal to all accrued and unpaid interest on the Class I Notes or the Class A-II
Notes,  as  applicable,  through such Payment Date and (2) 100% of the aggregate
Security Balance of the Class I Notes or the Class A-II Notes, as applicable, outstanding immediately prior to such Payment Date.

               Dissolution Payment Date: Following an Event of Liquidation,  the
Business Day  following  the date on which the proceeds of the sale of the Trust
Estate are paid to Securityholders.

               Draw:  With  respect to any HELOC,  a  borrowing  by the  related
Mortgagor under the related Loan Agreement.

               Draw Period: With respect to each HELOC, the period consisting of either the first five, ten or fifteen years after the date of origination of such HELOC, during which the related Mortgagor is permitted to make Draws.

               Due Date: With respect to any Home Equity Loan, the day of the month the Minimum Monthly Payment or fixed monthly payment is due as set forth in the related Mortgage Note.

                                       18

               Eligible Account: An account that is any of the following: (i) maintained with a depository institution the short-term debt obligations of which have been rated by each Rating Agency in its highest rating category available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating
Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and each Rating Agency) the Indenture Trustee have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained at the corporate trust department of the Indenture Trustee or (B) an account or accounts maintained at the corporate trust department of the Indenture Trustee, as long as its short term debt obligations are rated P-1 by Moody's and A-1 by Standard & Poor's (or the equivalent) or better by each Rating Agency and its long term debt obligations are rated A by Standard & Poor's (or the equivalent) or better by each Rating Agency, or (iv) in the case of the Custodial Account and the Payment
Account, a trust account or accounts maintained in the corporate trust division of the Indenture Trustee, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Payment Account will not reduce the rating assigned to any of the Securities by such Rating Agency (if determined without regard to the related Policy) below the lower of the then-current rating or the rating assigned to such Securities
(if determined without regard to the related Policy) as of the Closing Date by such Rating Agency).

               Eligible  Substitute  Loan: A Home Equity Loan substituted by the
Seller for a Deleted Loan which must, on the date of such substitution, as confirmed in an Officer's Certificate delivered to the Indenture Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Home Equity Loan for a Deleted Home Equity Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited by the Seller in the Custodial Account in the month of substitution); (ii) comply with each representation and warranty set forth in
Section  3.1(b) of the  Purchase  Agreement  (other than clauses  (xiv),  (xvi),
(xvii), (xviii), (xxvi), (xxvii),  (xxviii) and (xxxi) thereof), if such Deleted
Loan is a Group I Loan, or Section 3.1(c) (other than clauses (xiii), (xxiv)(B),
(xxv)(B), (xxvi), (xxvii), (xxxiv) and (xxxvi) thereof), if such Deleted Loan is a Group II Loan, as of the date of substitution; (iii) have a Loan Rate, Net
Loan Rate and Gross Margin (if applicable) no lower than and not more than 1% per annum higher than the Loan Rate, Net Loan Rate and Gross Margin (if applicable), respectively, of the Deleted Loan as of the date of substitution;
(iv) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution; (v) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Loan and (vi) not be 30 days or more delinquent.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                                       19

               Event of Default: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) a default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days; or

               (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, and such default shall continue for a period of five days; or

               (iii) there occurs a default in the  observance or performance of any covenant or agreement  of the Issuer made in the  Indenture,  or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered  pursuant hereto or in connection herewith  proving to have been  incorrect in any material  respect as of the time when the same shall have been made which has a material adverse effect on  Securityholders,  and such default  shall  continue or not be cured,  or the  circumstance  or  condition  in  respect  of which  such representation  or warranty was incorrect shall not have been eliminated or otherwise  cured, for a period of 30 days after there shall have been given,  by registered or certified  mail, to the Issuer by the Indenture
        Trustee or to the Issuer and the Indenture  Trustee by the Holders of at
        least 25% of the outstanding Security Balance of the Notes or the Credit
        Enhancer,   a  written  notice  specifying  such  default  or  incorrect representation  or warranty and  requiring it to be remedied and stating that such notice is a notice of default hereunder; or

               (iv) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

               (v) there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

               Event of Liquidation: Following the occurrence of an Event of Default under the Indenture, the determination by the Indenture Trustee, as


                                       20

evidenced by a written notice provided to the Owner Trustee, the Depositor and the Credit Enhancer, that all conditions precedent to the sale or liquidation of the Trust Estate pursuant to Section 5.04 of the Indenture have been satisfied.

               Event of  Servicer  Termination:  With  respect to the  Servicing
Agreement,  a  Servicing  Default as defined  in Section  7.01 of the  Servicing
Agreement.

               Excess  Loss  Amount:  With  respect to the Group I Loans and any
Payment Date,  the sum of (i) the excess,  if any, of the aggregate  Liquidation
Loss Amounts on the Group I Loans (other than as described in clauses (ii)-(v) hereof) for the related Collection Period and all preceding Collection Periods
(other than as described in clauses (ii)-(v) hereof) over the amount equal to 11.25% of the Cut-off Date Loan Balance of the Group I Loans, (ii) any Special
Hazard Losses on the Group I Loans in excess of the Special Hazard Amount with respect to the Group I Loans, (iii) any Fraud Losses on the Group I Loans in excess of the Fraud Loss Amount with respect to the Group I Loans, (iv) any Bankruptcy Losses on the Group I Loans in excess of the Bankruptcy Loss Amount with respect to the Group I Loans, and (v) any losses on the Group I Loans caused by or resulting from an Extraordinary Event.

               With respect to the Group II Loans and any Payment Date, the sum of (i) the excess, if any, of the aggregate Liquidation Loss Amounts on the Group II Loans (other than as described in clauses (ii)-(v) hereof) for the related Collection Period and all preceding Collection Periods (other than as described in clauses (ii)-(v) hereof) over the amount equal to 11.25% of the Cut-off Date Loan Balance of the Group I Loans, (ii) any Special Hazard Losses on the Group II Loans in excess of the Special Hazard Amount with respect to the Group II Loans, (iii) any Fraud Losses on the Group II Loans in excess of the
Fraud Loss Amount with respect to the Group II Loans, (iv) any Bankruptcy Losses on the Group II Loans in excess of the Bankruptcy Loss Amount with respect to the Group II Loans, and (v) any losses on the Group II Loans caused by or resulting from an Extraordinary Event.

               Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               Excluded Amount: For any Payment Date on or after the occurrence of an Amortization Event, the portion of the balance with respect to each HELOC attributable to all Draws not transferred to the Trust, and the portion of the Principal Collections (other than Net Liquidation Proceeds to the extent that the Excluded Amount of Liquidation Proceeds is not included in Net Liquidation
Proceeds) and Interest Collections thereon for each Collection Period allocated to such Excluded Amount based on a pro rata allocation between the related
Excluded Amount and the Loan Balance in proportion to the respective amounts outstanding as of the end of the calendar month preceding such Collection
Period.

     Expenses: The meaning specified in Section 7.02 of the Trust Agreement.

               Extraordinary Event: Any of the following conditions with respect to a Mortgaged Property or, in the case of clause (a), a Home Equity Loan, causing or resulting in a loss which causes the liquidation of the related Home
Equity Loan:

                                       21

               (a) losses that are of a type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.13 of the Servicing Agreement but are in excess of the coverage maintained thereunder;

               (b)  nuclear   reaction  or  nuclear   radiation  or  radioactive
        contamination,  all whether controlled or uncontrolled, and whether such loss be direct  or  indirect,  proximate  or remote or be in whole or in part caused by,  contributed  to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

               (c) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack:

                      1. by any  government  or sovereign  power,  de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

                      2. by military, naval or air forces; or

                      3. by an agent of any such government, power, authority or forces;

               (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

               (e) insurrection, rebellion, revolution, civil war, usurped power or action taken by  governmental  authority in  hindering,  combating or defending  against  such an  occurrence,  seizure or  destruction  under
        quarantine  or  customs  regulations,   confiscation  by  order  of  any
        government  or  public  authority;  or risks of  contraband  or  illegal transportation or trade.

               Fannie Mae: Fannie Mae,  formerly the Federal  National  Mortgage
        Association, or any successor thereto.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

               FGIC:  Financial Guaranty Insurance Company.

               Final Scheduled Payment Date: With respect to the Class I Notes, the Payment Date in February 2033 and with respect to the Class II Notes, the Payment Date in December 2032.

               Foreclosure  Profit:  With  respect to a  Liquidated  Home Equity
Loan, the amount, if any, by which (i) the aggregate of Liquidation Proceeds net of Liquidation Expenses exceeds (ii) the related Loan Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Home Equity Loan immediately prior to the final recovery of its Liquidation Proceeds.

               Fraud Loss Amount: With respect to the Group I Loans, as of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal
(X) prior to the first anniversary of the Cut-off Date an amount equal to 5.00% of the aggregate principal balance of the Group I Loans as of the date of determination minus the aggregate of any Liquidation Loss Amounts on the Group I
Loans due to Fraud Losses up to such date of determination; (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to the lesser of


                                       22

(1) 3.00% of the aggregate principal balance of the Group I Loans as of the date of determination and (2) the Fraud Loss Amount as of the first anniversary of the Cut-off Date minus the aggregate of any Liquidation Loss Amounts on the Group I Loans due to Fraud Losses since the first anniversary of the Cut-off
Date up to such date of determination; and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to the lesser of (1) 2.00% of the of the aggregate principal balance of the Group I Loans as of the date of determination and (2) the Fraud Loss Amount as of the second anniversary of the Cut-off Date minus the aggregate of any Liquidation Loss Amounts on the Group I
Loans due to Fraud Losses since the second anniversary of the Cut-off Date up to such date of determination.

               With  respect  to  the  Group  II  Loans,   as  of  any  date  of
determination  after the Cut-off  Date,  the Fraud Loss  Amount  shall equal (X)
prior to the first  anniversary  of the Cut-off Date an amount equal to 5.00% of the  aggregate  Credit Limits of the Group II Loans as of the Cut-off Date minus the aggregate of any Liquidation Loss Amounts on the Group II Loans due to Fraud
Losses  up to such  date of  determination;  (Y)  from the  first to the  second anniversary  of the Cut-off  Date,  an amount equal to (1) the lesser of (a) the
Fraud Loss  Amount  with  respect to the Group II Loans,  as of the most  recent anniversary  of the Cut-off  Date and (b) 3.00% of the  aggregate  of the Credit
Limits of the Group II Loans as of the most  recent  anniversary  of the Cut-off
Date minus (2) the  aggregate  of any  Liquidation  Loss Amounts on the Group II
Loans due to Fraud Losses since the most recent  anniversary of the Cut-off Date up to  such  date of  determination;  and  (Z)  from  the  second  to the  fifth anniversary  of the Cut-off  Date,  an amount equal to (1) the lesser of (a) the
Fraud Loss Amount as of the most recent  anniversary of the Cut-off Date and (b)
2.00% of the aggregate of the Credit Limits of the Group II Loans as of the most recent  anniversary  of  the  Cut-off  Date  minus  (2)  the  aggregate  of  any
Liquidation  Loss  Amounts on the Group II Loans due to Fraud  Losses  since the most recent anniversary of the Cut-off Date up to such date of determination.

               On and after the fifth anniversary of the Cut-off Date with respect to both Loan Groups, the Fraud Loss Amount shall be zero.

               Fraud Losses: Any Liquidation Loss Amount on any Home Equity Loan as to which there was fraud in the origination of such Home Equity Loan.

     Freddie  Mac:  Freddie  Mac,   formerly  the  Federal  Home  Loan  Mortgage
Corporation, or any successor thereto.

               Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to


                                       23

claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

               Gross Margin: With respect to any HELOC, the percentage set forth as the "Margin" for such HELOC on the Home Equity Loan Schedule.

               Group I Certificates:  The Class SB-I Certificates, the Class R-I
Certificates, Class R-II Certificates and the Class R-III Certificates.

               Group I Credit  Enhancement Draw Amount: An amount, if any, equal to (1) on any Payment Date other than the Dissolution  Payment Date or the Final
Scheduled Payment Date for the Class I Notes, the sum of (a) the amount by which accrued  interest  on the Class I Notes,  at the  applicable  Note Rates on such
Payment Date exceeds the amount on deposit in the Payment Account  available for interest  payments on the Class I Notes on such Payment Date  (exclusive  of any
Group I Net WAC Cap Shortfalls,  Prepayment  Interest  Shortfalls and any Relief
Act  Shortfalls),  (b) the  amount by which any  Liquidation  Loss  Distribution
Amount  with  respect to the Class I Notes  exceeds the sum of (x) the amount on
deposit  in  the  Payment  Account   available  for  payments  with  respect  to
Liquidation Loss Distribution  Amounts on the Class I Notes on such Payment Date and  (y)  the  Group  I  Overcollateralization  Amount  for  such  Payment  Date
(calculated without giving effect to any reductions relating to such Liquidation
Loss  Distribution  Amounts)  and (c) any Excess Loss Amount with respect to the
Class I Notes;  (2) with respect to the Dissolution  Payment Date, the amount of the Dissolution Draw relating to the Class I Notes payable to the Holders of the
Class I Notes following the sale, liquidation or other disposition of the assets of the Owner Trust Estate in connection with the liquidation of the Trust Estate as permitted  under the Indenture  following an Event of Default  thereunder and
(3) with respect to the Final Scheduled  Payment Date for the Class I Notes, the
amount by which the Security  Balances on the Class I Notes, and any accrued and unpaid  interest  thereon  (exclusive  of any  Group I Net  WAC Cap  Shortfalls,
Prepayment  Interest Shortfalls and any Relief Act Shortfalls) to the extent not previously  paid,  exceeds the  payments  otherwise  available to be made to the
Holders thereof on the Final Scheduled Payment Date.

               Group I Excess Spread:  With respect to any Payment Date and Loan
Group I and without  taking into  account  any Group I Credit  Enhancement  Draw
Amount for such Payment Date, the P&I  Collections on the Group I Loans for such
Payment Date remaining  after  application  of clauses (i), (ii),  (iv), (v) and
(vii) of Section 3.05(a)(I) of the Indenture.

               Group I Excess  Spread  Percentage:  With  respect to any Payment
Date and Loan Group I, the percentage equivalent of a fraction (A) the numerator of which is the product of (1) the Group I Excess Spread for such Payment Date and (2) 12, and (B) the denominator of which is the Pool Balance of Loan Group I as of the beginning of the related Collection Period, expressed as a percentage.

               Group I Loans:  The HELs in Loan Group I.

                                       24

               Group I Net WAC Cap  Shortfall:  With  respect  to each  Class of
Class I Notes, on any Payment Date an amount by which interest that would have accrued on such Notes at the applicable Note Rate during the related Interest
Period (without application of the Group I Net WAC Rate) exceeds interest accrued thereon at the Group I Net WAC Rate.

               Group I Net WAC Rate: With respect to any Payment Date, a per annum rate equal to the weighted average of the Net Loan Rates of the Group I
Loans applicable for the Collection  Period for such Payment Date occurs,  minus
(2) the Note Rate for the Class A-I-IO Notes for such Payment Date multiplied by a fraction, the numerator of which is (x) the Class A-I-IO Notional Amount immediately prior to such Payment Date, and the denominator of which is (y) the aggregate principal balance of the Group I Loans as of the first day of the month preceding the month in which such Payment Date occurs, but in all events such per annum rate shall not be less than 0.00% per annum. With respect to the Class A-I-1 Notes, the Group I Net WAC Rate is further adjusted by multiplying the Group I Net WAC Rate by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest
Period.

               Group I Overcollateralization Amount: With respect to the Class I
Notes, and any Payment Date, the amount by which the Pool Balance of the Group I
Loans after applying payments received in the related  Collection Period exceeds the aggregate  Security Balance of the Class I Notes on such Payment Date (after application of Principal  Collections  for such date and any payments in respect
to   Liquidation   Loss   Amounts).   On  each   Payment   Date,   the  Group  I
Overcollateralization Amount available to cover Liquidation Loss Amounts on such
Payment  Date,  if any,  shall be deemed to be reduced by an amount equal to any
Liquidation  Loss Amounts  (other than any Excess Loss Amounts) for such Payment
Date on the Group I Loans,  except to the  extent  that  such  Liquidation  Loss
Amounts  were covered on such  Payment  Date by P&I  Collections  on the Group I
Loans pursuant to Section 3.05(a)(I) of the Indenture, or P&I Collections on the
Group II Loans pursuant to Section 3.05(a)(II) of the Indenture.

               Group I Overcollateralization Floor: An amount equal to 0.50% of the aggregate principal balance of the Group I Loans as of the Cut-off Date, or $2,000,001.

               Group I Overcollateralization Increase Amount: With respect to the Class I Notes and (a) the first two Payment Dates, $0, and (b) any Payment
Date after the first two Payment Dates, an amount equal to the lesser of (i) P&I
Collections on the Group I Loans remaining after application of clauses (i) through (v) of Section 3.05(a)(I) of the Indenture and (ii) the excess, if any, of (x) the Group I Required Overcollateralization Amount for that Payment Date over (y) the Group I Overcollateralization Amount for that Payment Date.

               Group I Policy: The Financial  Guarantee  Insurance Policy number
03030004, dated as of March 27, 2003, issued by FGIC to the Indenture Trustee, with respect to the Class I Notes.

               Group I Required Overcollateralization Amount: With respect to any Payment Date prior to the Group I Stepdown Date, 1.50% of the Pool Balance of the Group I Loans as of the Cut-off Date. With respect to any Payment Date on or after the Group I Stepdown Date, the lesser of (a) the initial Group I
Required  Overcollateralization Amount and (b) 3.00% of the Pool Balance for the


                                       25

Group  I  Loans  after   application  of  Interest   Collections  and  Principal
Collections received during the related Collection Period, but not less than the
Group I Overcollateralization  Floor; provided, however, that if, on any Payment
Date after the Group I Stepdown  Date,  the Group I Rolling  Three Month  Excess
Spread Percentage is less than 2.00%, the Group I Required Overcollateralization
Amount shall remain fixed at its then current  level,  until the Payment Date on which the Group I Rolling Three Month Excess Spread  Percentage  again equals or exceeds 2.00%.

               The Group I Required Overcollateralization Amount may be reduced with the prior written consent of the Credit Enhancer and notice to the Rating
Agencies, but without the consent of the Holders of the Notes.

               Group I Rolling Three Month Excess Spread Percentage: With respect to any Payment Date and the Group I Loans, the arithmetic average of the Group I Excess Spread Percentages determined for such Payment Date and for each of the two preceding Payment Dates. For purposes of calculating the Group I
Excess Spread  Percentage  for the current  Payment  Date,  the Group I Required
Overcollateralization Amount shall be determined without regard to the proviso set forth in such definition.

               Group I  Stepdown  Date:  The  later of (a) the  Payment  Date in
October  2005 and (b) the Payment  Date on which the Pool Balance of the Group I
Loans after applying payments received in the related Collection Period is less than or equal to 50% of the Pool Balance of the Group I Loans as of the Cut-off
Date.

               Group I Step-up Date: With respect to the Group I Loans, the second Payment Date on which the aggregate Loan Balance of the Group I Loans
(after application of payments received during the related Collection Period) is less than 10% of the initial Pool Balance of the Group I Loans.

               Group II Certificates: The Class SB-II Certificates.

               Group II Credit Enhancement Draw Amount: An amount, if any, equal to (1) on any Payment Date other than the Insured Undercollateralization Payment
Date, the Dissolution  Payment Date or the Final Scheduled  Payment Date for the
Class II Notes, the sum of (a) the amount by which accrued interest on the Class
II Notes, at the applicable Note Rates on such Payment Date exceeds the amount on deposit in the Payment Account available for interest payments on the Class
II Notes on such Payment Date (exclusive of any Group II Net WAC Cap Shortfalls and any Relief Act Shortfalls), (b) the amount by which any Liquidation Loss
Distribution Amount with respect to the Class II Notes exceeds the sum of (x) the amount on deposit in the Payment Account available for payments with respect to Liquidation Loss Distribution Amounts on the Class II Notes on such Payment
Date and (y) the Group II  Overcollateralization  Amount for such  Payment  Date
(calculated without giving effect to any reductions relating to such Liquidation
Loss  Distribution  Amounts)  and (c) any Excess Loss Amount with respect to the
Class II Notes; (2) with respect to the Insured  Undercollateralization  Payment
Date, the amount, if any, by which the Security Balance of the Class II Notes exceeds the Pool Balance of the Group II Loans, as of the last day of the related Collection Period (after giving effect to the application of principal payments on such Insured Undercollateralization Payment Date); (3) with respect


                                       26

to the Dissolution Payment Date, the amount of the Dissolution Draw relating to the Class II Notes payable to the Holders of the Class II Notes following the sale, liquidation or other disposition of the assets of the Owner Trust Estate in connection with the liquidation of the Trust Estate as permitted under the Indenture following an Event of Default thereunder and (4) with respect to the Final Scheduled Payment Date for the Class II Notes, the amount by which the Security Balances on the Class II Notes, and any accrued and unpaid interest thereon (exclusive of any Group II Net WAC Cap Shortfalls and any Relief Act
Shortfalls) to the extent not previously paid, exceeds the payments otherwise available to be made to the Holders thereof on the Final Scheduled Payment Date.

               Group II Excess Spread: With respect to any Payment Date and Loan
Group II and without  taking into account any Group II Credit  Enhancement  Draw
Amount for such Payment Date, the P&I Collections on the Group II Loans for such
Payment Date remaining  after  application  of clauses (i), (ii),  (iv), (v) and
(vii) of Section 3.05(a)(II) of the Indenture.

               Group II Excess  Spread  Percentage:  With respect to any Payment
Date and Loan Group II, the percentage equivalent of a fraction (A) the numerator of which is the product of (1) the Group II Excess Spread for such Payment Date and (2) 12, and (B) the denominator of which is the Pool Balance of Loan Group II as of the beginning of the related Collection Period, expressed as a percentage.

               Group II Loans:  The HELOCs in Loan Group II.

               Group II Net WAC Cap Shortfall:  With respect to either the Class
A-II Notes or the Variable Funding Notes, on any Payment Date an amount by which interest that would have accrued on such Notes at the applicable Note Rate during the related Interest Period (without application of the Group II Net WAC
Rate) exceeds interest accrued thereon at the Group II Net WAC Rate.

               Group II Net WAC Rate: With respect to any Payment Date, a per annum rate equal to the weighted average of the Net Loan Rates of the Group II
Loans as of the beginning of the related Collection Period, adjusted by multiplying the Group II Net WAC Rate by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related
Interest Period.

               Group II Overcollateralization  Amount: With respect to the Class
II Notes,  and any  Payment  Date,  the amount by which the Pool  Balance of the
Group II Loans after applying payments received in the related Collection Period exceeds the  aggregate  Security  Balance of the Class II Notes on such  Payment
Date (in each case, after application of Net Principal  Collections or Principal
Collections,  as the case may be, for such date and  acquisition by the Trust of
Additional  Balances  on such  Payment  Date  and any  payments  in  respect  of
Liquidation   Loss   Amounts).    On   each   Payment   Date,   the   Group   II
Overcollateralization Amount available to cover Liquidation Loss Amounts on such
Payment  Date,  if any,  shall be deemed to be reduced by an amount equal to any


                                       27

Liquidation  Loss Amounts  (other than any Excess Loss Amounts) for such Payment
Date on the Group II Loans,  except to the  extent  that such  Liquidation  Loss
Amounts were covered on such  Payment  Date by P&I  Collections  on the Group II
Loans pursuant to Section 3.05(a)(II) of the Indenture, or P&I Collections on the Group I Loans pursuant to Section 3.05(a)(I) of the Indenture.

               Group II Overcollateralization Floor: An amount equal to 0.50% of the aggregate principal balances of the Group II Loans as of the Cut-off Date, or $950,001.

               Group II Overcollateralization Increase Amount: With respect to any Payment Date and the Class II Notes, an amount equal to the lesser of (i)
P&I Collections on the Group II Loans remaining after application of clauses (i) through (v) of Section 3.05(a)(II) of the Indenture and (ii) the excess, if any, of (x) the Group II Required Overcollateralization Amount for that Payment Date over (y) the Group II Overcollateralization Amount for that Payment Date.

               Group II Policy: The Financial  Guarantee Insurance Policy number
03030005, dated as of March 27, 2003, issued by FGIC to the Indenture Trustee, with respect to the Class II Notes.

               Group II Required  Overcollateralization  Amount: With respect to any Payment Date prior to the Group II Stepdown Date,  1.00% of the Pool Balance
of the Group II Loans as of the Cut-off  Date.  With respect to any Payment Date on or after the Group II Stepdown  Date,  the lesser of (a) the initial Group II
Required  Overcollateralization Amount and (b) 2.00% of the Pool Balance for the
Group  II  Loans  after  application  of  Interest   Collections  and  Principal
Collections  received during the related Collection Period but not less than the
Group II Overcollateralization  Floor; provided, however, that if on any Payment
Date after the Group II Stepdown  Date,  the Group II Rolling Three Month Excess
Spread    Percentage    is   less   than   2.25%,    the   Group   II   Required
Overcollateralization Amount shall remain fixed at its then current level, until the  Payment  Date on which the  Group II  Rolling  Three  Month  Excess  Spread
Percentage again equals or exceeds 2.25%.
               The Group II Required Overcollateralization Amount may be reduced with the prior written  consent of the Credit  Enhancer and notice to the Rating
Agencies, but without the consent of the Holders of the Notes.

               Group II Rolling Three Month Excess Spread Percentage: With respect to any Payment Date and the Group II Loans, the arithmetic average of the Group II Excess Spread Percentages determined for such Payment Date and for each of the two preceding Payment Dates. For purposes of calculating the Group
II Excess Spread  Percentage for the current Payment Date, the Group II Required
Overcollateralization Amount shall be determined without regard to the proviso set forth in such definition.

               Group II  Stepdown  Date:  The later of (a) the  Payment  Date in
March 2005 and (b) the  Payment  Date on which the Pool  Balance of the Group II
Loans after applying payments received in the related Collection Period is less than 50% of the Pool Balance of the Group II Loans as of the Cut-off Date.

               HEL: Each closed-end, fixed rate home equity mortgage loan, together with the Related Documents, included in the Trust Estate.

                                       28

               HELOC: Each adjustable-rate, home equity revolving line of credit
loan,  including  Additional  Balances,   if  any,  together  with  the  Related
Documents, included in the Trust Estate.

               Holder:  Any of the Noteholders or Certificateholders.

               Home Equity Loans:  Collectively, the HELs and HELOCs.

               Home Equity Loan  Schedule:  The initial  schedule of Home Equity
Loans as of the Cut-off Date set forth in Exhibit A of the Servicing Agreement, which schedule sets forth as to each Home Equity Loan (as applicable) (i) the Cut-off Date Loan Balance ("Principal Bal"), (ii) the Credit Limit, (iii) the
Gross Margin ("Margin"), (iv) the Maximum Rate ("Ceiling"), if any, (v) the lien position of the related Mortgaged Property, (vi) the Depositor's Home Equity
Loan identifying number, (vii) the Subservicer's Home Equity Loan identifying number (viii) the city, state and zip code of the Mortgaged Property, (ix) a code indicating whether the Mortgaged Property is owner-occupied, (x) the type of residential dwelling constituting the Mortgaged Property, (xi) the original number of months to maturity, (xii) the remaining number of months to maturity from the Cut-off Date, (xiii) as to any first lien Home Equity Loan, the Loan-to-Value Ratio at origination and as to any second lien Home Equity Loan, the Combined Loan-to-Value Ratio at origination of such second lien Home Equity
Loan, (xiv) the Loan Rate in effect as of the Cut-off Date, (xv) the stated maturity date, (xvi) the prior encumbrance principal balance (denoted as "Senior
Lien" on the Home  Equity  Loan  Schedule),  if any,  (xvii) the  Credit  Score,
(xviii) the Mortgagor's debt-to-income ratio, (xix) a code indicating the product type, (xx) a code indicating the purpose of the Home Equity Loan, (xxi) the Mortgage Note date, (xxii) the teaser expiration date, and (xxiii) the Appraised Value.

     Indemnified  Party:  The  meaning  specified  in Section  7.02 of the Trust
Agreement.

     Indenture: The indenture, dated as of the Closing Date, between the Issuer, as debtor, and the Indenture Trustee, as indenture trustee.

     Indenture Trustee: JPMorgan Chase Bank, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

               Independent: When used with respect to any specified Person, the Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the Depositor and any Affiliate of any of the foregoing Persons,
(ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

               Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order


                                       29

and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

               Index: With respect to any HELOC, the prime rate from time to time for the adjustment of the Loan Rate set forth as such on the related Loan
Agreement.

               Initial Certificates:  The Home Equity Loan-Backed  Certificates,
Series  2003-HS1,   issued  on  the  Closing  Date,  each  evidencing  undivided beneficial interests in the Issuer and executed by the Owner Trustee.

               Initial Class A-I-1 Security Balance:  $171,000,000.

               Initial Class A-I-2 Security Balance:  $39,000,000.

               Initial Class A-I-3 Security Balance:  $82,000,000.

               Initial Class A-I-4 Security Balance:  $48,000,000.

               Initial Class A-I-5 Security Balance:  $20,000,000.

               Initial Class A-I-6 Security Balance:  $40,000,000.

               Initial Class A-I-IO Security Balance:  $0.

               Initial Class A-II Security Balance:  $192,375,000.

               Initial   Security   Balance:   With   respect  to  the   Initial
Certificates,  $0.00,  the Term  Notes,  as listed  above for each Class and the
Variable Funding Notes, $0.00.

               Insolvency Event: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (as to which the Indenture Trustee shall have notice) of its inability to pay its debts generally, or the adoption by the Board of Directors or managing member of such Person of a resolution which authorizes action by such Person in furtherance of any of the foregoing.

                                       30

               Insurance Agreement: The Insurance and Indemnity Agreement, dated as of the Closing Date, among the Master Servicer, the Seller, the Depositor, the Issuer, the Indenture Trustee and the Credit Enhancer, including any amendments and supplements thereto.

               Insurance Proceeds: Proceeds paid by any insurer (other than the Credit Enhancer) pursuant to any insurance policy covering a Home Equity Loan which are required to be remitted to the Master Servicer, or amounts required to be paid by the Master Servicer pursuant to the next to last sentence of Section
3.04(a) of the Servicing Agreement, net of any component thereof (i) covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Home Equity Loan.

               Insured Undercollateralization Payment Date: The earliest of (i) the ninth Payment Date or (ii) the Payment Date immediately following the purchase of the Group II Loans or Class II Notes by the Master Servicer pursuant to Section 8.08 of the Servicing Agreement .

               Interest Collections: With respect to any Payment Date and the Group I Loans, the sum of all payments by or on behalf of Mortgagors and any other amounts constituting interest (including without limitation such portion of Insurance Proceeds, Net Liquidation Proceeds and Repurchase Prices as is allocable to interest on the applicable Group I Loan) as is paid by the Seller or the Master Servicer or is collected by the Master Servicer under the Group I
Loans, reduced by the Servicing Fees with respect to the Group I Loans for the related Collection Period, by any fees (including annual fees) or late charges or similar administrative fees paid by Mortgagors during the related Collection
Period  with  respect  to the  Group I  Loans.  The  terms of the  related  Loan
Agreement shall determine the portion of each payment in respect of such Group I
Loan that constitutes principal or interest.

               With respect to any Payment Date and the Group II Loans, the sum of all payments by or on behalf of Mortgagors and any other amounts constituting interest (including without limitation such portion of Insurance Proceeds, Net
Liquidation Proceeds and Repurchase Prices as is allocable to interest on the applicable Group II Loan) as is paid by the Seller or the Master Servicer or is collected by the Master Servicer under the Group II Loans (exclusive of the pro rata portion thereof attributable to any Excluded Amounts not conveyed to the Trust following an Amortization Event), reduced by the Servicing Fees for the related Collection Period and by any fees (including annual fees) or late charges or similar administrative fees paid by Mortgagors during the related
Collection  Period with respect to the Group II Loans.  The terms of the related
Loan Agreement shall determine the portion of each payment in respect of such Group II Loan that constitutes principal or interest.

               Interest  Distribution  Amount:  With  respect  to any  Class  or
Classes of Class I Notes or Class II Notes, and any Payment Date, an amount equal to interest accrued during the related Interest Period on those Classes of Notes on their respective Security Balance or Notional Amount immediately prior to that Payment Date, at the related Note Rate, or Note Rates, minus the amount of any Relief Act Shortfalls on the Home Equity Loans in the related Loan Group


                                       31

during the related Collection Period allocated to those Classes, and minus, in the case of the Class I Notes, any Prepayment Interest Shortfalls on the Group I
Loans during the related Collection Period allocated to such Classes.

               Interest Period: With respect to the Class I Notes (other than the Class A-I-1 Notes) and any Payment Date, the calendar month preceding the month in which such Payment Date occurs. The Interest Period for the Class A-I-1
Notes and the Class A-II Notes shall be, with respect to any Payment Date other than the first Payment Date, the period beginning on the preceding Payment Date and ending on the day preceding such Payment Date, and in the case of the first
Payment Date, the period beginning on the Closing Date and ending on the day preceding the first Payment Date.

               Interest Rate Adjustment Date: With respect to each HELOC, the date or dates on which the Loan Rate is adjusted in accordance with the related
Loan Agreement.

     Interim Certification: The meaning specified in Section 2.1(c) of the Purchase Agreement.

     Issuer or Trust: The Home Equity Loan Trust 2003-HS1, a Delaware statutory trust, or its successor in interest.

     Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

               LIBOR:  For any  Interest  Period  other than the first  Interest
Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period. With respect to the first Interest Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London, England time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for


                                       32

displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee after consultation with the Master Servicer and the Credit
Enhancer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Payment Date.

               LIBOR Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

               Lien:   Any  mortgage,   deed  of  trust,   pledge,   conveyance,
hypothecation, assignment, participation, deposit arrangement, encumbrance, lien
(statutory or other),  preference,  priority right or interest or other security agreement  or  preferential  arrangement  of  any  kind  or  nature  whatsoever, including,  without  limitation,  any conditional  sale or other title retention agreement,  any financing lease having substantially the same economic effect as any of the  foregoing and the filing of any  financing  statement  under the UCC
(other than any such financing statement filed for informational  purposes only)
or  comparable  law of  any  jurisdiction  to  evidence  any  of the  foregoing;
provided, however, that any assignment pursuant to Section 6.02 of the Servicing
Agreement shall not be deemed to constitute a Lien.

               Liquidated Home Equity Loan: With respect to any Payment Date, any Home Equity Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified in the Servicing Agreement, as of the end of the related Collection Period that substantially all Liquidation Proceeds which it reasonably expects to recover, if any, with respect to the disposition of the related Home Equity Loan have been recovered.
The  Master  Servicer  will  treat  any  Group I Loan  that is 180  days or more
Delinquent as having been finally liquidated.

               Liquidation  Expenses:   Out-of-pocket   expenses  (exclusive  of
overhead)  which  are  incurred  by or on  behalf  of  the  Master  Servicer  in connection  with the liquidation of any Home Equity Loan and not recovered under any insurance policy,  such expenses including,  without limitation,  legal fees and expenses,  any unreimbursed amount expended (including,  without limitation, amounts  advanced to correct  defaults on any  mortgage  loan which is senior to such Home Equity Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Home Equity Loan) respecting the related Home Equity
Loan and any  related and  unreimbursed  expenditures  for real estate  property taxes or for property  restoration,  preservation or insurance  against casualty loss or damage.

               Liquidation Loss Amounts: With respect to any Payment Date and any Home Equity Loan that became a Liquidated Home Equity Loan during the related Collection Period, the unrecovered portion of the related Loan Balance thereof at the end of such Collection Period, after giving effect to the Net
Liquidation  Proceeds applied in reduction of the Loan Balance.  If a Bankruptcy
Loss has occurred with respect to any Home Equity Loan, the amount of the Bankruptcy Loss will be treated as a Liquidation Loss Amount.

               Liquidation Loss Distribution Amount: With respect to the Group I
Loans and any Payment Date,  the aggregate of (A) 100% of the  Liquidation  Loss
Amounts (other than any Excess Loss Amounts)  incurred with respect to the Group
I Loans during the related Collection Period, plus (B) any such Liquidation Loss
Amounts (other than any Excess Loss Amounts) remaining undistributed from any preceding Payment Date, provided that any Liquidation Loss Amount described in this clause (B) shall not be distributed to the extent that the Liquidation Loss
Amount was paid on the Class I Notes by means of a draw on the Group I Policy, from collections on the Home Equity Loans in the other Loan Group, or was reflected in the reduction of the Group I Overcollateralization Amount.

               With respect to the Group II Loans and any Payment Date, the aggregate of (A) 100% of the Liquidation Loss Amounts (other than any Excess
Loss  Amounts)  incurred  with  respect to the Group II Loans during the related
Collection  Period,  plus (B) any such  Liquidation Loss Amounts (other than any
Excess Loss Amounts) remaining undistributed from any preceding Payment Date, provided that any Liquidation Loss Amount described in this clause (B) shall not be distributed to the extent that the Liquidation Loss Amount was paid on the Class II Notes by means of a draw on the Group II Policy, from collections on the Home Equity Loans in the other Loan Group, or was reflected in the reduction of the Group II Overcollateralization Amount.

                                       33

               Liquidation Proceeds: Proceeds (including Insurance Proceeds but not including amounts drawn under the Group I Policy and Group II Policy) if any received in connection with the liquidation of any Home Equity Loan or related
REO, whether through trustee's sale, foreclosure sale or otherwise.

               Loan Agreement: With respect to any HEL, the promissory note, or, with respect to any HELOC, the credit line account agreement, executed by the related Mortgagor and any amendment or modification thereof.

               Loan Balance: With respect to any HEL, other than a HEL which has become a Liquidated Home Equity Loan, and as of any day, the related Cut-off
Date Loan Balance minus all collections credited as principal in respect of any such HEL in accordance with the related Loan Agreement and applied in reduction of the Loan Balance thereof. With respect to any HELOC, other than a HELOC which has become a Liquidated Home Equity Loan, and as of any day, the related Cut-off
Date Loan Balance, plus (i) any Additional Balances in respect of such HELOC conveyed to the Trust, minus (ii) all collections credited as principal in respect of any such HELOC in accordance with the related Loan Agreement (except for any such collections that are allocable to any Excluded Amount) and applied in reduction of the Loan Balance thereof. For purposes of this definition, a Liquidated Home Equity Loan shall be deemed to have a Loan Balance equal to the Loan Balance of the related HEL or HELOC immediately prior to the final recovery of substantially all related Liquidation Proceeds and a Loan Balance of zero thereafter.

               Loan Rate: With respect to any Home Equity Loan and any day, the per annum rate of interest applicable under the related Loan Agreement.

               Loan Group:  Loan Group I or Loan Group II.

               Loan  Group I:  The  HELs  identified  on the  Home  Equity  Loan
Schedule as being assigned to Loan Group I and which correspond with the Class I
Notes.

               Loan Group I SB-IO Marker Rate: Two times the weighted average of the REMIC II Remittance Rates for the Class LT2 REMIC II Regular Interest and the Class LT3 REMIC II Regular Interest weighted by their respective Class
Principal Balances.

               Loan Group II:  The HELOCs  identified  on the Home  Equity  Loan
Schedule as being assigned to Loan Group II and which  correspond with the Class
II Notes.

               Lost Note Affidavit: With respect to any Home Equity Loan as to which the original Loan Agreement has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller or the related Program Seller certifying that the original Loan Agreement has been lost, misplaced or destroyed (together with a copy of the related Loan Agreement).

               LT1 Principal Distribution Amount: For any Payment Date, the excess, if any, of the Class LT1 Principal Reduction Amount for such Payment
Date over the  principal  Liquidation  Loss  Amounts  allocated  to the REMIC II
Regular Interest LT1 on such Payment Date.

                                       34

               LT2 Principal Distribution Amount: For any Payment Date, the excess, if any, of the Class LT2 Principal Reduction Amount for such Payment
Date over the  principal  Liquidation  Loss  Amounts  allocated  to the REMIC II
Regular Interest LT2 on such Payment Date.

               LT3 Principal Distribution Amount: For any Payment Date, the excess, if any, of the Class LT3 Principal Reduction Amount for such Payment
Date over the  principal  Liquidation  Loss  Amounts  allocated  to the REMIC II
Regular Interest LT3 on such Payment Date.

               LT4 Principal Distribution Amount: For any Payment Date, the excess, if any, of the Class LT4 Principal Reduction Amount for such Payment
Date over the  principal  Liquidation  Loss  Amounts  allocated  to the REMIC II
Regular Interest LT4 on such Payment Date.

     Master Servicer: Residential Funding Corporation, a Delaware corporation, and its successors and assigns.

               Master Servicing Fee: With respect to any Home Equity Loan and any Collection Period, the product of (i) the Master Servicing Fee Rate divided by 12 and (ii) the related Loan Balance as of the first day of such Collection
Period.

     Master Servicing Fee Rate: With respect to any Home Equity Loan, 0.08% per annum.

               Maturity Date: With respect to each Class of Class I Notes of regular interest or Uncertificated Regular Interest issued by each of REMIC I, REMIC II and REMIC III, the latest possible maturity date, solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, by which the Security Balance of each such Class of Class I Notes representing a regular interest in the Trust Fund would be reduced to zero, which is, for each such regular interest other than the Class A-I-IO Notes, February 25, 2033, which is the second Payment Date following the latest maturity date of any Group I Loan, and which is for the Class A-I-IO Notes, September 25, 2005.

               Maximum Rate: With respect to each HELOC with respect to which the related Loan Agreement provides for a lifetime rate cap, the maximum Loan
Rate  permitted  over the  life of such  HELOC  under  the  terms  of such  Loan
Agreement, as set forth on the Home Equity Loan Schedule and initially as set forth on Exhibit A to the Servicing Agreement.

               Maximum Variable Funding Balance: The maximum Security Balance of the Variable Funding Notes, which shall be an amount equal to $53,445,181 or such greater amount as may be permitted pursuant to Section 9.01 of the Indenture.

     MERS:  Mortgage  Electronic   Registration  Systems,  Inc.,  a  corporation
organized and existing under the laws of the State of Delaware, or any successor thereto.

               MERS(R) System: The system of recording transfers of Mortgages electronically maintained by MERS.

     MIN: The Mortgage Identification Number for Home Equity Loans registered with MERS on the MERS(R)System.

                                       35

               Minimum Monthly Payment: With respect to any HELOC and any month, the minimum amount required to be paid by the related Mortgagor in such month.
With respect to any HEL and any month, the scheduled monthly payment due on the related Due Date.

               MOM Loan: With respect to any Home Equity Loan, MERS acting as the mortgagee of such Home Equity Loan, solely as nominee for the originator of such Home Equity Loan and its successors and assigns, at the origination thereof.

     Moody's: Moody's Investors Service, Inc. or its successor in interest.

               Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Home Equity Loan.

               Mortgage  File:  The  file   containing  the  Related   Documents
pertaining  to a  particular  Home  Equity  Loan  and any  additional  documents required to be added to the Mortgage File pursuant to the Purchase  Agreement or the Servicing Agreement.

               Mortgage Note: With respect to a Home Equity Loan, the mortgage note pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby and secured by a Mortgage on a related Mortgaged Property, as modified or amended.

               Mortgaged Property: The underlying property, including real property and improvements thereon, securing a Home Equity Loan.

               Mortgagor:  The obligor or obligors under a Loan Agreement.

               Net  Liquidation  Proceeds:  With respect to any Liquidated  Home
Equity Loan, Liquidation Proceeds (excluding any draws under the Group I Policy and Group II Policy) net of Liquidation Expenses (but not including the portion, if any, of such net amount that exceeds the Loan Balance of the Home Equity Loan at the end of the Collection Period immediately preceding the Collection Period in which such Home Equity Loan became a Liquidated Home Equity Loan, plus accrued and unpaid interest on such Loan Balance from the date last paid to the date of receipt of final Liquidation Proceeds).

               Net Loan Rate: With respect to any Home Equity Loan and any day, the related Loan Rate less: (1) 0.58% per annum and (2) the related Credit
Enhancer Premium Rate.

               Net Principal Collections: With respect to the Group II Loans and any Payment Date, the excess, if any, of Principal Collections for the related
Collection Period over the amount of Additional Balances created during the related Collection Period and conveyed to the Trust Estate.

     Non-United States Person: Any Person other than a United States Person.

     Note Owner: The Beneficial Owner of a Note.

     Note Rate: With respect to the Notes and any Interest Period, the following rates:

 (i) Class A-I-1 Notes: the least of (1) LIBOR plus 0.10%, (2) 8.00% per annum, and (3) the Group I Net WAC Rate;

               (ii)   Class  A-I-2  Notes:  the lesser of (i) 2.12% per annum or
                      (ii) the Group I Net WAC Rate;

               (iii)  Class  A-I-3  Notes:  the lesser of (i) 2.64% per annum or
                      (ii) the Group I Net WAC Rate;

               (iv) Class A-I-4 Notes: the lesser of (i) a fixed rate equal to 3.77% per annum (or, for any Interest Period commencing with the second Payment Date after the Group I Step-Up
                      Date, 4.27% per annum) or (ii) the Group I Net WAC Rate;

               (v) Class A-I-5 Notes: the lesser of (i) a fixed rate equal to 4.65% per annum (or, for any Interest Period commencing with the second Payment Date after the Group I Step-Up
                      Date, 5.15% per annum) or (ii) the Group I Net WAC Rate;

               (vi)   Class  A-I-6  Notes:  the lesser of (i) 3.83% per annum or
                      (ii) the Group I Net WAC Rate;

               (vii) Class A-I-IO Notes: (i) in the case of any Payment Date up to and including the September 2005 Payment Date, the lesser of (a) 5.50% per annum or (b) the REMIC I
                      Remittance Rate, and (ii) in the case of any Payment Date after the September 2005 Payment Date, 0% per annum;

               (viii) Class A-II Notes: the least of (i) LIBOR plus 0.29%,  (ii)
                      17.25% per annum and (iii) the Group II Net WAC Rate.

               (ix)   Variable Funding Notes: the least of (i) LIBOR plus 0.29%,
                      (ii) 17.25% per annum and (iii) the Group II Net WAC Rate.

               Note Register: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

     Note Registrar: The Indenture Trustee, in its capacity as Note Registrar.

                                       36

               Noteholder: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuer or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Noteholder or holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

               Notes:  Collectively,  the Term  Notes and the  Variable  Funding
Notes issued and outstanding at any time pursuant to the Indenture.

               Notional Amount: With respect to the Class SB-I Certificates and the REMIC III Regular Interest SB-IO and any Payment Date, the aggregate of the Class Principal Balances for all Classes of REMIC II Regular Interests before giving effect to payments to be made and the allocation of Liquidation Loss
Amounts to occur on such Payment Date. With respect to the Class A-I-IO Notes, the Class A-I-IO Notional Amount.

               Officer's Certificate: With respect to the Master Servicer, a certificate signed by the President, Managing Director, a Director, a Vice
President or an Assistant Vice President, of the Master Servicer and delivered to the Indenture Trustee. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

               Opinion of Counsel: A written opinion of counsel. Any Opinion of Counsel for the Master Servicer may be provided by in-house counsel for the Master Servicer if reasonably acceptable to the Indenture Trustee, the Credit
Enhancer and the Rating Agencies or counsel for the Depositor, as the case may be.

               Original Trust Agreement: The Trust Agreement,  dated as of March
19, 2003, between the Owner Trustee and the Depositor.

               Outstanding: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

                      (i) Notes theretofore cancelled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and

                      (ii) Notes in exchange for or in lieu of which other Notes
        have  been  executed,   authenticated  and  delivered  pursuant  to  the
        Indenture  unless  proof   satisfactory  to  the  Indenture  Trustee  is
        presented that any such Notes are held by a holder in due course;

provided, however, that for purposes of effectuating the Credit Enhancer's right of subrogation as set forth in Section 4.12 of the Indenture only, all Notes that have been paid with funds provided under the Group I Policy or the Group II
Policy shall be deemed to be Outstanding until the Credit Enhancer has been reimbursed with respect thereto.

               Ownership  Interest:  As to any  Certificate,  any  ownership  or
security  interest  in  such   Certificate,   including  any  interest  in  such
Certificate as the  Certificateholder  thereof and any other  interest  therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                                       37

               Owner Trust Estate: The corpus of the Issuer created by the Trust
Agreement which consists of the Home Equity Loans.

               Owner Trustee: Wilmington Trust Company not in its individual capacity but solely as Owner Trustee of the Trust, and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

               Paying Agent: Any paying agent or co-paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.

               Payment Account: The account established by the Indenture Trustee pursuant to Section 8.02 of the Indenture and Section 5.01 of the Servicing
Agreement. Amounts deposited in the Payment Account will be distributed by the Indenture Trustee in accordance with Section 3.05 of the Indenture.

               Payment Date: The 25th day of each month, or if such day is not a Business Day, then the next Business Day.

               Percentage  Interest:  With  respect to any Note and any  Payment
Date, the percentage obtained by dividing the Security Balance of such Note by the aggregate of the Security Balances of all Notes (including the Term Notes and the Variable Funding Notes) or all Notes of the same Class, as applicable, prior to such Payment Date. With respect to any Certificate and any Payment
Date, the Percentage Interest stated on the face of such Certificate.

               Permitted Investments:  One or more of the following:

               (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United
        States;

               (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category available;

               (iii) federal funds,  certificates of deposit,  demand  deposits, time  deposits  and  bankers'  acceptances  (which  shall  each  have an original  maturity of not more than 90 days and, in the case of bankers'
        acceptances,  shall in no event have an  original  maturity of more than
        365 days or a remaining  maturity of more than 30 days)  denominated  in
        United  States  dollars  of any  U.S.  depository  institution  or trust company  incorporated  under the laws of the United  States or any state thereof or of any domestic branch of a foreign depository institution or trust company;  provided that the debt  obligations  of such  depository institution  or trust company (or, if the only Rating Agency is Standard
        &  Poor's,  in the case of the  principal  depository  institution  in a
        depository   institution  holding  company,   debt  obligations  of  the
        depository  institution  holding  company)  at the  date of  acquisition thereof have been rated by each Rating Agency in its highest  short-term rating category available; and provided further that, if the only Rating
        Agency is Standard & Poor's and if the  depository or trust company is a principal  subsidiary of a bank holding company and the debt obligations


                                       38

        of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

               (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating category available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

               (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating category available;
        and

               (vi) other obligations or securities that are acceptable to each Rating Agency as an Permitted Investment hereunder and will not reduce the rating assigned to any Securities by such Rating Agency below the lower of the then-current rating or the rating assigned to such Securities as of the Closing Date by such Rating Agency, and which are acceptable to the Credit Enhancer, as evidenced in writing, provided that if the Master Servicer or any other Person controlled by the Master
        Servicer is the issuer or the obligor of any obligation or security described in this clause (vi) such obligation or security must have an interest rate or yield that is fixed or is variable based on an objective index that is not affected by the rate or amount of losses on the Home Equity Loans;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's and P-1 in the case of Moody's.

               Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

               Person: Any legal individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               Plan: An employee benefit or other plan subject to the prohibited transaction restrictions or the fiduciary responsibility requirements of ERISA or Section 4975 of the Code.

                                       39

               Plan Investor: A Plan, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using the "plan assets," within the meaning of the Department of Labor regulations at 29 C.F.R. ss.2510.3-101.

               Policy: Each of the Group I Policy and the Group II Policy or both, as applicable.

     Pool Balance: With respect to any date, the aggregate of the Loan Balances of all Home Equity Loans in a Loan Group as of such date.

               Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 4.03 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

               Prepayment Assumption: With respect to the Class I Notes, the prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes, based on the assumption that, subsequent to the date of any determination, the Group I Loans will prepay at a rate equal to 100% of the prepayment assumption with respect to the Group I Loans as defined in the Prospectus Supplement.

               Prepayment Interest Shortfall: With respect to any Group I Loan and any Payment Date, the aggregate shortfall, if any, in Interest Collections on the Group I Loans, adjusted to the related Net Loan Rate, resulting from mortgagor prepayments during the related Collection Period. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding Loan
Balance of the Home Equity Loans as of the Due Date immediately preceding the date of prepayment.

               Principal  Collection  Distribution  Amount:  With respect to the
Class I Notes and any Payment Date,  the lesser of (a) the excess of (i) the P&I
Collections for Loan Group I over (ii) the Interest  Distribution Amount for the
Class I Notes and (b) the sum of:

               (i) the principal portion of each Minimum Monthly Payment received with respect to the Group I Loans and the related Collection
        Period;

               (ii) the Loan Balance of any Group I Loan repurchased during the related Collection Period (or deemed to have been so repurchased in accordance with the Servicing Agreement) and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Loan during the related Collection Period; and

               (iii) the principal portion of all other unscheduled  collections
        on  the  Group  I  Loans  (including,   without  limitation,   Principal
        Prepayments,  Insurance Proceeds, Liquidation Proceeds and REO Proceeds)
        received during the related Collection Period (or deemed to have been so received);

                                       40

provided,  however,  on any  Payment  Date  with  respect  to which  the Group I
Overcollateralization Amount that would result if determined without application of this proviso exceeds the Group I Required Overcollateralization Amount, the related Principal Collection Distribution Amount will be reduced by the amount of such excess until the Group I Overcollateralization Amount equals the Group I
Required Overcollateralization Amount.

               With respect to the Class A-II Notes, for any Payment Date, (i) at any time during the Revolving Period, so long as an Amortization Event has not occurred, the related Net Principal Collections and (ii) following an Amortization Event or at any time after the end of the Revolving Period, the related Principal Collections; provided, however, on any Payment Date with respect to which the Group II Overcollateralization Amount that would result if determined without application of this proviso exceeds the Group II Required
Overcollateralization  Amount,  the related  Principal  Collection  Distribution
Amount  will be  reduced  by the  amount  of such  excess  until  the  Group  II
Overcollateralization Amount equals the Group II Required  Overcollateralization
Amount.

               Principal Collections: With respect to any Payment Date and any Home Equity Loan in a Loan Group, the aggregate of the following amounts:

               (i) the total amount of payments made by or on behalf of the Mortgagor, received and applied as payments of principal on the Home
        Equity Loan during the related Collection Period, as reported by the related Subservicer;

               (ii) any Net Liquidation Proceeds, allocable as a recovery of principal, received in connection with the Home Equity Loan during the related Collection Period;

               (iii)  if the  Home  Equity  Loan  was  purchased  by the  Master
        Servicer pursuant to Section 3.15 of the Servicing Agreement or was repurchased by the Seller pursuant to the Purchase Agreement during the related Collection Period, 100% of the Loan Balance of the Home Equity
        Loan as of the date of such purchase or repurchase  and if a Home Equity
        Loan was substituted for a Deleted Loan, the amount deposited by the Seller as a Substitution Adjustment Amount; and

               (iv) any other amounts received as payments on or proceeds of the Home Equity Loan during the Collection Period to the extent applied in reduction of the principal amount thereof;

provided that Principal Collections shall not include any Foreclosure Profits, and shall be reduced by any amounts withdrawn from the Custodial Account pursuant to clauses (c), (d) and (j) of Section 3.03 of the Servicing Agreement, and provided further that Principal Collections with respect to the Group II
Loans shall not include any portion of such amounts that are allocable to any Excluded Amount.

               Principal Prepayment: Any payment of principal by a Mortgagor, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

                                       41

     Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

     Program Guide: Together, the Seller's Seller Guide and Servicing Guide, as in effect from time to time.

     Program Seller: With respect to any Home Equity Loan, the Person that sold such Home Equity Loan to the Seller.

     Prospectus Supplement: The prospectus supplement dated March 19, 2003, relating to the Term Notes.

               Purchase Agreement: The Home Equity Loan Purchase Agreement, dated as of the Closing Date, between the Seller, as seller, and the Depositor, as purchaser, with respect to the Home Equity Loans.

     Purchase  Price:  The meaning  specified in Section  2.2(a) of the Purchase
Agreement.

     Purchaser: Residential Funding Mortgage Securities II, Inc., a Delaware corporation, and its successors and assigns.

               P&I  Collections:  With  respect to Loan Group I and any  Payment
Date,  the sum of the related  Interest  Collections  and the related  Principal
Collections for that Payment Date. With respect to Loan Group II and any Payment
Date, the sum of the related Interest Collections for that Payment Date and so long as an Amortization Event has not occurred and if during the Revolving
Period, the related Net Principal Collections for that Payment Date, or if an Amortization Event has occurred or the Revolving Period has ended, the related
Principal Collections for the applicable Payment Date, in each case with respect to the Group II Loans.

               Rating Agency: Any nationally recognized statistical rating organization, or its successor, that rated the Securities at the request of the Depositor at the time of the initial issuance of the Securities. Initially, Moody's and Standard & Poor's. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 or better in the case of Standard & Poor's or P-1 or better in the case of Moody's and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

               Record Date: With respect to the Term Notes (other than the Class
A-I-1 Notes and the Class II Notes) and the Certificates and any Payment Date, the last Business Day of the month preceding the month of such Payment Date.
With  respect to the Class  A-I-1  Notes and the Class II Notes and any  Payment
Date, the Business Day next preceding such Payment Date.

                                       42

               Reference Bank Rate: With respect to any Interest Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the outstanding Security
Balance of the Class A-I-1 Notes and the Class II Notes; provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Master Servicer and the Credit Enhancer, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European
Banks for a period of one month in amounts  approximately equal to the aggregate
Security Balance of the Class A-I-I Notes and the Class II Notes. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank
Rate applicable to the preceding Interest Period.

               Reference   Banks:   Three  major  banks  which  are  engaged  in
transactions in the London interbank markets selected by the Indenture  Trustee, after consultation with the Master Servicer and the Credit Enhancer.

               Registered Holder: The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

               Regular Interest: Any of the REMIC I Regular Interests,  REMIC II
Regular Interests or REMIC III Regular Interests.

               Related Documents: With respect to each Home Equity Loan, the documents specified in Section 2.1(c) of the Purchase Agreement and any documents required to be added to such documents pursuant to the Purchase
Agreement, the Trust Agreement or the Servicing Agreement.

               Relief Act Shortfalls:  With respect to any Payment Date, for any
Home Equity Loan as to which there has been a reduction in the amount of interest collectible thereon for the related Collection Period as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or any other similar federal or state law, the shortfall, if any, equal to (i) one month's interest on the Loan Balance of such Home Equity Loan at the applicable Loan Rate, without application of such Act, over (ii) the interest collectible on such Home Equity Loan during such Collection Period.

               REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

               REMIC   Administrator:   Residential  Funding   Corporation.   If
Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC  Administrator  under this
Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint
a  successor   REMIC   Administrator,   subject  to   assumption  of  the  REMIC
Administrator obligations under the Indenture and the Trust Agreement.

                                       43

               REMIC I: The segregated pool of assets in the Trust Estate with respect to which a REMIC election is to be made.

               REMIC I Certificates:  The Class R-I Certificates.

               REMIC  I  Liquidation   Loss  Amounts:   For  any  Payment  Date,
Liquidation  Loss  Amounts  on the  Group  I  Mortgage  Loans  for  the  related
Collection Period shall be allocated as follows:  Liquidation Loss Amounts shall be allocated  to the Class I-LTA and LTB REMIC I Regular  Interests in reduction of the principal balances thereof to the extent required to reduce the aggregate principal  balance of the Class I-LTA and LTB REMIC I Regular  Interests  to the
aggregate  principal  balance  of the  Loan  Group I  Mortgage  Loans  with  any remaining  Liquidation  Loss Amounts treated as reducing accrued interest on the
Class I-LTA and LTB REMIC I Regular Interests.  Liquidation Loss Amounts treated as  reducing  the  principal  balance of the Class I-LTA and LTB REMIC I Regular
Interests  shall  be  allocated,  first,  to the  Class I- LTA  REMIC I  Regular
Interests until the Principal  Balance of such Regular  Interest shall have been reduced to zero, and,  thereafter,  to the Class I-LTB REMIC I Regular Interests successively in ascending numerical order.

               REMIC I  Regular  Interests:  The  Class  I-LTA  REMIC I  Regular
Interest and Class I-LTB REMIC I Regular Interest having the properties set forth in the following table and elsewhere herein:

------------------------------- ----------------------- -----------------------

               REMIC I                                          LATEST
SIGNATION     REMITTANCE               INITIAL                 POSSIBLE
  DATE           RATE                   BALANCE              MATURITY(1)
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

  LTA      Variable (2)(3)         $235,636,289.49        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

  LTB1       Variable(2)             $9,520,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

  LTB2       Variable(2)             $8,970,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

  LTB3       Variable(2)             $8,454,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

  LTB4       Variable(2)             $7,965,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

  LTB5       Variable(2)             $6,966,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

  LTB6       Variable(2)             $7,104,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

  LTB7       Variable(2)             $6,694,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

  LTB8       Variable(2)             $6,308,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

  LTB9       Variable(2)             $5,942,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

 LTB10       Variable(2)             $5,600,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

 LTB11       Variable(2)             $5,276,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

 LTB12       Variable(2)             $4,971,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

 LTB13       Variable(2)             $4,683,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

 LTB14       Variable(2)             $4,413,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

 LTB15       Variable(2)             $4,158,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

 LTB16       Variable(2)             $3,917,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

 LTB17       Variable(2)             $3,690,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

 LTB18       Variable(2)             $3,476,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

 LTB19       Variable(2)             $3,276,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

 LTB20       Variable(2)             $3,085,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

                                       44

 LTB21       Variable(2)             $2,908,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

 LTB22       Variable(2)             $2,737,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

 LTB23       Variable(2)             $2,580,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

 LTB24       Variable(2)             $2,431,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

 LTB25       Variable(2)             $2,288,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

 LTB26       Variable(2)             $2,156,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

 LTB27       Variable(2)             $2,032,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

 LTB28       Variable(2)             $1,777,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

 LTB29       Variable(2)             $1,810,000.00        February 25, 2033
------------------------------- ----------------------- -----------------------
------------------------------- ----------------------- -----------------------

 LTB30        Variable(2)            $29,177,000.00        February 25, 2033
----------------- ----------------------- ----------------------- --------------
               (2)  Calculated  in  accordance  with the  definition of "REMIC I
Remittance Rate" herein.
--------------------------------------------------------------------------------

               (3) The Class LTA REMIC I Regular Interest will also be entitled to receive amounts in the nature of prepayment charges received with respect to Loan Group I, provided that this payment shall not be deemed to reduce the principal balance of the Class I-LT1 REMIC I Regular Interest.

               REMIC I Regular  Interest  LTB:  The Class I-LTB1 REMIC I Regular
Interest,  the Class I-LTB2 REMIC I Regular  Interest,  the Class I-LTB3 REMIC I
Regular Interest,  the Class I-LTB4 REMIC I Regular  Interest,  the Class I-LTB5
REMIC I Regular  Interest,  the Class  I-LTB6 REMIC  Interest,  the Class I-LTB7
REMIC I Regular Interest,  the Class I-LTB8 REMIC I Regular Interest,  the Class
I-LTB9 REMIC I Regular Interest, the Class I-LTB10 REMIC I Regular Interest, the
Class I-LT11 REMIC I Regular  Interest,  the Class I-LTB12 REMIC  Interest,  the
Class  I-LTB13  REMIC I  Regular  Interest,  the Class  I-LTB14  REMIC I Regular
Interest,  the Class I-LTB15 REMIC I Regular Interest, the Class I-LTB16 REMIC I
Regular Interest,  the Class I-LTB17 REMIC I Regular Interest, the Class I-LTB18
REMIC Interest,  the Class I-LTB19 REMIC I Regular  Interest,  the Class I-LTB20
REMIC I Regular Interest,  the Class I-LTB21 REMIC I Regular Interest, the Class
I-LTB22 REMIC I Regular Interest,  the Class LTB23 REMIC I Regular Interest, the
Class I-LTB24 REMIC Interest,  the Class I-LTB25 REMIC I Regular  Interest,  the
Class  I-LTB26  REMIC I  Regular  Interest,  the Class  I-LTB27  REMIC I Regular
Interest,  the Class I-LTB28 REMIC I Regular Interest, the Class I-LTB29 REMIC I
Regular Interest and the Class I-LT30 REMIC Interest.

                                       45

               REMIC I Remittance Rate: With respect to any Payment Date and any
REMIC I Regular Interest, a per annum rate equal to the weighted average of the Net Loan Rates of the Group I Loans applicable for the Interest Period for such
Payment Date.

               REMIC II Remittance  Rate:  With respect to the Class LT1 and LT2
REMIC II Regular Interests,  the Group I Net WAC Rate. With respect to Class LT3
REMIC II Regular Interest, zero (0.00%) per annum. With respect to the Class LT4
REMIC II Regular Interest,  twice the Group I Net WAC Rate. With respect to each
REMIC II Regular Interest LTA-IO, the rate defined in footnote (2) of the definition of REMIC II Regular Interest.

               REMIC  II:  The  segregated   pool  of  assets  subject   hereto,
constituting   a  portion  of  the  primary  trust  created  hereby  and  to  be administered hereunder, with respect to which a separate REMIC election is to be made, consisting of the REMIC I Regular Interests.

               REMIC  II  Liquidation  Loss  Amounts:   For  any  Payment  Date,
Liquidation Loss Amounts on the Group I Loans for the related  Collection Period shall be allocated as follows:  Liquidation  Loss Amounts shall be allocated pro rata to the REMIC II  Regular  Interests  LTA-IO  to the  extent,  if any,  that
Liquidation Loss Amounts for such Payment Date are allocated to the Class A-I-IO
Notes.  Any  remaining  Liquidation  Loss Amounts  shall be allocated (i) to the
REMIC II  Regular  Interest  LT2,  REMIC II  Regular  Interest  LT3 and REMIC II
Regular Interest LT4 pro rata according to their respective  Principal Reduction
Amounts,  provided that such allocation to each of the REMIC II Regular Interest
LT2, REMIC II Regular  Interest LT3 and REMIC II Regular  Interest LT4 shall not exceed their respective  Principal  Reduction Amounts for such Payment Date, and
(ii) any  Liquidation  Loss Amounts not allocated to any of the REMIC II Regular
Interest  LT2,  REMIC II Regular  Interest LT3 or REMIC II Regular  Interest LT4
pursuant to the proviso of clause (i) shall be allocated to the REMIC II Regular
Interest LT1, until the principal  balance of such REMIC II Regular Interest LT1 shall have been  reduced  to zero.  If any  Liquidation  Loss  Amounts  for such
Payment Date remain,  such amounts shall be allocated among the REMIC II Regular
Interest LT2,  REMIC II Regular  Interest LT3 and REMIC II Regular  Interest LT4
pro rata according to their respective principal balances after reduction by the
Liquidation Loss Amounts allocated to such REMIC II Regular  Interests  pursuant to the preceding sentence.

               REMIC II Regular  Interests:  REMIC II Regular  Interests LTA-IO,
LT1, LT2, LT3 and LT4 having the properties set forth in the following table and elsewhere herein:

---------------------------------- ---------------------- ---------------------
                REMIC II           Initial Uncertificated     Latest Possible
  DesignationRemittance Rate          Principal Balance        Maturity Date

---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------

---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
      LT1      Variable(1)         $      399,932,926.67    February 25, 2033
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
      LT2      Variable(1)         $           12,637.73    February 25, 2033
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
      LT3      Variable(1)         $           27,362.30    February 25, 2033
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
      LT4      Variable(1)         $           27,362.30    February 25, 2033
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
    LTA-IO1    Variable(2)            $           N/A(3)      April 25, 2003
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
    LTA-IO2    Variable(2)            $           N/A(3)       May 25, 2003
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
    LTA-IO3    Variable(2)            $           N/A(3)      June 25, 2003
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
    LTA-IO4    Variable(2)            $           N/A(3)      July 25, 2003
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
    LTA-IO5    Variable(2)            $           N/A(3)     August 25, 2003
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
    LTA-IO6    Variable(2)            $           N/A(3)    September 25, 2003
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------

                                       46

    LTA-IO7    Variable(2)            $           N/A(3)     October 25, 2003
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
    LTA-IO8    Variable(2)            $           N/A(3)    November 25, 2003
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
    LTA-IO9    Variable(2)            $           N/A(3)    December 25, 2003
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
   LTA-IO10    Variable(2)            $           N/A(3)     January 25, 2003
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
   LTA-IO11    Variable(2)            $           N/A(3)    February 25, 2004
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
   LTA-IO12    Variable(2)            $           N/A(3)      March 25, 2004
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
   LTA-IO13    Variable(2)            $           N/A(3)      April 25, 2004
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
   LTA-IO14    Variable(2)            $           N/A(3)       May 25, 2004
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
   LTA-IO15    Variable(2)            $           N/A(3)      June 25, 2004
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
   LTA-IO16    Variable(2)            $           N/A(3)      July 25, 2004
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
   LTA-IO17    Variable(2)            $           N/A(3)     August 25, 2004
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
   LTA-IO18    Variable(2)            $           N/A(3)    September 25, 2004
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
   LTA-IO19    Variable(2)            $           N/A(3)     October 25, 2004
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
   LTA-IO20    Variable(2)            $           N/A(3)    November 25, 2004
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
   LTA-IO21    Variable(2)            $           N/A(3)    December 25, 2004
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
   LTA-IO22    Variable(2)            $           N/A(3)     January 25, 2005
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
   LTA-IO23    Variable(2)            $           N/A(3)    February 25, 2005
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
   LTA-IO24    Variable(2)            $           N/A(3)      March 25, 2005
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
   LTA-IO25    Variable(2)            $           N/A(3)      April 25, 2005
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
   LTA-IO26    Variable(2)            $           N/A(3)       May 25, 2005
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
   LTA-IO27    Variable(2)            $           N/A(3)      June 25, 2005
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
   LTA-IO28    Variable(2)            $           N/A(3)      July 25, 2005
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
   LTA-IO29    Variable(2)            $           N/A(3)     August 25, 2005
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
   LTA-IO30    Variable(2)            $           N/A(3)    September 25, 2005
---------------------------------- ---------------------- ---------------------
(1)  Calculated as provided in the  definition of REMIC II Remittance  Rate. (2)
Until the "latest  possible  maturity date" set forth in the last column of this table,
        a per annum rate equal to 5.50% or the REMIC I Remittance Rate, if less, and 0.00%  thereafter.  The "latest possible  maturity date" (determined
        solely  for  purposes  of   satisfying   Treasury   regulation   Section
        1.860G-1(a)(4)(iii))  for each  REMIC II Regular  Interest  shall be the
        Maturity Date.
(3)     REMIC II  Regular  Interests  LTA-IO  will  not  have an  Uncertificated
        Principal  Balance,  but  will  accrue  interest  on its  Uncertificated
        Notional  Amount  outstanding  from time to time which  shall  equal the
        Uncertificated  Principal  Balance of REMIC I Regular  Interest LTB with the same numerical  designation  (the "Related REMIC I Regular  Interest
        LTB") for Distribution  Dates on or before the Latest Possible  Maturity
        Date for such REMIC II Regular Interest LTA-IO,  and thereafter shall be
        $0.00.

               REMIC II Regular Interest LT1: A regular interest in REMIC II, held as an asset of REMIC III, that has an initial principal balance as set forth in the table in the definition of "REMIC II Regular Interests", as reduced from time to time, that bears interest at the related REMIC II Remittance Rate as set forth in the table in the definition of "REMIC II Regular Interests".

               REMIC II Regular Interest LT2: A regular interest in REMIC II, held as an asset of REMIC III, that has an initial principal balance as set forth in the table in the definition of "REMIC II Regular Interests", as reduced from time to time, that bears interest at the related REMIC II Remittance Rate as set forth in the table in the definition of "REMIC II Regular Interests".

               REMIC II Regular Interest LT3: A regular interest in REMIC II, held as an asset of REMIC III, that has an initial principal balance as set forth in the table in the definition of "REMIC II Regular Interests", as reduced from time to time, that bears interest at the related REMIC II Remittance Rate as set forth in the table in the definition of "REMIC II Regular Interests".

                                       47

               REMIC II Regular Interest LT4: A regular interest in REMIC II, held as an asset of REMIC III, that has an initial principal balance as set forth in the table in the definition of "REMIC II Regular Interests", as reduced from time to time, that bears interest at the related REMIC II Remittance Rate as set forth in the table in the definition of "REMIC II Regular Interests".

               REMIC II Regular  Interest  LTA-IO1:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular  Interest LTA-IO1 shall be treated as related to Class I-LTB1 REMIC I
Regular Interest.

               REMIC II Regular  Interest  LTA-IO2:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular  Interest LTA-IO2 shall be treated as related to Class I-LTB2 REMIC I
Regular Interest.

               REMIC II Regular  Interest  LTA-IO3:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular  Interest LTA-IO3 shall be treated as related to Class I-LTB3 REMIC I
Regular Interest.

               REMIC II Regular  Interest  LTA-IO4:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular  Interest LTA-IO4 shall be treated as related to Class I-LTB4 REMIC I
Regular Interest.

               REMIC II Regular  Interest  LTA-IO5:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular  Interest LTA-IO5 shall be treated as related to Class I-LTB5 REMIC I
Regular Interest.

               REMIC II Regular  Interest  LTA-IO6:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular  Interest LTA-IO6 shall be treated as related to Class I-LTB6 REMIC I
Regular Interest.

               REMIC II Regular  Interest  LTA-IO7:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular  Interest LTA-IO7 shall be treated as related to Class I-LTB7 REMIC I
Regular Interest.

                                       48

               REMIC II Regular  Interest  LTA-IO8:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular  Interest LTA-IO8 shall be treated as related to Class I-LTB8 REMIC I
Regular Interest.

               REMIC II Regular  Interest  LTA-IO9:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular  Interest LTA-IO9 shall be treated as related to Class I-LTB9 REMIC I
Regular Interest.

               REMIC II Regular Interest  LTA-IO10:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular Interest  LTA-IO10 shall be treated as related to Class I-LTB10 REMIC
I Regular Interest.

               REMIC II Regular Interest  LTA-IO11:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular Interest  LTA-IO11 shall be treated as related to Class I-LTB11 REMIC
I Regular Interest.

               REMIC II Regular Interest  LTA-IO12:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular Interest  LTA-IO12 shall be treated as related to Class I-LTB12 REMIC
I Regular Interest.

               REMIC II Regular Interest  LTA-IO13:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular Interest  LTA-IO13 shall be treated as related to Class I-LTB13 REMIC
I Regular Interest.

               REMIC II Regular Interest  LTA-IO14:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular Interest  LTA-IO14 shall be treated as related to Class I-LTB14 REMIC
I Regular Interest.

               REMIC II Regular Interest  LTA-IO15:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular Interest  LTA-IO15 shall be treated as related to Class I-LTB15 REMIC
I Regular Interest.

                                       49

               REMIC II Regular Interest  LTA-IO16:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular Interest  LTA-IO16 shall be treated as related to Class I-LTB16 REMIC
I Regular Interest.

               REMIC II Regular Interest  LTA-IO17:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular Interest  LTA-IO17 shall be treated as related to Class I-LTB17 REMIC
I Regular Interest.

               REMIC II Regular Interest  LTA-IO18:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular Interest  LTA-IO18 shall be treated as related to Class I-LTB18 REMIC
I Regular Interest.

               REMIC II Regular Interest  LTA-IO19:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular Interest  LTA-IO19 shall be treated as related to Class I-LTB19 REMIC
I Regular Interest.

               REMIC II Regular Interest  LTA-IO20:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular Interest  LTA-IO20 shall be treated as related to Class I-LTB20 REMIC
I Regular Interest.

               REMIC II Regular Interest  LTA-IO21:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular Interest  LTA-IO21 shall be treated as related to Class I-LTB21 REMIC
I Regular Interest.

               REMIC II Regular Interest  LTA-IO22:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular Interest  LTA-IO22 shall be treated as related to Class I-LTB22 REMIC
I Regular Interest.

               REMIC II Regular Interest  LTA-IO23:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular Interest  LTA-IO23 shall be treated as related to Class I-LTB23 REMIC
I Regular Interest.

                                       50

               REMIC II Regular Interest  LTA-IO24:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular Interest  LTA-IO24 shall be treated as related to Class I-LTB24 REMIC
I Regular Interest.

               REMIC II Regular Interest  LTA-IO25:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular Interest  LTA-IO25 shall be treated as related to Class I-LTB25 REMIC
I Regular Interest.

               REMIC II Regular Interest  LTA-IO26:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular Interest  LTA-IO26 shall be treated as related to Class I-LTB26 REMIC
I Regular Interest.

               REMIC II Regular Interest  LTA-IO27:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular Interest  LTA-IO27 shall be treated as related to Class I-LTB27 REMIC
I Regular Interest.

               REMIC II Regular Interest  LTA-IO28:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular Interest  LTA-IO28 shall be treated as related to Class I-LTB28 REMIC
I Regular Interest.

               REMIC II Regular Interest  LTA-IO29:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular Interest  LTA-IO29 shall be treated as related to Class I-LTB29 REMIC
I Regular Interest.

               REMIC II Regular Interest  LTA-IO30:  A regular interest in REMIC
II, held as an asset of REMIC III, that has a notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related REMIC
II Remittance Rate, and that has such other terms as are described herein. REMIC
II Regular Interest  LTA-IO30 shall be treated as related to Class I-LTB30 REMIC
I Regular Interest.

                                       51

               REMIC  III:  The  segregated   pool  of  assets  subject  hereto,
constituting   a  portion  of  the  primary  trust  created  hereby  and  to  be administered hereunder, with respect to which a separate REMIC election is to be made, consisting of the REMIC II Regular Interests.

               REMIC  III  Liquidation  Loss  Amounts:   On  any  Payment  Date,
Liquidation  Loss Amounts for the related  Collection  Period shall be allocated first to the REMIC III Regular  Interest  SB-IO in  reduction of the accrued and unpaid  interest  thereon until such accrued and unpaid interest shall have been reduced to zero,  second to the REMIC III Regular Interest SB-PO in reduction of the Class Principal  Balance  thereof until such Class  Principal  Balance shall have been  reduced to zero and third to the Class A-I Notes to the same  extent, if any, that (i) amounts  interest accrued on such Notes since the prior Payment
Date  remain  unpaid  after  distributions  on such  Payment  Date  and (ii) the aggregate  of the Class  Principal  Balances  of the  Class A-I Notes  following distributions on such Payment Date exceed the aggregate principal balance of the
Group I Loans by more than  such  excess,  if any,  after  distributions  on the immediately prior Payment Date.

               REMIC III Regular Interest SB-IO: A regular interest in REMIC III with no entitlement to principal and entitled to interest at the REMIC III
Regular Interest SB-IO Certificate Rate on the Class SB-IO Notional Amount.

               REMIC III Regular Interest SB-PO: A regular interest in REMIC III with no entitlement to interest and entitled to principal in an amount equal to the initial principal balance of the Class SB-I Certificates and any amounts in the nature of prepayment charges received in connection with Loan Group I, provided that any payment of prepayment charges shall not be deemed to reduce the principal balance of the REMIC III Regular Interest SB-PO.

               REMIC III Regular Interests: Each Class of the Class I Notes and the REMIC III Regular Interests SB-IO and SB-PO.

               REMIC III Remittance  Rate: With respect to each Class of Class I
Notes,  the Note Rate for such  Class.  With  respect  to the REMIC III  Regular
Interest  SB-PO,  0% per annum.  With respect to the REMIC III Regular  Interest
SB-IO the Certificate Rate therefor.

               REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections
860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

               REO: A Mortgaged Property that is acquired by the Trust in foreclosure or by deed in lieu of foreclosure.

               REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Noteholders of any REO Property pursuant to Section 3.07 of the Servicing Agreement.

               REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received substantially all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

                                       52

               REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition, including any amounts received by the Master Servicer as a recovery subsequent to the deeming of a REO
Disposition as set forth in Section 3.13.

               REO  Property:  A  Mortgaged  Property  acquired  by  the  Master
Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Home Equity Loan.

               Repurchase  Event:  With respect to any Home Equity Loan,  either
(i) a discovery that, as of the Closing Date, the related Mortgage was not a valid lien on the related Mortgaged Property subject only to (A) the lien of any prior mortgage indicated on the Home Equity Loan Schedule, (B) the lien of real property taxes and assessments not yet due and payable, (C) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage and such other permissible title exceptions as are listed in the Program Guide and (D) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the related
Mortgaged Property or (ii) with respect to any Home Equity Loan as to which the Seller delivers a Lost Note Affidavit, a subsequent default on such Home Equity
Loan if the enforcement thereof or of the related Mortgage is materially and adversely affected by the absence of such original Loan Agreement.

               Repurchase Price: With respect to any Home Equity Loan required to be repurchased on any date pursuant to the Purchase Agreement or purchased by the Master Servicer pursuant to the Servicing Agreement, an amount equal to the sum of (i) 100% of the Loan Balance thereof (without reduction for any amounts charged off) and (ii) unpaid accrued interest at the Loan Rate (or with respect to the last day of the month in the month of repurchase, the Loan Rate will be the Loan Rate in effect as to the second to last day in such month) on the outstanding principal balance thereof from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase. No portion of any Repurchase Price shall be included in any Excluded
Amount for any Payment Date.

               Request for Release: The form attached as Exhibit 4 to the Custodial Agreement or an electronic request in a form acceptable to the Custodian.

               Required Insurance Policy: With respect to any Home Equity Loan, any insurance policy which is required to be maintained from time to time under the Servicing Agreement, the Program Guide or the related Subservicing Agreement in respect of such Home Equity Loan.

               Responsible  Officer:  With respect to the Indenture Trustee, any
officer  of  the   Indenture   Trustee  with  direct   responsibility   for  the
administration  of the Indenture and also, with respect to a particular  matter, any other  officer to whom such  matter is  referred  because of such  officer's knowledge of and familiarity with the particular subject.

               Revolving Period: The period commencing on the Closing Date and ending on March 31, 2008.

                                       53

               Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               Security:  Any of the Certificates or Notes.

               Security Balance: With respect to any Payment Date and each Class of Term Notes, the Initial Security Balance thereof prior to such Payment Date reduced by all payments of principal thereon prior to such Payment Date. With respect to any Payment Date and the Variable Funding Notes, the Initial Security
Balance  thereof  prior to such  Payment  Date (i)  increased  by the  Aggregate
Additional Balance Differential for such Variable Funding Note immediately prior to such Payment Date and (ii) reduced by all payments of principal thereon and Liquidation Loss Amounts allocated thereto prior to such Payment Date. With respect to any Payment Date and the Certificates, the Certificate Principal
Balance thereof.

               Securityholder or Holder:  Any Noteholder or a Certificateholder.

     Seller: Residential Funding Corporation, a Delaware corporation, and its successors and assigns.

     Seller's Agreement: The agreement between the Seller, as purchaser, and the related Program Seller, as seller.

     Servicing Agreement: The Servicing Agreement, dated as of the Closing Date, between the Indenture Trustee, the Issuer and the Master Servicer, as master servicer.

     Servicing Certificate: A certificate prepared by a Servicing Officer on behalf of the Master Servicer in accordance with Section 4.01 of the Servicing
Agreement.

     Servicing  Default:  The meaning specified in Section 7.01 of the Servicing
Agreement.

     Servicing Fee: With respect to any Home Equity Loan, the sum of the related
Master Servicing Fee and the related Subservicing Fee.

     Servicing Fee Rate: With respect to any Home Equity Loan, the sum of the related Master Servicing Fee Rate and the related Subservicing Fee Rate.

               Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Home Equity
Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee (with a copy to the Credit Enhancer) by the Master Servicer, as such list may be amended from time to time.

     Single  Certificate:  A Certificate  in the  denomination  of a Certificate
Percentage Interest of 10.0000%.

               Special Hazard Amount: With respect to the Group I Loans, as of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal $4,000,003 less the sum of (A) the aggregate of any Liquidation Loss
Amounts on the Group I Loans due to Special Hazard Losses and (B) the Adjustment
Amount (as defined below) as most recently  calculated.  For each anniversary of


                                       54

the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Group I Loan which has the largest outstanding principal balance on the Payment Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Group I Loans on the Payment Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Payment Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Group I Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of the Special Hazard
Percentage for such anniversary multiplied by the outstanding principal balance of all the Group I Loans on the Payment Date immediately preceding such anniversary and (ii) twice the outstanding principal balance of the Group I Loan which has the largest outstanding principal balance on the Payment Date immediately preceding such anniversary.

               With  respect  to  the  Group  II  Loans,   as  of  any  date  of
determination  following the Cut-off Date, the Special Hazard Amount shall equal
$1,900,002 less the sum of (A) the aggregate of any Liquidation  Loss Amounts on the Group II Loans due to Special  Hazard Losses and (B) the  Adjustment  Amount
(as defined  below) as most recently  calculated.  For each  anniversary  of the
Cut-off Date,  the  Adjustment  Amount shall be equal to the amount,  if any, by which the amount  calculated in accordance with the preceding  sentence (without giving effect to the deduction of the  Adjustment  Amount for such  anniversary)
exceeds the greater of (A) the greatest of (i) twice the  outstanding  principal balance of the HELOC which has the largest outstanding  principal balance on the
Payment Date immediately  preceding such anniversary,  (ii) the product of 1.00%
multiplied  by the  outstanding  aggregate  Credit  Limits of all  HELOCs on the
Payment Date  immediately  preceding  such  anniversary  and (iii) the aggregate outstanding  principal balance (as of the immediately preceding Payment Date) of the HELOCs in any single  five-digit  California  zip code area with the largest amount of HELOCs by aggregate  principal  balance as of such anniversary and (B)
the  greater  of (i) the  product  of the  Special  Hazard  Percentage  for such anniversary multiplied by the outstanding aggregate Credit Limits for all HELOCs on the Payment Date  immediately  preceding such  anniversary and (ii) twice the outstanding  principal  balance of the HELOCs which has the largest  outstanding principal balance on the Payment Date immediately preceding such anniversary

               Special Hazard Loss: Any Liquidation Loss Amount not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property suffered by such Mortgaged Property on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to
Section 3.04 of the Servicing Agreement, except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any losses resulting from an Extraordinary Event.

               Special Hazard Percentage:  As of each anniversary of the Cut-off
Date,  the  greater  of (i) 1.0% and (ii) the  largest  percentage  obtained  by
dividing  the  aggregate   outstanding  principal  balance  (as  of  immediately
preceding  Payment  Date) of the Group I Loans or Group II Loans,  as applicable


                                       55

secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Group I
Loans or Group II Loans, as applicable,  as of the immediately preceding Payment
Date.

     Standard & Poor's:  Standard & Poor's Ratings  Services,  a division of The
McGraw-Hill Companies, Inc. or its successor in interest.

     Stated Value: With respect to any Home Equity Loan, the value of the Mortgaged Property as stated by the related Mortgagor in his or her application.

     Statutory  Trust  Statute:  Chapter 38 of Title 12 of the Delaware Code, 12
Del. Codess.ss.3801 et seq., as the same may be amended from time to time.

     Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement as a Subservicer by the Master Servicer.

     Subservicing Account: An Eligible Account established or maintained by a Subservicer as provided for in Section 3.02(c) of the Servicing Agreement.

               Subservicing  Agreement:  The written contract between the Master
Servicer and any Subservicer relating to servicing and administration of certain
Home Equity Loans as provided in Section 3.01 of the Servicing Agreement.

               Subservicing Fee: With respect to any Collection Period, the fee retained monthly by the Subservicer (or, in the case of a nonsubserviced Home
Equity Loan, by the Master Servicer) equal to the product of (i) the Subservicing Fee Rate divided by 12 and (ii) the Pool Balance as of the first day of such Collection Period.

               Subservicing  Fee Rate:  With  respect to each Home Equity  Loan,
0.50% per annum.

               Substitution  Adjustment  Amounts:  With  respect to any Eligible
Substitute Loan and any Deleted Loan, the amount, if any, as determined by the Master Servicer, by which the aggregate principal balance of all such Eligible
Substitute Loans as of the date of substitution is less than the aggregate principal balance of all such Deleted Loans (after application of the principal portion of the monthly payments due in the month of substitution that are to be distributed to the Payment Account in the month of substitution).

               Teaser Loan: Any HELOC which,  as of the Cut-off Date, has a Loan
Rate that is less than the sum of the Index at the time of origination plus the applicable Gross Margin.

               Telerate Screen Page 3750: The display designated as page 3750 on the Moneyline Telerate Capital Markets Reports (or (i) such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks) or (ii) if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Master Servicer and the Credit
Enhancer.

                                       56

               Term Notes: The Class I Notes and Class A-II Notes.

     Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     Transfer Date: As defined in Section 3.15(c) of the Servicing Agreement.

     Transfer  Notice  Date:  As  defined in  Section  3.15(c) of the  Servicing
Agreement.

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     Transferor:  Any Person  who is  disposing  by  Transfer  of any  Ownership
Interest in a Certificate.

               Treasury   Regulations:   Regulations,   including   proposed  or
temporary Regulations, promulgated under the Code. References herein to specific
provisions  of  proposed  or  temporary   regulations  shall  include  analogous
provisions  of  final   Treasury   Regulations  or  other   successor   Treasury
Regulations.

               Trust: The Home Equity Loan Trust 2003-HS1 to be created pursuant to the Trust Agreement.

     Trust Agreement: The Amended and Restated Trust Agreement,  dated as of the
Closing Date, between the Owner Trustee and the Depositor.

     Trust Estate: The meaning specified in the Granting Clause of the Indenture.

               Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

               UCC: The Uniform Commercial Code, as amended from time to time, as in effect in the States of New York, Delaware or Minnesota, as applicable.

               Uncertificated  Accrued  Interest:  With  respect  to any REMIC I
Regular Interest for any Payment Date, one month's interest at the related REMIC
I Remittance Rate for such Payment Date, accrued on the Uncertificated Principal
Balance immediately prior to such Payment Date.  Uncertificated Accrued Interest for the REMIC I and REMIC II Regular  Interests  shall  accrue on the basis of a
360-day year consisting of twelve 30-day months. For purposes of calculating the amount of Uncertificated  Accrued Interest for the REMIC I Regular Interests for
any Payment Date,  any Prepayment  Interest  Shortfalls or Relief Act Shortfalls
relating to the Group I Loans for such Payment Date shall be allocated among the
LTA and LTB REMIC I Regular  Interests  pro rata based on, and to the extent of,
the  Uncertificated   Accrued  Interest  thereon,   as  calculated  without  the
application  of this  sentence.  For  purposes  of  calculating  the  amount  of
Uncertificated  Accrued  Interest  for the REMIC II  Regular  Interests  for any
Payment  Date,  any  Prepayment  Interest  Shortfalls  or Relief Act  Shortfalls
relating to the Group I Loans for such Payment Date shall be allocated among the
LT1, LT2, LT3, LT4 and LTA-IO REMIC I Regular Interests,  pro rata based on, and


                                       57

to the extent of, Uncertificated Accrued Interest, as calculated without application of this sentence. With respect to any Payment Date and the REMIC III
Regular Interest SB-IO, one month's interest at the related Certificate Rate on the Notional Amount thereof reduced by its pro-rata share of any Prepayment
Interest Shortfalls or Relief Act Shortfalls relating to the Group I Loans, but not reduced by amounts distributable pursuant to clauses (vi), (vii), (viii) or
(ix) of Section 3.05(a)(I) of the Indenture.

               Uncertificated  Notional  Amount:  With  respect to each REMIC II
Regular Interest LTA-IO, the amount defined in footnote (3) to the definition of REMIC II Regular Interest.

               Uncertificated  Principal  Balance:  With  respect to any Payment
Date and any REMIC I Regular Interest, the Initial Balance thereof reduced by the allocation to the principal thereof on prior Payment Dates of Liquidation
Loss Amounts pursuant to the definition of REMIC I Liquidation Loss Amounts and of amounts deemed distributed with respect to the REMIC I Regular Interests.
With respect to any Payment Date and any REMIC II Regular Interest,  the Initial
Balance  thereof  reduced by the  allocation to the  principal  thereof on prior
Payment Dates of Liquidation Loss Amounts pursuant to the definition of REMIC II
Liquidation Loss Amounts and of amounts deemed distributed with respect to the REMIC II Regular Interests. With respect to any Payment Date and the REMIC III
Regular Interest SB-PO, the Initial Balance thereof reduced by the allocation to the principal thereof on prior Payment Dates of Liquidation Loss Amounts, to the extent such Liquidation Loss Amounts are allocated to the principal of the Class
SB-I Certificates, and amounts deemed distributed with respect to such REMIC III
Regular Interest.

               Uncertificated Regular Interests: The REMIC I Regular Interests and the REMIC II Regular Interests.

     Underwriters:   Deutsche  Bank  Securities  Inc.  and  Residential  Funding
          Securities Corporation.

               Undercollateralization  Amount:  Initially equal to approximately
$2,374,763. With respect to any Payment Date, the amount, if any, by which the aggregate Security Balance of the Class II Notes on such Payment Date exceeds the Pool Balance of the Group II Loans as of the last day of the related
Collection Period (after  application of Net Principal  Collections or Principal
Collections, as the case may be, for such date).

               Uniform  Single  Attestation  Program for Mortgage  Bankers:  The
Uniform Single  Attestation  Program for Mortgage  Bankers,  as published by the
Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

               Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

                                       58

               United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia
(except in the case of a partnership, to the extent provided in Treasury regulations) or any political subdivision thereof, or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in
Section 7701(a)(30)(E) of the Code.

               Variable  Funding  Notes:  The Class II Notes  designated  as the
"Variable Funding Notes" in the Indenture including any Capped Funding Notes.




                                       59

        Section 10.18.   Inspection........................................................60

ARTICLE XI        REMIC Provisions.........................................................60

        Section 11.01.   REMIC Administration..............................................60

        Section 11.02.   Servicer, REMIC Administrator and Indenture Trustee
                         Indemnification ..................................................64
        Section 11.03.   Designation of REMIC(s)...........................................65


EXHIBIT

Exhibit A-1 - .Form of Class A-I, Form of Class A-II Notes       A-1
Exhibit A-2 - .Form of Variable Funding Notes                    A-2
Exhibit B - ...Form of Rule 144A Investment Representation       B-1
Exhibit C - ...Form of Investor Representation Letter            C-1

               This Indenture, dated as of March 27, 2003, between HOME EQUITY LOAN TRUST 2003-HS1, a Delaware statutory trust, as Issuer (the "Issuer"), and JPMORGAN CHASE BANK, as Indenture Trustee (the "Indenture Trustee"),

                                WITNESSETH THAT:

               Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Series 2003-HS1 Home Equity Loan-Backed Term Notes and Home Equity Loan-Backed Variable Funding Notes (together, the "Notes").

                                 GRANTING CLAUSE

               The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Holders of the Notes, all of the Issuer's right, title and interest in and to the Home Equity Loans and to all accounts, chattel paper, general intangibles, payment intangibles, contract rights, certificates of deposit, deposit accounts, instruments, documents, letters of credit, money, advices of credit, investment property, goods and other property consisting of, arising under or related to whether now existing or hereafter created in (a) the Home Equity Loans, (b) the Payment Account, all funds on deposit or credited thereto from time to time and all proceeds thereof;
(c) the Group I Policy and the Group II Policy and (d) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

               The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

               The foregoing Grant shall inure to the benefit of the Credit Enhancer in respect of draws made on the Group I Policy and the Group II Policy and amounts owing to the Credit Enhancer from time to time pursuant to the Insurance Agreement (regardless of whether such amounts relate to the Class I Notes, the Class R Certificates or the Class SB-I Certificates, with respect to the Group I Policy and the Class II Notes or the Class SB-II Certificates, with respect to the Group II Policy) and payable to the Credit Enhancer pursuant to this Indenture, and such Grant shall continue in full force and effect for the benefit of the Credit Enhancer until all such amounts owing to it have been repaid in full.

               The Indenture Trustee, as trustee on behalf of the Holders of the Notes, (i) acknowledges such Grant, (ii) accepts the trust under this Indenture in accordance with the provisions hereof, (iii) agrees to perform its duties as Indenture Trustee as required herein, (iv) acknowledges receipt of the Group I

Policy and promises to hold such Group I Policy in accordance with the terms of this Indenture for the benefit of the Holders of the Class I Notes and (v) acknowledges receipt of the Group II Policy and promises to hold such Group II Policy in accordance with the terms of this Indenture for the benefit of the Holders of the Class II Notes.

                                   ARTICLE I

                                   Definitions

Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act (the "TIA"), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               "Commission" means the Securities and Exchange Commission.

               "indenture securities" means the Notes.

               "indenture security holder" means a Noteholder.

               "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Indenture Trustee.

     "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

               All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

Section 1.03.  Rules of Construction.  Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii) "or" is not exclusive;

(iv) "including" means including without limitation;

(v) words in the singular include the plural and words in the plural include the singular; and

(vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                           Original Issuance of Notes

Section 2.01. Form. The Term Notes and the Variable Funding Notes, in each case together with the Indenture Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibits A-1 and A-2, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

        The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

        The terms of the Notes set forth in Exhibits A-1 and A-2 are part of the terms of this Indenture.

     Section 2.02. Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

        Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

        The Indenture Trustee shall upon Issuer Request authenticate and deliver Term Notes for original issue in an aggregate initial principal amount of $592,375,000 and Variable Funding Notes for original issue in an aggregate initial principal amount of $0. The Security Balance of the Variable Funding Notes in the aggregate may not exceed the Maximum Variable Funding Balance.

        Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes and the Class A Notes (other than the Class A-I-IO Notes) shall be issuable in the minimum initial Security Balances of $25,000 and in integral multiples of $1 in excess thereof and the Class A-I-IO

Notes shall be issuable in the minimum initial Security Balances of $1,000,000 and in integral multiples of $1 in excess thereof.

        Each Variable Funding Note shall be initially issued with a Security Balance of $0 or, if applicable, with a Security Balance in the amount equal to the Additional Balance Differential for the Collection Period related to the Payment Date following the date of issuance of such Variable Funding Note pursuant to Section 4.01(b).

        No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                                  ARTICLE III

                                    Covenants

Section 3.01. Collection of Payments with Respect to the Home Equity Loans. The Indenture Trustee shall establish and maintain with itself the Payment Account in which the Indenture Trustee shall, subject to the terms of this paragraph, deposit, on the same day as it is received from the Master Servicer, each remittance received by the Indenture Trustee with respect to the Home Equity Loans. The Indenture Trustee shall make all payments of principal of and interest on the Notes, subject to Section 3.03, as provided in Section 3.05 herein from monies on deposit in the Payment Account.

Section 3.02. Maintenance of Office or Agency. The Issuer will maintain in the City of New York, an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.03. Money for Payments to Be Held in Trust; Paying Agent. (a) As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03.

        The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Indenture Trustee and the Credit Enhancer written notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes, if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

(vi) deliver to the Indenture Trustee a copy of the report to Noteholders prepared with respect to each Payment Date by the Master Servicer pursuant to
Section 4.01 of the Servicing Agreement.

        The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

Section 3.04. Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of
Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Home Equity Loans and each other instrument or agreement included in the Trust Estate.

Section 3.05. Payment of Principal and Interest; Defaulted Interest. (a)(I) On each Payment Date from amounts on deposit in the Payment Account with respect to the Home Equity Loans in Loan Group I (other than amounts deposited in the nature of prepayment charges), the Paying Agent shall pay to the Class I Noteholders (and when specified, the Class II Noteholders), the Certificate Paying Agent, on behalf of the Certificateholders, and to other Persons the amounts to which they are entitled, as set forth in the statements delivered to the Indenture Trustee pursuant to Section 4.01 of the Servicing Agreement, and to the Class SB-I Certificateholders, amounts in the nature of prepayment charges, as set forth below in the following order of priority:

(i) first, to the Class I Noteholders, on a pro rata basis in accordance with their respective Interest Distribution Amounts, the Interest Distribution Amount for each Class of the Class I Notes for such Payment Date;

(ii) second, to the Class I Noteholders, as principal on the Class I Notes, other than the Class A-I-IO Notes, the Principal Collection Distribution Amount for such Payment Date to be allocated to the Class I Notes as described in
Section 3.05(b)(i) below, until the Security Balances thereof have been reduced to zero;

(iii) third, to the Class I Noteholders, as principal on the Class I Notes, other than the Class A-I-IO Notes, the Liquidation Loss Distribution Amount with respect to the Class I Notes for such Payment Date and any Excess Loss Amount included in the Group I Credit Enhancement Draw Amount on such Payment Date, to be allocated to the Class I Notes as described in Section 3.05(b)(i) below, until the Security Balances thereof have been reduced to zero;

(iv) fourth, to the Credit Enhancer, the amount of the premium for the Group I Policy and any previously unpaid premiums for the Group I Policy, with interest thereon as provided in the Insurance Agreement;

(v) fifth, to the Credit Enhancer, to reimburse it for prior draws made on the Group I Policy with interest thereon as provided in the Insurance Agreement (except for draws attributable to Excess Loss Amounts);

(vi) sixth, to the Class I Noteholders, as principal on the Class I Notes, other than the Class A-I-IO Notes, the Group I Overcollateralization Increase Amount, if any, for such Payment Date to be allocated to the Class I Notes as described in Section 3.05(b)(i) below, until the Security Balances thereof have been reduced to zero;

(vii) seventh, to the Credit Enhancer, any other amounts owed to the Credit Enhancer pursuant to the Group I Policy;

(viii) eighth, to the Class I Noteholders, on a pro rata basis in accordance with the respective amounts of Group I Net WAC Cap Shortfalls allocated thereto and remaining unpaid, any Group I Net WAC Cap Shortfalls for such Payment Date and any Group I Net WAC Cap Shortfalls allocated to the Class I Notes on any previous Payment Date and not previously paid, plus interest on any previously unpaid amount at the Note Rate for the related Class of Notes (as adjusted from time to time)

(ix) ninth, to the Class I Noteholders, on a pro rata basis in accordance with the respective amounts of Prepayment Interest Shortfalls allocated thereto and remaining unpaid, any Prepayment Interest Shortfalls on the Group I Loans for such Payment Date and any Prepayment Interest Shortfalls allocated to the Class I Notes on any previous Payment Date and not previously paid, plus interest on any previously unpaid amount at the Note Rate for the related Class of Notes (as adjusted from time to time);

(x) tenth, to the Class II Noteholders, as principal, any Special Hazard Losses, Bankruptcy Losses and Fraud Losses, other than any Excess Loss Amounts, incurred on the Group II Loans, with respect to the related Collection Period, to the extent not paid from collections on the Group II Loans pursuant to Section 3.05(a)(II)(iii), on a pro rata basis in accordance with their outstanding Security Balances;

(xi) eleventh, to the Indenture Trustee, any amounts owing to the Indenture Trustee pursuant to Section 6.07 remaining unpaid; and

(xii) twelfth, any remaining amount (other than amounts in the nature of prepayment charges) to the Certificate Paying Agent on behalf of the holders of the Group I Certificates and any amounts in the nature of prepayment charges to the Certificate Paying Agent, on behalf of the holders of the Class SB-I Certificates and the REMIC II Regular Interest LT1;

provided, however, in the event that on a Payment Date a Credit Enhancer Default shall have occurred and be continuing, then the priorities of distributions described above will be adjusted such that payments of any amounts to be paid to the Credit Enhancer will not be paid until the full amount of interest and principal in accordance with clauses 3.05(a)(I) (i) through (iii), (vi), (viii),
(ix) through (xii) above that are due and required to be paid on such Payment Date have been paid. For purposes of the foregoing, required payments of principal on the Class I Notes on each Payment Date pursuant to clause 3.05(a)(I)(iii) above will include the pro rata portion allocable to the Class I Notes of all Liquidation Loss Amounts for such Payment Date and for all previous

Collection Periods until paid or covered in full, to the extent not otherwise covered by a Liquidation Loss Distribution Amount, a reduction of the Group I Overcollateralization Amount or a Draw on the Group I Policy (up to the outstanding Security Balance thereof).

        On the Final Scheduled Payment Date or other final Payment Date for the Class I Notes, the amount to be paid pursuant to clause (iii) above shall be equal to the Security Balances of the Class I Notes immediately prior to such Payment Date. Notwithstanding anything herein to the contrary, if the final Payment Date is a date on which the Master Servicer has exercised its right to purchase all of the Group I Loans pursuant to Section 8.08 of the Servicing Agreement, the priorities set forth in clauses (i) through (vi) above shall be disregarded, and amounts on deposit in the Payment Account with respect to the Group I Loans will be applied first, to pay the Interest Distribution Amount for the Class I Notes, on a pro rata basis in accordance with their respective Interest Distribution Amounts; second, to pay principal on the Class I Notes on a pro rata basis in accordance with their respective Security Balances, until the Security Balances thereof have been reduced to zero; third, to pay the Credit Enhancer, the amount of the premium for the Group I Policy and any previously unpaid premiums for the Group I Policy, with interest thereon as provided in the Insurance Agreement; and then in accordance with the priorities set forth in clauses (vii) through (xi) above.

        (a)(II) On each Payment Date from amounts on deposit in the Payment Account with respect to the Home Equity Loans in Loan Group II (other than amounts deposited in the nature of prepayment charges), the Paying Agent shall pay to the Class II Noteholders (and when specified, the Class I Noteholders), the Certificate Paying Agent, on behalf of the Certificateholders, and to other Persons the amounts to which they are entitled, as set forth in the statements delivered to the Indenture Trustee pursuant to Section 4.01 of the Servicing Agreement, and to the Class SB-II Certificateholders, amounts in the nature of prepayment charges, as set forth below in the following order of priority:

(i) first, to the Class II Noteholders, the Interest Distribution Amount for the Class II Notes for such Payment Date, on a pro rata basis in accordance with their respective Interest Distribution Amounts;

(ii) second, to the Class II Noteholders, as principal on the Class II Notes, the Principal Collection Distribution Amount for such Payment Date, on a pro rata basis in accordance with their outstanding Security Balances thereof;

(iii) third, to the Class II Noteholders, as principal on the Class II Notes, on a pro rata basis in accordance with their outstanding Security Balances thereof, the Liquidation Loss Distribution Amount for such Payment Date and to the Class II Noteholders, as principal on the Class II Notes, on a pro rata basis in accordance with their outstanding Security Balances thereof, any Excess Loss Amount included in the Group II Credit Enhancement Draw Amount on such Payment Date;

(iv) fourth, to the Credit Enhancer, the amount of the premium for the Group II Policy and any previously unpaid premiums for the Group II Policy, with interest thereon as provided in the Insurance Agreement;

(v) fifth, to the Credit Enhancer, to reimburse it for prior draws made on the Group II Policy with interest thereon as provided in the Insurance Agreement (except for draws attributable to Excess Loss Amounts);

(vi) sixth, to the Class II Noteholders, as principal on the Class II Notes, on a pro rata basis in accordance with their outstanding Security Balances thereof, the Group II Overcollateralization Increase Amount, if any, for such Payment Date;

(vii) seventh, to the Credit Enhancer, any other amounts owed to the Credit Enhancer pursuant to the Group II Policy;

(viii) eighth, to the Class II Noteholders, on a pro rata basis in accordance with the respective amounts of Group II Net WAC Cap Shortfalls allocated to each such Class and not previously paid, any Group II Net WAC Cap Shortfalls for that Payment Date and Group II Net WAC Cap Shortfalls for previous Payment Dates and not previously paid (together with interest thereon at the Note Rate for the related Class of Class II Notes (as adjusted from time to time));

(ix) ninth, to the Class I Noteholders, as principal, any Special Hazard Losses, Bankruptcy Losses and Fraud Losses, other than any Excess Loss Amounts, incurred on the Group I Loans with respect to the related Collection Period, to the extent not paid from collections on the Group I Loans pursuant to Section
3.05(a)(I)(iii), on a pro rata basis in accordance with their outstanding Security Balances;

(x) tenth, to the Indenture Trustee, any amounts owing to the Indenture Trustee pursuant to Section 6.07 remaining unpaid; and

(xi) eleventh, any remaining amount (other than amounts in the nature of prepayment charges) to the Certificate Paying Agent on behalf of the holders of the Class SB-II Certificates and any amounts in the nature of prepayment charges to the Certificate Paying Agent, on behalf of the holders of the Class SB-II Certificates;

provided, however, in the event that on a Payment Date a Credit Enhancer Default shall have occurred and be continuing, then the priorities of distributions described above will be adjusted such that payments of any amounts to be paid to the Credit Enhancer will not be paid until the full amount of interest and principal in accordance with clauses 3.05(a)(II) (i) through (iii), (vi), (viii) through (xi) above that are due and required to be paid on such Payment Date have been paid. For purposes of the foregoing, required payments of principal on the Class II Notes on each Payment Date pursuant to clause 3.05(a)(II)(iii) above will include the pro rata portion allocable to the Class II Notes of all Liquidation Loss Amounts for such Payment Date and for all previous Collection Periods until paid or covered in full, to the extent not otherwise covered by a Liquidation Loss Distribution Amount, a reduction of the Group II Overcollateralization Amount or a Draw on the Group II Policy (up to the outstanding Security Balance thereof).

        On the Final Scheduled Payment Date or other final Payment Date for the Class II Notes, the amount to be paid pursuant to clause (iii) above shall be equal to the Security Balances of the Class II Notes immediately prior to such Payment Date. Notwithstanding anything herein to the contrary, if the final Payment Date is a date on which the Master Servicer has exercised its right to purchase all of the Group II Loans pursuant to Section 8.08 of the Servicing

Agreement, the priorities set forth in clauses (ii) through (vi) above shall be disregarded, and amounts on deposit in the Payment Account with respect to the Group II Loans will be applied first, to pay the Interest Distribution Amount for the Class II Notes, on a pro rata basis in accordance with their respective Interest Distribution Amounts; second, to pay principal on the Class II Notes on a pro rata basis in accordance with their respective Security Balances, until the Security Balances thereof have been reduced to zero; third, to pay the Credit Enhancer, the amount of the premium for the Group II Policy and any previously unpaid premiums for the Group II Policy, with interest thereon as provided in the Insurance Agreement; and then in accordance with the priorities set forth in clauses (vii) through (xi) above.

        In addition to the foregoing, on the Insured Undercollateralization Payment Date, if there is any Undercollateralization Amount remaining, the Noteholders shall be entitled to an additional principal payment (to be allocated to the Class II Notes on a pro rata basis) equal to the Undercollateralization Amount, if any, which shall be payable from the Group II Credit Enhancement Draw Amount pursuant to Section 3.28.

(b) (i) With respect to the Class I Notes and each Payment Date, distributions of principal to the Class I Noteholders pursuant to clauses (ii), (iii) and (vi) of Section 3.05(a)(I) and Section 3.05(a)(II)(ix) shall be made in the following order, first, to the Class A-I-6 Noteholders, in an amount equal to the Class A-I-6 Lockout Distribution Amount for that Payment Date, until the Security Balance of the Class A-I-6 Notes has been reduced to zero; second, to the Class A-I-1 Noteholders, until the Security Balance of the Class A-I-1 Notes has been reduced to zero; third, to Class A-I-2 Noteholders, until the Security Balance of the Class A-I-2 Notes has been reduced to zero; fourth, to the Class A-I-3 Noteholders, until the Security Balance of the Class A-I-3 Notes has been reduced to zero; fifth, to the Class A-I-4 Noteholders, until the Security Balance of the Class A-I-4 Notes has been reduced to zero; sixth, to the Class A-I-5 Noteholders, until the Security Balance of the Class A-I-5 Notes has been reduced to zero; and seventh, to the Class A-I-6 Notes, until the Security Balance of the Class A-I-6 Notes has been reduced to zero;.

               (ii) ..[Reserved].

               (iii)..Relief Act Shortfalls and Prepayment Interest Shortfalls on the Group I Notes will be allocated to each Class of Class I Notes on a pro rata basis in accordance with the amount of accrued interest payable on that Class for such Payment Date, absent such reductions. Relief Act Shortfalls on the Class II Notes will be allocated to the Class II Notes on a pro rata basis in accordance with the amount of accrued interest payable on that Class for such Payment Date, absent such reductions.

(c) On each Payment Date, the Certificate Paying Agent shall deposit in the Certificate Distribution Account all amounts it received pursuant to this
Section   3.05   for  the   purpose   of   distributing   such   funds   to  the
Certificateholders.

               The amounts paid to Noteholders shall be paid in respect of the related Class or Classes of Term Notes or the Variable Funding Notes, as the case may be, in accordance with the applicable percentage as set forth in paragraph (d) below. Interest will accrue on the Notes during an Interest Period, on the basis of the actual number of days in such Interest Period and a year assumed to consist of 360 days, in the case of the Class A-I-1 Notes and the Class II Notes, and on the basis of a 360-day year consisting of twelve 30-day months, in the case of the remaining Classes of Notes.

               Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall, if such Holder holds Notes of an aggregate initial Security Balance or notional amount of at least $1,000,000, be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Indenture Trustee, by check to such Noteholder mailed to such Holder's address as it appears in the Note Register the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder's Securities; provided, however, that the Indenture Trustee shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

(d) Principal of each Note shall be due and payable in full on the Final Scheduled Payment Date for such Note as provided in the related form of Note set forth in Exhibits A-1 and A-2. All principal payments on each of the Term Notes and the Variable Funding Notes shall be made in accordance with the priorities set forth in paragraphs (a) and (b) above to the Noteholders entitled thereto in accordance with the related Percentage Interests represented thereby. Upon written notice to the Indenture Trustee by the Issuer, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Final Scheduled Payment Date or other final Payment Date. Such notice shall be mailed no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment.

Section 3.06. Protection of Trust Estate. (a) The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii) cause the Trust to enforce any of the Home Equity Loans; or

(iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

(b) Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to
Section  3.07(a),  if no Opinion of Counsel has yet been  delivered  pursuant to
Section 3.07(b)) unless the Owner Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

        The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.06.

Section 3.07. Opinions as to Trust Estate. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Owner Trustee an Opinion of Counsel at the expense of the Issuer stating that, upon delivery of the Loan Agreements relating to the Initial Home Equity Loans to the Indenture Trustee or the Custodian, the Indenture Trustee will have a perfected, first priority security interest in the Home Equity Loans.

(b) On or before December 31st in each calendar year, beginning in 2003, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest in the Home Equity Loans and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Home Equity Loans until December 31 in the following calendar year.

Section 3.08. Performance of Obligations; Servicing Agreement. (a) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

(b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer.

(c) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Home Equity Loans or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Home Equity Loans or any such instrument, except such actions as the Master Servicer is expressly permitted to take in the Servicing Agreement.

(d) The Issuer may retain an administrator and may enter into contracts with other Persons for the performance of the Issuer's obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.

Section 3.09. Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

(a) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee; (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(c) (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (iii) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

(d) impair or cause to be impaired the Issuer's interest in the Home Equity Loans, the Purchase Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Noteholders.

Section 3.10. Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 2003), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

(a) a review of the activities of the Issuer during such year and of its performance under this Indenture and the Trust Agreement has been made under such Authorized Officer's supervision; and

(b) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture and the provisions of the Trust Agreement throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.11. Recording of Assignments. The Issuer shall enforce the obligation of the Seller under the Purchase Agreement to submit or cause to be submitted for recordation all Assignments of Mortgages within 60 days of receipt of recording information by the Master Servicer.

Section 3.12. Representations and Warranties Concerning the Home Equity Loans. The Indenture Trustee, as pledgee of the Home Equity Loans, has the benefit of the representations and warranties made by the Seller in Section 3.1(a), Section 3.1(b) and 3.1(c) of the Purchase Agreement concerning the Home Equity Loans and the right to enforce the remedies against the Seller provided in such Section 3.1(a), Section 3.1(b) and 3.1(c) to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

Section 3.13. Assignee of Record of the Home Equity Loans. As pledgee of the Home Equity Loans, the Indenture Trustee shall hold record title to the Home Equity Loans by being named as payee in the endorsements or assignments of the Loan Agreements and assignee in the Assignments of Mortgage to be recorded under
Section 2.1 of the Purchase Agreement. Except as expressly provided in the Purchase Agreement or in the Servicing Agreement with respect to any specific Home Equity Loan, the Indenture Trustee shall not execute any endorsement or assignment or otherwise release or transfer such record title to any of the Home Equity Loans until such time as the remaining Trust Estate may be released pursuant to Section 8.05(b).

Section 3.14. Master Servicer as Agent and Bailee of the Indenture Trustee. Solely for purposes of perfection under Section 9-313 or 9-314 of the Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the Master Servicer, the Issuer and the Indenture Trustee hereby acknowledge that the Master Servicer is acting as agent and bailee of the Indenture Trustee in holding amounts on deposit in the Custodial Account pursuant to Section 3.02 of the Servicing Agreement that are allocable to the Home Equity Loans, as well as the agent and bailee of the Indenture Trustee in holding any Related Documents released to the Master Servicer pursuant to Section 3.06(c) of the Servicing Agreement, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Master Servicer. It is intended that, by the Master Servicer's acceptance of such agency pursuant to Section 3.02 of the Servicing Agreement, the Indenture Trustee, as a pledgee of the Home Equity Loans, will be deemed to have possession of such Related Documents, such monies and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the Master Servicer.

Section 3.15. Investment Company Act. The Issuer shall not become an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 3.15 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

Section 3.16. Issuer May Consolidate, etc. (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

(i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and to the Certificate Paying Agent, on behalf of the Certificateholders and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

(iii) the Issuer receives consent of the Credit Enhancer and the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes to be reduced, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade without taking into account the Group I Policy and the Group II Policy;

(iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Credit Enhancer) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

(v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

(b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

(i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (i) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (ii) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (iii) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (iv) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (v) expressly agrees by means of such supplemental indenture that such

Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) the Issuer receives consent of the Credit Enhancer and the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes to be reduced, suspended or withdrawn, if determined without regard to the Group I Policy and the Group II Policy;

(iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer or any Noteholder;

(v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

Section 3.17. Successor or Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.16(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.16(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

Section 3.18. No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning and selling and managing the Home Equity Loans and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

Section 3.19. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

Section 3.20. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.21. Capital Expenditures. The Issuer shall not make any expenditure (by long- term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.22. Owner Trustee Not Liable for Certificates or Related Documents. The recitals contained herein shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Indenture, of any Basic Document or of the Certificates (other than the signatures of the Owner Trustee on the Certificates) or the Notes, or of any Related Documents. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under the Trust Agreement or the Noteholders under this Indenture, including, the compliance by the Depositor or the Seller with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar or the Indenture Trustee taken in the name of the Owner Trustee.

Section 3.23. Restricted Payments. The Issuer shall not, directly or indirectly,
(i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions to the Owner Trustee and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under the Trust Agreement and (y) payments to the Master Servicer pursuant to the terms of the Servicing Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Custodial Account except in accordance with this Indenture and the other Basic Documents.

Section 3.24. Notice of Events of Default. The Issuer shall give the Indenture Trustee, the Credit Enhancer and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

Section 3.25. Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.26. Statements to Noteholders. On each Payment Date, the Indenture Trustee and the Certificate Registrar shall forward by mail to each Noteholder and Certificateholder, respectively, the statement delivered to it, on the Business Day following the related Determination Date pursuant to Section 4.01 of the Servicing Agreement.

Section 3.27. Determination of Note Rates. On the second LIBOR Business Day immediately preceding (i) the Closing Date in the case of the first Interest Period and (ii) the first day of each succeeding Interest Period, the Indenture Trustee shall determine LIBOR and the Note Rates for the Class A-I-1 Notes and the Class II Notes for such Interest Period and shall inform the Issuer, the Master Servicer and the Depositor at their respective facsimile numbers given to the Indenture Trustee in writing.

Section 3.28. Payments under the Policies. (a) On or prior to 12:00 p.m. on the second Business Day before any Payment Date, the Indenture Trustee shall make a draw on the Group I Policy and the Group II Policy in an amount, if any, equal to the Group I Credit Enhancement Draw Amount with respect to the Group I Policy and the Group II Credit Enhancement Draw Amount with respect to the Group II Policy. For purposes of the foregoing, amounts in the Payment Account available for interest distributions on the Class I Notes or the Class II Notes, as applicable, on any Payment Date shall be deemed to include all amounts distributed on the Home Equity Loans in the related Loan Group for such Payment Date, other than the Principal Collection Distribution Amount and the Liquidation Loss Distribution Amount (if any) distributed thereon. On or prior to 12:00 p.m. on the second Business Day before the Insured Undercollateralization Payment Date, the Indenture Trustee shall make a draw on the Group II Policy in an amount equal to the Undercollateralization Amount, if any, remaining after payment of all other amounts to be paid pursuant to Section 3.05(a) on such Payment Date. Such amount shall be paid to the Class II Noteholders on such Payment Date in accordance with clause (ii) of Section 3.05(a)(II). On or prior to 12:00 p.m. on the second Business Day before any Dissolution Payment Date, the Indenture Trustee shall make a draw on the Group I Policy and the Group II Policy in an amount, if any, equal to the Dissolution Draw. In addition, on the Final Scheduled Payment Date for the Class I Notes or Class II Notes, the Indenture Trustee shall make a draw on the Group I Policy or Group II Policy, as applicable, in the amount by which the Security Balances on the Class I Notes or Class II Notes, as applicable, exceeds the payments otherwise available to be made to the Holders thereof on the Final Scheduled Payment Date.

(b) The Indenture Trustee shall submit, if a Group I Credit Enhancement Draw Amount, Group II Credit Enhancement Draw Amount or Dissolution Draw is specified in any statement to Holders of the Class I Notes or Class II Notes prepared by the Master Servicer pursuant to Section 4.01 of the Servicing Agreement, the Notice of Nonpayment and Demand for Payment (in the form attached as Exhibit A to the Group I Policy and Group II Policy) in the amount of the Group I Credit Enhancement Draw Amount, Group II Credit Enhancement Draw Amount or Dissolution Draw to the Credit Enhancer no later than 12:00 noon, New York City time, on the second Business Day prior to the applicable Payment Date. Upon receipt of such Group I Credit Enhancement Draw Amount, Group II Credit Enhancement Draw Amount or Dissolution Draw in accordance with the terms of the Group I Policy or Group II Policy, as applicable, the Indenture Trustee shall deposit such Group I Credit Enhancement Draw Amount, Group II Credit Enhancement Draw Amount or Dissolution Draw in the Payment Account for distribution to the Class II Noteholders pursuant to Section 3.05.

Section 3.29.  Additional Representations of the Issuer.

(a) This Indenture creates a valid and continuing security interest (as defined in the New York UCC) in the Mortgage Notes in favor of the Indenture Trustee, which security interest is prior to all other Liens (except as expressly permitted otherwise in this Indenture), and is enforceable as such as against creditors of and purchasers from the Issuer.

(b) The Mortgage Notes constitute "instruments" within the meaning of the New York UCC and the Delaware UCC.

(c) The Issuer owns and has good and marketable title to the Mortgage Notes free and clear of any Lien of any Person.

(d) The original executed copy of each mortgage Note (except for any Mortgage Note with respect to which a Lost Note Affidavit has been delivered to the Custodian) has been delivered to the Custodian.

(e) The Issuer has received a written acknowledgment from the Custodian that the Custodian is acting solely as agent of the Indenture Trustee for the benefit of the Noteholders.

(f) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Notes. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Mortgage Notes other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or any security interest that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(g) None of the Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee, except for (i) any endorsements that are part of a complete chain of endorsements from the originator of the Mortgage Note to the Indenture Trustee, and (ii) any marks or notations pertaining to Liens that have been terminated or released.

                                   ARTICLE IV

               The Notes; Satisfaction and Discharge of Indenture.

Section 4.01. The Notes; Increase of Maximum Variable Funding Balance; Variable Funding Notes. (a) The Term Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Class A Notes (other than the Class A-I-IO Notes) as set forth in Section 4.06 herein in minimum initial Security Balances of $25,000 and integral multiples of $1 in excess thereof. Beneficial Owners will hold interests in the Class A-I-IO Notes, as set forth in Section 4.06 herein in minimum initial notional amount of $1,000,000 and integral multiples of $1 in excess thereof. The Capped Funding Notes will be issued as definitive notes in fully registered form in minimum initial Security Balances of $10,000 and integral multiples of $1 in excess thereof, together with any additional amount necessary to cover (i) the aggregate initial Security Balance of the Capped Funding Notes surrendered at the time of the initial denominational exchange thereof (with such initial Security Balance in each case being deemed to be the Security Balance of the Capped Funding Notes at the time of such initial denominational exchange thereof) or (ii) the aggregate initial Security Balance of any Capped Funding Notes issued in an exchange described in subsection (d) below.

        The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Term Notes for the purposes of exercising the rights of Holders of Term Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Term Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08, Beneficial Owners shall not be entitled to definitive certificates for the Term Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Term Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Indenture Trustee, no Term Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

        In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the approval of the Issuer may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

        The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner
Trustee, authenticated by the Note Registrar and delivered by the Indenture Trustee to or upon the order of the Issuer.

(b) On each Payment Date, the aggregate Security Balance of the Variable Funding Notes shall be increased by an amount equal to the Additional Balance
Differential  for such Payment  Date,  subject to the Maximum  Variable  Funding
Balance and the terms and conditions set forth below. The Maximum Variable Funding Balance may be increased as provided in Section 9.01(a)(viii).

(c) The Variable Funding Note issued on the Closing Date shall bear the Designation "VFN-1" and each new Variable Funding Note will bear sequential numerical designations in the order of their issuance.

(d) Subject to the following conditions, the Variable Funding Notes may be exchanged pursuant to Section 4.02 for one or more Capped Funding Notes. Prior to any such exchange, the party requesting the exchange must provide an Opinion of Counsel, addressed to the Credit Enhancer, the Issuer and the Indenture Trustee, to the effect that the Capped Funding Notes shall qualify for federal income tax purposes as indebtedness of the Issuer and the Issuer will not be characterized as an association (or a publicly traded partnership) taxable as a corporation or a taxable mortgage pool within the meaning of Section 7701(i) of the Code. If required by the Opinion of Counsel, the Capped Funding Notes may be issued concurrently with a reduction in the Security Balance of the Variable Funding Notes and an equivalent increase in the Security Balance of the Certificates, pursuant to Section 3.12 of the Trust Agreement. Upon receipt of the Opinion of Counsel, the Indenture Trustee shall issue Capped Funding Notes with a Security Balance equal to the Security Balance permitted under such Opinion of Counsel, in minimum denominations as set forth in subsection (a) above. The Capped Funding Notes shall bear the designation "Capped" in addition to any other applicable designation. In connection with such exchange, any Security Balance not represented by either a Capped Funding Note or an increase in the Security Balance of the Certificates referred to above shall result in the issuance of a new Variable Funding Note having an initial Security Balance equal to the excess of the outstanding Security Balance of the Variable Funding Note so surrendered over the initial Security Balances of the Capped Funding Notes and an increase in the Security Balance of the Certificates referred to above. The Indenture Trustee and the Issuer agree to cooperate with each other and the party requesting the exchange of Variable Funding Notes for Capped Funding Notes, the Credit Enhancer, the Depositor, the Seller and the Owner Trustee and to cause no unreasonable delay in issuing Capped Funding Notes in connection with this Section and Section 3.12 of the Trust Agreement.

Section 4.02. Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Certificate Registrar. (a) The Issuer shall cause to be kept at the Indenture Trustee's Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

        (b) Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuer shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Security Balances evidencing the same aggregate Percentage Interests.

        (c) No Variable Funding Note, other than any Capped Funding Notes, may be transferred. Subject to the provisions set forth below, Capped Funding Notes may be transferred, provided that with respect to the initial transfer thereof by the Seller, prior written notification of such transfer shall have been given to the Rating Agencies and to the Credit Enhancer by the Seller.

        (d) No transfer, sale, pledge or other disposition of a Capped Funding Note shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Indenture Trustee or the Issuer shall require the transferee to execute either (i)(a) an investment letter in substantially the form attached hereto as Exhibit B (or in such form and substance reasonably satisfactory to the Indenture Trustee and the Issuer) which investment letters shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Depositor or the Issuer and which investment letter states that, among other things, such transferee (a) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (b) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A or (ii)(a) a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Indenture Trustee and the Issuer that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Indenture Trustee or the Issuer and (b) the Indenture Trustee shall require the transferee executes an investment letter in substantially the form of Exhibit C hereto and the transferor executes a representation letter, substantially in the form of Exhibit D hereto acceptable to and in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee certifying to the Issuer and the Indenture Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Indenture Trustee or the Issuer. The Holder of a Capped Funding Note desiring to effect such transfer shall, and does hereby agree to, indemnify the Indenture Trustee the Credit Enhancer and the Issuer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. In addition, any Noteholder of a Capped Funding Note desiring to effect any such transfer shall deliver, if any private placement memorandum or other offering document prepared in connection with the offering of such Capped Funding Notes specifies that such delivery will be required, to the Indenture Trustee and the Master Servicer, either (i) a certificate substantially to the effect of the certification set forth in Exhibit G to the Trust Agreement or
(ii) an Opinion of Counsel that establishes to the satisfaction of the Indenture Trustee and the Master Servicer that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Indenture Trustee or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Indenture, which Opinion of Counsel shall not be an expense of the Indenture Trustee or the Master Servicer. Notwithstanding the foregoing, the restrictions on transfer specified in this paragraph are not applicable to any Capped Funding Notes that have been registered under the Securities Act of 1933 pursuant to Section 2.4 of the Purchase Agreement.

        (e) [Reserved].

        (f)  (i)......In the case of any Class A-I Note or Class A-II Note (each such Note, a "Book-Entry Non-Restricted Note") presented for registration in the name of any Person, such Person shall be deemed to have represented to the Indenture Trustee, the Depositor and the Master Servicer that (A) the Person is not a Plan Investor, or (B) the acquisition of the Note by that Person does not constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which no statutory, regulatory or administrative exemption is available.

        (ii) (A) If any Class A-I Note or Class A-II Note (or any interest therein) is acquired or held in violation of the provisions of clause f(i) above, then the last preceding Transferee that is not in violation of the provisions of clause f(i) above shall be restored, to the extent permitted by law, to all rights and obligations as Note Owner thereof retroactive to the date of such Transfer of such Book-Entry Non-Restricted Note. The Indenture Trustee shall be under no liability to any Person for making any payments due on such Note to such preceding Transferee.

        (iii) Any Person investing assets of an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code (a "Plan") may not acquire any Note or any interest therein if the Depositor, the Master Servicer, the Indenture Trustee, the Owner Trustee or any affiliates of any such person (A) has investment or administrative discretion with respect to those plan assets of such Plan; (B) has authority or responsibility to give or regularly gives investment advice with respect to those plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to those plan assets and will be based on the particular investment needs for the Plan; or (C) unless United States Department of Labor Prohibited Transaction Class Exemption 90-1, 91-38 or 95-60 applies, is an employer maintaining or contributing to the Plan.

        (iv) Any purported Beneficial Owner whose acquisition or holding of any Book-Entry Non-Restricted Note (or interest therein) was effected in violation of the restrictions in this Section 4.02(f) shall indemnify and hold harmless the Depositor, the Indenture Trustee, the Underwriter, the Master Servicer, any Subservicer, and the Trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

        (g) Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of like tenor, in each case in authorized initial Security Balances evidencing the same aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. With respect to any surrender of Capped Funding Notes for exchange the new Notes delivered in exchange therefor will bear the designation "Capped" in addition to any other applicable designations. Whenever any Notes are so surrendered for exchange, the Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the city of New York. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

        (h) No service charge shall be imposed for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

        (i) All Notes surrendered for registration of transfer and exchange shall be cancelled by the Note Registrar and delivered to the Indenture Trustee for subsequent destruction without liability on the part of either.

        (j) The Issuer hereby appoints the Indenture Trustee as Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.09 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to
Section 3.05 of the Trust Agreement. The Indenture Trustee hereby accepts such appointment.

Section 4.03. Mutilated,  Destroyed,  Lost or Stolen Notes. If (i) any mutilated
Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and
(ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

        Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

        Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

        The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 4.04. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

Section 4.05. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; provided however, that such Issuer Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

Section 4.06. Book-Entry Notes. The Term Notes shall initially be issued as one or more Term Notes held by the Book-Entry Custodian or, if appointed to hold such Term Notes as provided below, the Depository Trust Company, the initial Depository, and registered in the name of its nominee Cede & Co. Except as provided below, registration of such Term Notes may not be transferred by the Indenture Trustee except to another Depository that agrees to hold such Term Notes for the respective Beneficial Owners. The Indenture Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Master Servicer and, if the Indenture Trustee is not the Book-Entry Custodian, the Indenture Trustee, any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any new appointment, except if the Depository is the successor to the Book-Entry Custodian. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor trustee or, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Term Notes held as Book-Entry Notes by the Book-Entry Custodian. No Beneficial Owner will receive a Definitive Note representing such Beneficial Owner's interest in such Note, except as provided in Section 4.08. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Beneficial Owners pursuant to Section 4.08:

(i) the provisions of this Section 4.06 shall be in full force and effect;

(ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Term Notes, and shall have no obligation to the Owners of Term Notes;

(iii) to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

(iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Term Notes and the Depository and/or the Depository
Participants.  Unless and until  Definitive  Term Notes are issued  pursuant  to
Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

(v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Term Notes evidencing a specified percentage of the Security Balances of the Term Notes, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Term Notes and has delivered such instructions to the Indenture Trustee.

Section 4.07. Notices to Depository. Whenever a notice or other communication to the Term Note Holders is required under this Indenture, unless and until Definitive Term Notes shall have been issued to Beneficial Owners pursuant to
Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Term Notes to the Depository, and shall have no obligation to the Beneficial Owners.

Section 4.08. Definitive Notes. If (i) the Indenture Trustee determines that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Term Notes and the Indenture Trustee is unable to locate a qualified successor, (ii) the Indenture Trustee elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, Owners of Term Notes representing beneficial interests aggregating at least a majority of the Security Balances of the Term Notes advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Term Notes to Beneficial Owners requesting the same.

Upon surrender to the Indenture Trustee of the typewritten Term Notes representing the Book-Entry Notes by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Term Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

Section 4.09. Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will be treated as indebtedness for purposes of such taxes and in addition, for federal tax purposes, the Class I Notes will qualify as regular interests in a REMIC as defined in the Code. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness for purposes of such taxes and in addition, for the Class I Notes, as regular interests in a REMIC as defined in the Code.

Section 4.10. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.09, 3.16, 3.18 and 3.19, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section
6.07 and the obligations of the Indenture Trustee under Section 4.11) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

               (A) either

               (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

               (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

                      a. have become due and payable,

                      b. will  become  due and  payable  at the Final  Scheduled
               Payment Date within one year, or

                      c. have been declared immediately due and payable pursuant to Section 5.02.

and the Issuer, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes and Certificates then outstanding not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Scheduled Payment Date;
               (B) the Issuer has paid or caused to be paid all other sums payable hereunder and under the Insurance Agreement by the Issuer; and

               (C) the Issuer has delivered to the Indenture Trustee and the Credit Enhancer an Officer's Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 10.01 and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will not have any material adverse tax consequences to the Issuer, any Noteholders or any Certificateholders.

Section 4.11. Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or Certificate Paying Agent, as the Indenture Trustee may determine, to the Holders of Securities, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or required by law.

Section 4.12. Subrogation and Cooperation. (a) The Issuer and the Indenture Trustee acknowledge that (i) (a) to the extent the Credit Enhancer makes payments under the Group I Policy on account of principal of or interest on the Group I Loans, the Credit Enhancer will be fully subrogated to the rights of the Class I Noteholders to receive such principal and interest from the Group I Loans and (b) to the extent the Credit Enhancer makes payments under the Group II Policy on account of principal of or interest on the Group II Loans, the Credit Enhancer will be fully subrogated to the rights of the Class II Noteholders to receive such principal and interest from the Group II Loans and
(ii) the Credit Enhancer shall be paid such principal and interest but only from the sources and in the manner provided herein and in the Insurance Agreement for the payment of such principal and interest.

        The Indenture Trustee shall cooperate in all respects with any reasonable request by the Credit Enhancer for action to preserve or enforce the Credit Enhancer's rights or interest under this Indenture or the Insurance

Agreement, consistent with this Indenture and without limiting the rights of the Noteholders as otherwise set forth in the Indenture, including, without limitation, upon the occurrence and continuance of a default under the Insurance Agreement, a request to take any one or more of the following actions:

(i) institute Proceedings for the collection of all amounts then payable on the Notes or under this Indenture in respect to the Notes and all amounts payable under the Insurance Agreement and to enforce any judgment obtained and collect from the Issuer monies adjudged due;

(ii) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales (as defined in Section 5.15 hereof) called and conducted in any manner permitted by law;

(iii) file or record all assignments that have not previously been recorded;

(iv) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

(v) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Credit Enhancer hereunder.

        Following the payment in full of the Notes, the Credit Enhancer shall continue to have all rights and privileges provided to it under this Section and in all other provisions of this Indenture, until all amounts owing to the Credit Enhancer have been paid in full.

Section 4.13. Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to
Section 3.05 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 4.14. Temporary Notes. Pending the preparation of any Definitive Notes, the Issuer may execute and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

        If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Indenture Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor,

Definitive Notes of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 4.15. Maintenance of Office or Agency. The Indenture Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in Pennsylvania where the Group I Policy shall be delivered. The Indenture Trustee initially designates its Corporate Trust Office for such purposes. The Indenture Trustee will give prompt written notice to the Noteholders of any change in such location of any such office or agency.

ARTICLE V

                              Default and Remedies

Section 5.01. Events of Default. The Issuer shall deliver to the Indenture Trustee and the Credit Enhancer, within five days after learning of the occurrence any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) of the definition of "Event of Default" written notice in the form of an Officer's Certificate of its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing or if the Master Servicer shall purchase all of the Home Equity Loans pursuant to Section 8.08 of the Servicing Agreement, then and in every such case the Indenture Trustee or the Holders of Notes representing not less than a majority of the Security Balances of all Notes with the written consent of the Credit Enhancer, or the Credit Enhancer may declare the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such class of Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

        At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article V, the Holders of Notes representing a majority of the Security Balances of all Notes, by written notice to the Issuer and the Indenture Trustee with the written consent of the Credit Enhancer, or the Credit Enhancer, may in writing waive the related Event of Default and rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                      (A) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

                      (B) all sums paid or  advanced  by the  Indenture  Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

        No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. (a) The Issuer covenants that if default in the payment of (i) any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer shall, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of Notes, the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 10.17 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Notes, wherever situated, the monies adjudged or decreed to be payable.

(c) If an Event of Default shall occur and be continuing, the Indenture Trustee subject to the provisions of Section 10.17 hereof may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the entire amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, willful misconduct or bad faith.

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Term Notes or the Variable Funding Notes, as applicable.

(g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.04. Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee subject to the provisions of
Section 10.17 hereof may with the written consent of the Credit Enhancer, or shall at the written direction of the Credit Enhancer do one or more of the following (subject to Section 5.05):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, and all amounts payable under the Insurance Agreement, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

(iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Credit Enhancer, which consent will not be unreasonably withheld, or, if a Credit Enhancer Default has occurred and is continuing, the consent of the Holders of 100% of the aggregate Security Balances of the Notes, (B) the proceeds of such sale or liquidation distributable to Holders are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest and to reimburse the Credit Enhancer for any amounts drawn under the Group I Policy or the Group II Policy and any other amounts due the Credit Enhancer under the Insurance Agreement or (C) the Indenture Trustee determines that the Home Equity Loans will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Credit Enhancer, which consent will not be unreasonably withheld; provided further that the Indenture Trustee shall not sell or otherwise liquidate the Trust Estate if the proceeds of such sale or liquidation together with amounts drawn under the Group I Policy and the Group II Policy will not be sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest and to reimburse the Credit Enhancer for any amounts drawn under the Group I Policy or the Group II Policy and any other amounts due the Credit Enhancer under the Insurance Agreement unless the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the aggregate Security Balances of the Notes. In determining such sufficiency or insufficiency with respect to clause
(B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, so long as a Servicing Default has not occurred, any Sale of the Trust Estate shall be made subject to the continued servicing of the Home Equity Loans by the Master Servicer as provided in the Servicing Agreement.

(b) If the  Indenture  Trustee  collects any money or property  pursuant to this
Article V, it shall pay out the money or property in the following order:

          FIRST: to the Indenture Trustee for amounts due under Section 6.07;

               SECOND:to Holders of the Class A-I Notes for amounts due and unpaid on the related Notes for interest, ratably from the collections in Loan Group I, without preference or priority of any kind, according to the amounts due and payable on such Notes for interest from amounts available in the Trust Estate for such Noteholders, and to Holders of the Class II Notes for amounts due and unpaid on the related Notes for interest, ratably from the collections in Loan Group II, without preference or priority of any kind, according to the amounts due and payable on such Notes for interest from amounts available in the Trust Estate for such Noteholders;

               THIRD: to Holders of the Class A-I Notes (other than the Class A-I-IO Notes) for amounts due and unpaid on the related Notes for principal, ratably from the collections in Loan Group I, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, from amounts available in the Trust Estate for such Noteholders, until the Security Balances of such Notes have been reduced to zero, and to Holders of the Class II Notes for amounts due and unpaid on the related Notes for principal, ratably from the collections in Loan Group II, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, from amounts available in the Trust Estate for such Noteholders, until the Security Balances of such Notes have been reduced to zero;

               FOURTH:to the payment of all amounts due and owing to the Credit Enhancer under the Insurance Agreement;

          FIFTH: to the Certificate Paying Agent for amounts due under Article VIII of the Trust Agreement; and

          SIXTH: to the payment of the remainder, if any, to the Issuer or any other person legally entitled thereto.

        With respect to clauses SECOND and THIRD above, after either the Class A-I Notes or the Class II Notes are reduced to zero, all principal and interest payments will be distributed to the remaining Classes of Notes relating to the other Loan Group until the related Note Balances thereof have been reduced to zero. The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states the record date, the payment date and the amount to be paid.

Section 5.05. Optional Preservation of the Trust Estate. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, (but shall at the written direction of the Credit Enhancer) elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer including payment to the Credit Enhancer, and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

Section 5.06. Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.17 hereof:

(i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii) the Holders of not less than 25% of the Security Balances of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Security Balances of the Notes or by the Credit Enhancer.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

        In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Security Balances of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.07. Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.08. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.09. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Credit Enhancer or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Credit Enhancer or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.11. Control by Noteholders. The Holders of a majority of the Security Balances of Notes with the consent of the Credit Enhancer, or the Credit Enhancer (so long as no Credit Enhancer Default exists) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(i) such direction shall not be in conflict with any rule of law or with this Indenture;

(ii) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Security Balances of Notes with the consent of the Credit Enhancer, or the Credit Enhancer (so long as no Credit Enhancer Default exists);

(iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Security Balances of Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

(iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section,  subject to
Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

Section 5.12. Waiver of Past Default. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes of not less than a majority of the Security Balances of the Notes with the consent of the Credit Enhancer, or the Credit Enhancer (so long as no Credit Enhancer Default exists) may waive any past Event of Default and its consequences except an Event of Default (i) with respect to payment of principal of or interest on any of the Notes or (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their respective former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

        Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Section 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Security Balances of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

Section 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15. Sale of Trust Estate. (a) The power to effect any sale or other disposition (a "Sale") of any portion of the Trust Estate pursuant to Section
5.04 is  expressly  subject to the  provisions  of Section 5.05 and this Section
5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture and under the Insurance Agreement shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

(b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless:

               (1) the Holders of all Notes and the Credit Enhancer consent to, or direct the Indenture Trustee to make, such Sale, or

               (2) the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes, the Certificateholders under the Certificates and the Credit Enhancer in respect of amounts drawn under the Group I Policy or the Group II Policy and any other amounts due the Credit Enhancer under the Insurance Agreement, in full payment thereof in accordance with Section 5.02, on the Payment Date next succeeding the date of such Sale, or

               (3) the Indenture Trustee determines, in its sole discretion, that the conditions for retention of the Trust Estate set forth in
        Section 5.05 cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05), and the Credit Enhancer consents to such Sale, which consent will not be unreasonably withheld and the Holders representing at least 66-2/3% of the Security Balances of the Notes consent to such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

(c) Unless the Holders and the Credit Enhancer have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee shall bid an amount at least $1.00 more than the highest other bid.

(d) In connection with a Sale of all or any portion of the Trust Estate:

               (1) any Holder or Holders of Notes may bid for and with the consent of the Credit Enhancer purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

               (2) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes and Holders of Certificates and amounts owing to the Credit Enhancer as a result of such Sale in accordance with Section 5.04(b) on the Payment Date next succeeding the date of such Sale and
        (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

               (3)  the   Indenture   Trustee   shall  execute  and  deliver  an
        appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

               (4) the Indenture Trustee is hereby irrevocably appointed the agent and attorney- in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

               (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

Section 5.16. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

Section 5.17. Performance and Enforcement of Certain Obligations. (a) Promptly following a written request from the Credit Enhancer or the Indenture Trustee with the written consent of the Credit Enhancer to do so, the Issuer, in its capacity as holder of the Home Equity Loans, shall, with the written consent of the Credit Enhancer, take all such lawful action as the Indenture Trustee may request to cause the Issuer to compel or secure the performance and observance by the Seller and the Master Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Purchase Agreement and the Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Purchase Agreement and the Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, as pledgee of the Home Equity Loans, including the transmission of notices of default on the part of the Seller or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Master Servicer of each of their obligations under the Purchase Agreement and the Servicing Agreement.

(b) If an Event of Default has occurred and is continuing, the Indenture Trustee, as pledgee of the Home Equity Loans, subject to the rights of the Credit Enhancer under the Servicing Agreement may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Security Balances of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Master Servicer under or in connection with the Purchase Agreement and the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Master Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Purchase Agreement and the Servicing Agreement, as the case may be, and any right of the Issuer to take such action shall not be suspended. In connection therewith, as determined by the Indenture Trustee, the Issuer shall take all actions necessary to effect the transfer of the Home Equity Loans to the Indenture Trustee.

                                   ARTICLE VI

                              The Indenture Trustee

Section 6.01. Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it (A) pursuant to Section 5.11 or (B) from the Credit Enhancer, which it is entitled to give under any of the Basic Documents.

(d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Trust Agreement.

(f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

Section 6.02. Rights of Indenture Trustee. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

(b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

(c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

(e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 6.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

Section 6.04. Indenture Trustee's Disclaimer. The Indenture Trustee shall not be
(i) responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) accountable for the Issuer's use of the proceeds from the Notes or (iii) responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

Section 6.05. Notice of Event of Default. If an Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall give notice thereof to the Credit Enhancer. The Indenture Trustee shall mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

Section 6.06. Reports by Indenture Trustee to Holders. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns. In addition, upon the Issuer's written request, the Indenture Trustee shall promptly furnish information reasonably requested by the Issuer that is reasonably available to the Indenture Trustee to enable the Issuer to perform its federal and state income tax reporting obligations.

Section 6.07. Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee on each Payment Date reasonable compensation for its services. The Indenture Trustee shall be compensated and indemnified by the Master Servicer in accordance with Section 6.06 of the Servicing Agreement, and all amounts owing to the Indenture Trustee hereunder in excess of such amount shall be paid solely as provided in Section 3.05 hereof (subject to the priorities set forth therein). The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer is not obligated to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

        The Issuer's payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in clause (iv) or (v) of the definition thereof with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.08. Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer and the Credit Enhancer. The Holders of a majority of Security Balances of the Notes or the Credit Enhancer may remove the Indenture Trustee by so notifying the Indenture Trustee and the Credit Enhancer and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(i) the Indenture Trustee fails to comply with Section 6.11;

(ii) the Indenture Trustee is adjudged a bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv) the Indenture Trustee otherwise becomes incapable of acting.

        If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee with the consent of the Credit Enhancer which consent will not be unreasonably withheld. In addition, the Indenture Trustee will resign to avoid being directly or indirectly controlled by the Issuer.

        A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

        If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of Security Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

        If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

        Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.09. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies written notice of any such transaction occurring after the Closing Date.

        In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

Section 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.
(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under
Section 6.08 hereof.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of A or better by Moody's. The Indenture Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

               Within 90 days after ascertaining the occurrence of an Event of Default which shall not have been cured or waived, unless authorized by the Securities and Exchange Commission, the Indenture Trustee shall resign with respect to the Class I Notes or the Class II Notes in accordance with Section
6.08 of this Indenture, and the Issuer shall appoint a successor Indenture Trustee for such Classes. In the event the Indenture Trustee fails to comply with the terms of the preceding sentence, the Indenture Trustee shall comply with clause (ii) of TIA ss. 310(b).

               In the case of the appointment hereunder of a successor Indenture Trustee with respect to any Class of Notes pursuant to this Section 6.11, the Issuer, the retiring Indenture Trustee and the successor Indenture Trustee with respect to such Class of Notes shall execute and deliver an indenture supplemental hereto wherein each successor Indenture Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, the successor Indenture Trustee all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of the Class to which the appointment of such successor Indenture Trustee relates, (ii) if the retiring Indenture Trustee is not retiring with respect to all Classes of Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of each Class as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the Indenture Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the removal of the retiring Indenture Trustee shall become effective to the extent provided therein.

Section 6.12. Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

Section 6.13. Representations and Warranties. The Indenture Trustee hereby represents that:

(i) The Indenture Trustee is duly organized, validly existing and in good standing under the laws of the State of New York with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(ii) The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action.

(iii) The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound.

(iv) To the Indenture Trustee's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (A) asserting the invalidity of this Indenture (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

(v) The Indenture Trustee does not have notice of any adverse claim (as such terms are used in Delaware UCC Section 8-302) with respect to the Home Equity Loans.

Section 6.14. Directions to Indenture Trustee. The Indenture Trustee is hereby directed:

(a) to accept the pledge of the Home Equity Loans and hold the assets of the Trust in trust for the Noteholders and the Credit Enhancer;

(b) to authenticate and deliver the Notes substantially in the form prescribed by Exhibit A in accordance with the terms of this Indenture; and

(c) to take all other actions as shall be required to be taken by the terms of this Indenture.

Section 6.15. Indenture Trustee May Own Securities. The Indenture Trustee, in its individual or any other capacity may become the owner or pledgee of Securities with the same rights it would have if it were not Indenture Trustee.

                                  ARTICLE VII

                         Noteholders' Lists and Reports

Section 7.01. Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date and, (b) at such other times as the Indenture Trustee and the Credit Enhancer may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 7.02. Preservation of Information; Communications to Noteholders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)  Noteholders  may  communicate   pursuant  to  TIA  ss.  312(b)  with  other
Noteholders with respect to their rights under this Indenture or under the Notes.

(c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA ss. 312(c).

Section 7.03.  Reports by Issuer.  (a)  The Issuer shall:

(i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii) file with the Indenture Trustee, and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA ss. 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

(b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

Section 7.04. Reports by Indenture Trustee. If required by TIA ss. 313(a), within 60 days after each January 1, beginning with January 1, 2004, the Indenture Trustee shall mail to each Noteholder as required by TIA ss. 313(c) and to the Credit Enhancer a brief report dated as of such date that complies with TIA ss. 313(a). The Indenture Trustee also shall comply with TIA ss. 313(b).

        A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission, if required, and each stock exchange, if any, on which the Term Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Term Notes are listed on any stock exchange.

                                  ARTICLE VIII

                      Accounts, Disbursements and Releases

Section 8.01. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02. Trust Accounts. (a) On or prior to the Closing Date, the Issuer shall cause the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Certificate Paying Agent, on behalf of the Certificateholders and the Credit Enhancer, the Payment Account as provided in Section 3.01 of this Indenture.

(b) All monies deposited from time to time in the Payment Account pursuant to the Servicing Agreement and all deposits therein pursuant to this Indenture are for the benefit of the Noteholders and the Certificate Paying Agent, on behalf of the Certificateholders and all investments made with such monies including all income or other gain from such investments are for the benefit of the Master Servicer as provided in Section 5.01 of the Servicing Agreement.

        On each Payment Date, the Indenture Trustee shall distribute all amounts on deposit in the Payment Account to Noteholders in respect of the Notes and in its capacity as Certificate Paying Agent to Certificateholders in the order of priority set forth in Section 3.05 (except as otherwise provided in Section 5.04(b).

        The Master Servicer shall direct the Indenture Trustee in writing to invest any funds in the Payment Account in Permitted Investments maturing no later than the Business Day preceding each Payment Date and shall not be sold or disposed of prior to the maturity.

Section 8.03. Officer's Certificate. The Indenture Trustee shall receive at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer's Certificate, in form and substance satisfactory to the Indenture
Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

Section 8.04. Termination Upon Distribution to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the distribution to the Noteholders, the Certificate Paying Agent (on behalf of the Certificateholders) and the Indenture Trustee of all amounts required to be distributed pursuant to Article III and the Insurance Agreement; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

Section 8.05. Release of Trust Estate. (a) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture or the Servicing Agreement shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

(b) The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding, (ii) all sums due the Indenture Trustee pursuant to this Indenture have been paid, and (iii) all sums due the Credit Enhancer have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

(c) The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of a request from the Issuer accompanied by an Officers' Certificate and a letter from the Credit Enhancer, stating that the Credit Enhancer has no objection to such request from the Issuer.

(d) The Indenture Trustee shall, at the request of the Issuer or the Depositor, surrender the Group I Policy and the Group II Policy to the Credit Enhancer for cancellation, upon final payment of principal of and interest on the Notes.

Section 8.06. Surrender of Notes Upon Final Payment. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

                                   ARTICLE IX

                             Supplemental Indentures

Section  9.01.  Supplemental  Indentures  Without  Consent of  Noteholders.  (a)
Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies and the written consent of the Credit Enhancer (which consent shall not be unreasonably withheld), unless an Enhancer Default shall have occurred, the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes or the Credit Enhancer, or to surrender any right or power herein conferred upon the Issuer;

(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v) to cure any ambiguity, to correct any error or to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

(vi) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Holders of the Notes or the Credit Enhancer;

(vii) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

(viii) to increase the Maximum Variable Funding Balance, with the written consent of the Credit Enhancer: or

(ix) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such supplemental indenture shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel to the effect that the execution of such supplemental indenture will not give rise to any material adverse tax consequence to the Noteholders, including any Adverse REMIC Event.

        The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, also without the consent of any of the Holders of the Notes but with prior notice to the Rating Agencies and the Credit Enhancer, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, (i) adversely affect in any material respect the interests of any Noteholder or the Credit Enhancer or (ii) cause the Issuer to be subject to an entity level tax.

Section 9.02. Supplemental Indentures With Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Security Balances of the Notes affected thereby and the Credit Enhancer, by Act (as defined in Section 10.03 hereof) of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

(i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the Note Rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in
Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

(ii) reduce the percentage of the Security Balances of any Class of Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Noteholder";

(iv) reduce the percentage of the Security Balances of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

(v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

(vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

(vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture; and provided, further, that any action listed in clauses (i) through (vii) above shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax or cause an Adverse REMIC Event.

        The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

        It shall not be necessary for any Act (as defined in Section 10.03 hereof) of Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

        Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

        So long as there does not exist a failure by the Credit Enhancer to make a required payment under the Group I Policy or the Group II Policy, the Credit Enhancer shall have the right to exercise all rights of the Holders of the Notes under this Indenture without any consent of such Holders, and such Holders may exercise such rights only with the prior written consent of the Credit Enhancer, except as provided herein.

Section 9.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this
Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

Section 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this
Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                   ARTICLE X

                                  Miscellaneous

Section 10.01. Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and to the Credit Enhancer (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a  brief  statement  as to the  nature  and  scope  of the  examination  or
investigation   upon  which  the  statements  or  opinions   contained  in  such
certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

(v) if the signer of such certificate or Opinion is required to be Independent, the statement required by the definition of the term "Independent".

(b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Security Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Security Balances of the Notes.

(iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause
(iv), equals 10% or more of the Security Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Security Balances of the Notes.

(v) Notwithstanding any provision of this Indenture, the Issuer may, without compliance with the requirements of the other provisions of this Section 10.01,
(A) collect upon, sell or otherwise dispose of the Home Equity Loans as and to the extent permitted or required by the Basic Documents or (B) make cash payments out of the Payment Account as and to the extent permitted or required by the Basic Documents, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing December 31, 2003, an Officer's Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A) or (B) above that occurred during the preceding six calendar months were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Basic Documents.

Section 10.02. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

        Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 10.03. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Registrar.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 10.04. Notices, etc., to Indenture Trustee, Issuer, Credit Enhancer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

(i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Issuer, or

(ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: Home Equity Loan Trust 2003-HS1, in care of Wilmington Trust Company, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee, or

(iii) the Credit Enhancer by the Issuer, the Indenture Trustee or by any Noteholders shall be sufficient for every purpose hereunder to in writing and mailed, first-class postage pre-paid, or personally delivered or telecopied to:
Financial Guaranty Insurance Company, 125 Park Avenue, New York, New York 10017,
Attention: Research and Risk Management (Home Equity Loan Trust 2003-HS1), telecopier number (212) 312-3231. The Credit Enhancer shall promptly transmit any notice received by it from the Issuer, the Indenture Trustee or the Noteholders to the Issuer or Indenture Trustee, as the case may be.

        Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Standard & Poor's, at the following address: Standard & Poor's Ratings Services,

55 Water Street, New York, New York 10041, Attention of Asset Backed Surveillance Department and (ii) in the case of Moody's, at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 10.05. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

        Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

        In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

        Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

Section 10.06. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

Section 10.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

        The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 10.08. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 10.09. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 10.10. Separability. In case any provision in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

Section 10.11. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, the Credit Enhancer, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 10.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 10.13. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 10.16. Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their respective individual capacities) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

Section 10.17. No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by its acceptance of a Note, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of other the Basic Documents.

Section 10.18. Inspection. The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

                                   ARTICLE XI

                                REMIC PROVISIONS

        Section 11.01 REMIC Administration.

               (a)The REMIC Administrator shall make an election to treat the HELs in Loan Group I and the proceeds of the HELs in Loan Group I and the proceeds of the Group I Policy on deposit in the Distribution Account, the Custodial Account and the Payment Account as three REMICs under the Code and, if necessary, under applicable state law, in accordance with Section 2.06 of the Trust Agreement. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Securities are issued. For the purposes of the REMIC elections in respect of that portion of the Trust Estate, Securities and interests to be designated as the "regular interests" and the sole class of "residual interests" in each REMIC will be set forth in Section 11.03. The REMIC Administrator and the Owner Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in each REMIC elected in respect of the Trust Fund other than the "regular interests" and "residual interests" so designated.

               (b)The Closing Date is hereby designated as the "Startup Day" of each of REMIC I, REMIC II and REMIC III, as designated in Section 11.03 below, within the meaning of Section 860G(a)(9) of the Code.

               (c)The REMIC Administrator shall hold a Class R Certificate representing at least a 0.01% Percentage Interest in each Class of the Class R Certificates and shall be designated as "the tax matters person" with respect to each REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1. The REMIC Administrator, as tax matters person, shall (i) act on behalf of each REMIC in relation to any tax matter or controversy involving the Trust Estate and (ii) represent the Trust Estate in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Estate and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the HELs on deposit in the Custodial Account unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

               (d)The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to each REMIC created hereunder and, if approval therefore is received from the applicable District Director of the Internal Revenue Service, shall sign and file such returns in a timely manner and, otherwise, shall deliver such Tax Returns in a timely manner to the Owner Trustee, if the Owner Trustee is required to sign such returns in accordance with Section 5.03 of the Trust Agreement, and shall sign (if the Owner Trustee is not so required) and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Owner Trustee with respect to any tax or liability arising from the Owner Trustee's signing of Tax Returns that contain errors or omissions. The Indenture Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information in their possession as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

               (e)The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Indenture Trustee, and the Indenture Trustee shall forward to the Noteholders and the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC.

               (f)The Master Servicer and the REMIC Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status of each REMIC as a REMIC under the REMIC Provisions (and the Indenture Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Estate to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any portion of any of the REMICs as a REMIC or (ii) result in the imposition of a tax upon any of the REMICs (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Estate and the Noteholders and the Certificateholders, at the expense of the Trust Estate, but in no event at the expense of the Master Servicer, the REMIC Administrator, the Owner Trustee or the Indenture Trustee) to the effect that the contemplated action will not, with respect to each REMIC created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Estate against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Indenture a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Estate, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Estate, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Estate has been given and that all other preconditions to the taking of such action have been satisfied. The Indenture Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action or inaction. In addition, prior to taking any action with respect to any of the REMICs created hereunder or any related assets thereof, or causing any of the REMICs to take any action, which is not expressly permitted under the terms of this Indenture, the Indenture Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any of the REMICs, and the Indenture Trustee shall not take any such action or cause either REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Indenture, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC created hereunder as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

               (g)In the event that any tax is imposed on "prohibited transactions" of any of the REMICs created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any of the REMICs as defined in Section 860G(c) of the Code, on any contributions to any of the REMICs after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Indenture or the Master Servicer has in its sole discretion determined to indemnify the Trust Estate against such tax, (ii) to the Indenture Trustee, if such tax arises out of or results from a breach by the Indenture Trustee of any of its obligations under this Article XI, or (iii) otherwise against amounts on deposit in the Custodial Account and on the Payment Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the accrued interest due on each Class entitled thereto on a pro rata basis.

               (h)The Indenture Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

               (i)Following the Startup Day, neither the Master Servicer nor the Indenture Trustee shall accept any contributions of assets to any of the REMICs created hereunder unless (subject to Section 11.01(f)) the Master Servicer and the Indenture Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such REMIC will not cause any of the REMICs to fail to qualify as a REMIC at any time that any Class I Notes or Group I Certificates are outstanding or subject any of the REMICs to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

               (j)Neither the Master Servicer nor the Trustee shall (subject to Section 11.01(f)) enter into any arrangement by which any of the REMICs created hereunder will receive a fee or other compensation for services nor permit any of the REMICs to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

               (k)Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Class I Notes representing a regular interest in the applicable REMIC is the Final Scheduled Payment Date with respect to the Class I Notes.

               (l)Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for each REMIC created hereunder.

               (m)Neither the Indenture Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Group I Loans (except in connection with (i) the default, imminent default or foreclosure of the Group I Loans, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any of the REMICs created hereunder, (iii) the termination of the applicable REMIC pursuant to Section 8.02 of the Trust Agreement or (iv) a purchase of the Group I Loans pursuant to the Purchase Agreement) nor acquire any assets for any of the REMICs, nor sell or dispose of any investments in the Custodial Account or the Payment Account for gain nor accept any contributions to any of the REMICs after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of any of the REMICs as a REMIC or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Estate (and the Indenture Trustee for any cost, expense or liability incurred by the Indenture Trustee in connection therewith) against such tax, cause any REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

               (n)The Trustee will apply for an employer identification number from the Internal Revenue Service on a Form SS-4 or any other acceptable method for all tax entities.

          Section 11.02 Servicer, REMIC Administrator and Indenture Trustee Indemnification.

               (a)The Indenture Trustee agrees to indemnify the Trust Estate, the Depositor, the REMIC Administrator and the Master Servicer for any tax, cost, expense or liability, including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Estate, the Depositor or the Master Servicer, as a result of a breach of the Indenture Trustee's covenants set forth in Article VIII or this Article XI.

               (b)The REMIC Administrator agrees to indemnify the Trust Estate, the Depositor, the Master Servicer, the Owner Trustee and the Indenture Trustee for any tax, cost, expense and liability (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Estate, the Depositor, the Master Servicer, the Owner Trustee or the Indenture Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this
Article XI with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Owner Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 11.02(c) will apply.

               (c)The Master Servicer agrees to indemnify the Trust Estate, the Depositor, the REMIC Administrator, the Owner Trustee and the Indenture Trustee for any tax, cost, expense and liability (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Estate, the Depositor, the REMIC Administrator, the Owner Trustee or the Indenture Trustee, as a result of a breach of the Master Servicer's covenants set forth in this
Article XI or in the Servicing Agreement with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Owner Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

        Section 11.03 Designation of REMIC(s).

        The REMIC Administrator shall make an election to treat the HELs in Loan Group I and the proceeds of the HELs in Loan Group I and the proceeds of the Group I Policy on deposit in the Distribution Account, the Custodial Account and the Payment Account as a REMIC ("REMIC I") and will make an election to treat the pool of assets comprised of the REMIC I Regular Interests as a REMIC ("REMIC II") for federal income tax purposes. Further, the REMIC Administrator shall make an election to treat the pool of assets comprised of the REMIC II Regular Interests as a REMIC ("REMIC III") for federal income tax purposes.

        The REMIC I Regular Interests will be "regular interests" in REMIC I and the Class R-I Certificates will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under the federal income tax law.

        The REMIC II Regular Interests will be "regular interests" in REMIC II and the Class R-II Certificates will be the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under the federal income tax law.

        The REMIC III Regular Interests will be "regular interests" in REMIC III and the Class R-III Certificates will be the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under the federal income tax law.

        IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                               HOME EQUITY LOAN TRUST 2003-HS1,
                                   as Issuer


                               By:    WILMINGTON TRUST COMPANY,
                                      not in its individual capacity
                                      but solely as Owner Trustee


                               By: /s/ Janel R. Havrilla
                                  Name: Janel R. Havrilla
                                  Title: Financial Services Officer


                               JPMORGAN CHASE BANK,
                               as Indenture Trustee


                               By: /s/ Sora Jun
                                  Name: Sora Jun
                                  Title:  Trust Officer


JPMORGAN CHASE BANK hereby  accepts the  appointment as Paying Agent pursuant to
Section 3.03 hereof and as Note Registrar pursuant to Section 4.02 hereof.


By:  /s/ Sora Jun
    Name: Sora Jun
    Title:  Trust Officer

STATE OF DELAWARE            )
                             ) ss.:
COUNTY OF NEWCASTLE          )

        On this 24th day of March, 2003, before me personally appeared Janel R. Havrilla, to me known, who being by me duly sworn, did depose and say, that s/he resides at in Wilmington, DE, that s/he is the Financial Services Officer of the Owner Trustee, one of the corporations described in and which executed the above instrument; that s/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that s/he signed her/his name thereto by like order.



                                            /s/ Joann A. Rozell
                                            Notary Public

STATE OF NEW YORK            )
                             ) ss.:
COUNTY OF NEW YORK           )

        On this 27th day of March, 2003, before me personally appeared Sora Jun, to me known, who being by me duly sworn, did depose and say, that s/he resides at _________________ that s/he is the Trust Officer of JPMorgan Chase Bank, as Indenture Trustee, one of the corporations described in and which executed the above instrument; that s/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that s/he signed her/his name thereto by like order.


                                            /s/ Peggy L. Remy
                                            Notary Public


NOTORIAL SEAL

                                   EXHIBIT A-1

                          FORM OF CLASS A-I-[__] NOTES

               UNLESS THIS TERM NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY TERM NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               [SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS TERM NOTE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").]

               THE PRINCIPAL OF THIS TERM NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS TERM NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

               THIS TERM NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE TRUSTEE OR GMAC MORTGAGE GROUP, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE BASIC DOCUMENTS.

                         HOME EQUITY LOAN TRUST 2003-HS1
                Home Equity Loan-Backed Term Note, Class A-I-[__]

Registered                                       Principal Amount:  $[_______]

No. 1 Note Rate: [Floating]/[Fixed]

CUSIP NO.

               Home Equity Loan Trust 2003-HS1, a statutory trust duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $[_______], payable on each Payment Date in an amount equal to the Percentage Interest evidenced by this Term Note of the aggregate amount, if any, payable from the Payment Account in respect of principal on the Term Notes pursuant to Section 3.05 of the Indenture dated as of March 27, 2003 (the "Indenture") between the Issuer, as Issuer, and JPMorgan Chase Bank, as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Term Note shall be due and payable on the Payment Date in [_______], to the extent not previously paid on a prior Payment Date. Capitalized terms used but not defined herein are defined in Appendix A of the Indenture.

               [Interest on the Class A-I-[__] Notes will be paid monthly on each Payment Date at the Note Rate for the related Interest Period subject to limitations which may result in Group I Net WAC Cap Shortfalls (as further described in the Indenture). The Note Rate for each Interest Period will be a [floating rate equal to the least of (i) LIBOR plus 0.10% per annum, (ii) 8.00% per annum and (iii) the Group I Net WAC Rate] [fixed rate equal to the lesser of
(i) [__]% per annum or (ii) the Group I Net WAC Rate]. LIBOR for each applicable Interest Period will be determined on the second LIBOR Business Day immediately preceding (i) the Closing Date in the case of the first Interest Period and (ii) the first day of each succeeding Interest Period by the Indenture Trustee as set forth in the Indenture. All determinations of LIBOR by the Indenture Trustee shall, in the absence of manifest error, be conclusive for all purposes, and each holder of this Term Note, by accepting this Term Note, agrees to be bound by such determination. Interest on this Term Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid (in the case of the first Payment Date, from the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of [the actual number of days in each Interest Period and a year assumed to consist of 360 days][ a 360-day year consisting of twelve 30 day months]. Principal of and interest on this Term Note shall be paid in the manner specified on the reverse hereof.]

               Principal of and interest on this Term Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Term Note shall be applied first to interest due and payable on this Term Note as provided above and then to the unpaid principal of this Term Note.

               Reference is made to the further provisions of this Term Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Term Note.

               Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Term Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

               This Term Note is one of a duly authorized issue of Term Notes of the Issuer, designated as its Home Equity Loan-Backed Term Notes, all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the holders of the Term Notes. The Term Notes are subject to all terms of the Indenture.

               The Term Notes and the Variable Funding Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

               This Term Note is entitled to the benefits of an irrevocable and unconditional financial guaranty insurance policy issued by Financial Guaranty Insurance Company.

               Principal of and interest on this Term Note will be payable on each Payment Date, commencing April 25, 2003, as described in the Indenture. "Payment Date" means the twenty-fifth day of each month, or, if any such date is not a Business Day, then the next Business Day.

               The entire unpaid principal amount of this Term Note shall be due and payable in full on the Payment Date in [_______] pursuant to the Indenture, to the extent not previously paid on a prior Payment Date. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes representing not less than a majority of the Security Balances of all Notes with the consent of the Credit Enhancer, or the Credit Enhancer may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Term Notes shall be made pro rata to the holders of Term Notes entitled thereto.

               Payments of interest on this Term Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Term Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Term Note (or one or more Predecessor Term Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Term Notes registered on the Record Date in the name of the nominee of the Depository Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Term Note be submitted for notation of payment. Any reduction in the principal amount of this Term Note (or any one or more Predecessor Term Notes) effected by any payments made on any Payment Date shall be binding upon all future holders of this Term Note and of any Term Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Term Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Term Note at the address specified in such notice of final payment.

               As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Term Note may be registered on the Note Register upon surrender of this Term Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the holder hereof or such holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new

Term Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Term Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Term Note.

               Each holder or Beneficial Owner of a Term Note, by acceptance of a Term Note, or, in the case of a Beneficial Owner of a Term Note, a beneficial interest in a Term Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Master Servicer, the Depositor or the Indenture Trustee on the Term Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

               Each holder or Beneficial Owner of a Term Note, by acceptance of a Term Note or, in the case of a Beneficial Owner of a Term Note, a beneficial interest in a Term Note, covenants and agrees by accepting the benefits of the Indenture that such holder or Beneficial Owner of a Term Note will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor, the Seller, the Master Servicer, GMAC Mortgage Group, Inc. or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Term Notes, the Indenture or the Basic Documents.

               Prior to the due presentment for registration of transfer of this Term Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Term Note is registered (as of the day of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Term Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the holders of the Term Notes under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the holders of Notes representing a majority of the Security Balances of all Notes at the time Outstanding and the Credit Enhancer and with prior notice to the Rating Agencies. The Indenture also contains provisions permitting the holders of Notes representing specified percentages of the Security Balances of all Notes, on behalf of the holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Term Note (or any one of more Predecessor Term Notes) shall be conclusive and binding upon such holder and upon all future holders of this Term Note and of any Term Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Term Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Term Notes issued thereunder but with prior notice to the Rating Agencies and the Credit Enhancer.

               The term "Issuer" as used in this Term Note includes any successor or the Issuer under the Indenture.

               The  Issuer  is  permitted  by  the   Indenture,   under  certain
circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the holders of Term Notes under the Indenture.

               The  Term  Notes  are  issuable  only  in   registered   form  in
denominations as provided in the Indenture, subject to certain limitations therein set forth.

               This Term Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

               No reference herein to the Indenture and no provision of this Term Note or of the Indenture shall alter or impair, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Term Note at the times, place and rate, and in the coin or currency herein prescribed.

               Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company in its individual capacity, JPMorgan Chase Bank, in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Term Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Term Note by its acceptance hereof agrees that, except as expressly provided in the Basic
Documents, in the case of an Event of Default under the Indenture, the holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Term Note.

        IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Term Note to be duly executed.

                               HOME EQUITY LOAN TRUST 2003-HS1,


                               By     WILMINGTON TRUST COMPANY, not
                                      in its individual capacity but solely as Owner Trustee

Dated:  March 27, 2003

                               By:
                                  Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION


This is one of the Term Notes referred to in the within mentioned Indenture.


                              JPMORGAN  CHASE  BANK,  not  in  its
                              individual  capacity  but  solely as
                              Indenture Trustee

Dated:  March 27, 2003

                              By:
                                 Authorized Signatory

                                   ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee:

______________________________________________________________________________


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

________________________________________________________________________________
                         (name and address of assignee)

the  within  Term  Note  and  all  rights  thereunder,  and  hereby  irrevocably
constitutes                             and                             appoints
_____________________________________________________________,    attorney,   to
transfer said Term Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:  ______________________                     ________________________  */
                                                   Signature Guaranteed:

                                                  _________________________ */

* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Term Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                            FORM OF CLASS A-II NOTES

               UNLESS THIS TERM NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY TERM NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               THE PRINCIPAL OF THIS TERM NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS TERM NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

               THIS TERM NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE TRUSTEE OR GMAC MORTGAGE GROUP, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE BASIC DOCUMENTS.

                         HOME EQUITY LOAN TRUST 2003-HS1
                  Home Equity Loan-Backed Term Note, Class A-II

Registered                            Principal Amount:  $192,375,000

No. 1 Note Rate: Floating

CUSIP NO.

               Home Equity Loan Trust 2003-HS1, a statutory trust duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $207,500,000, payable on each Payment Date in an amount equal to the Percentage Interest evidenced by this Term Note of the aggregate amount, if any, payable from the Payment Account in respect of principal on the Term Notes pursuant to Section 3.05 of the Indenture dated as of March 27, 2003 (the "Indenture") between the Issuer, as Issuer, and JPMorgan Chase Bank, as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Term Note shall be due and payable on the Payment Date in December 2032, to the extent not previously paid on a prior Payment Date. Capitalized terms used but not defined herein are defined in Appendix A of the Indenture.

               Interest on the Class A-II Notes will be paid monthly on each Payment Date at the Note Rate for the related Interest Period subject to limitations which may result in Group II Net WAC Cap Shortfalls (as further described in the Indenture). The Note Rate for each Interest Period will be a floating rate equal to the least of (i) LIBOR plus 0.29% per annum, (ii) 17.25% per annum and (iii) the Group II Net WAC Rate. LIBOR for each applicable Interest Period will be determined on the second LIBOR Business Day immediately preceding (i) the Closing Date in the case of the first Interest Period and (ii) the first day of each succeeding Interest Period by the Indenture Trustee as set forth in the Indenture. All determinations of LIBOR by the Indenture Trustee shall, in the absence of manifest error, be conclusive for all purposes, and each holder of this Term Note, by accepting this Term Note, agrees to be bound by such determination. Interest on this Term Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid (in the case of the first Payment Date, from the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of the actual number of days in each Interest Period and a year assumed to consist of 360 days. Principal of and interest on this Term Note shall be paid in the manner specified on the reverse hereof.

               Principal of and interest on this Term Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Term Note shall be applied first to interest due and payable on this Term Note as provided above and then to the unpaid principal of this Term Note.

               Reference is made to the further provisions of this Term Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Term Note.

               Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Term Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

               This Term Note is one of a duly authorized issue of Term Notes of the Issuer, designated as its Home Equity Loan-Backed Term Notes, all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the holders of the Term Notes. The Term Notes are subject to all terms of the Indenture.

               The Term Notes and the Variable Funding Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

               This Term Note is entitled to the benefits of an irrevocable and unconditional financial guaranty insurance policy issued by Financial Guaranty Insurance Company.

               Principal of and interest on this Term Note will be payable on each Payment Date, commencing April 25, 2003, as described in the Indenture. "Payment Date" means the twenty-fifth day of each month, or, if any such date is not a Business Day, then the next Business Day.

               The entire unpaid principal amount of this Term Note shall be due and payable in full on the Payment Date in December 2032 pursuant to the Indenture, to the extent not previously paid on a prior Payment Date. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes representing not less than a majority of the Security Balances of all Notes with the consent of the Credit Enhancer, or the Credit Enhancer may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Term Notes shall be made pro rata to the holders of Term Notes entitled thereto.

               Payments of interest on this Term Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Term Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Term Note (or one or more Predecessor Term Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Term Notes registered on the Record Date in the name of the nominee of the Depository Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Term Note be submitted for notation of payment. Any reduction in the principal amount of this Term Note (or any one or more Predecessor Term Notes) effected by any payments made on any Payment Date shall be binding upon all future holders of this Term Note and of any Term Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Term Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Term Note at the address specified in such notice of final payment.

               As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Term Note may be registered on the Note Register upon surrender of this Term Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the holder hereof or such holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Term Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Term Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Term Note.

               Each holder or Beneficial Owner of a Term Note, by acceptance of a Term Note, or, in the case of a Beneficial Owner of a Term Note, a beneficial interest in a Term Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Master Servicer, the Depositor or the Indenture Trustee on the Term Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

               Each holder or Beneficial Owner of a Term Note, by acceptance of a Term Note or, in the case of a Beneficial Owner of a Term Note, a beneficial interest in a Term Note, covenants and agrees by accepting the benefits of the Indenture that such holder or Beneficial Owner of a Term Note will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor, the Seller, the Master Servicer, GMAC Mortgage Group, Inc. or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Term Notes, the Indenture or the Basic Documents.

               The Issuer has entered into the Indenture and this Term Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Term Notes will qualify as indebtedness of the Issuer. Each holder of a Term Note, by acceptance of a Term Note (and each Beneficial Owner of a Term Note by acceptance of a beneficial interest in a Term Note), agrees to treat the Term Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

               Prior to the due presentment for registration of transfer of this Term Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Term Note is registered (as of the day of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Term Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the holders of the Term Notes under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the holders of Notes representing a majority of the Security Balances of all Notes at the time Outstanding and the Credit Enhancer and with prior notice to the Rating Agencies. The Indenture also contains provisions permitting the holders of Notes representing specified percentages of the Security Balances of all Notes, on behalf of the holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

Any such consent or waiver by the holder of this Term Note (or any one of more Predecessor Term Notes) shall be conclusive and binding upon such holder and upon all future holders of this Term Note and of any Term Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Term Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Term Notes issued thereunder but with prior notice to the Rating Agencies and the Credit Enhancer.

               The term "Issuer" as used in this Term Note includes any successor or the Issuer under the Indenture.

               The  Issuer  is  permitted  by  the   Indenture,   under  certain
circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the holders of Term Notes under the Indenture.

               The  Term  Notes  are  issuable  only  in   registered   form  in
denominations as provided in the Indenture, subject to certain limitations therein set forth.

               This Term Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

               No reference herein to the Indenture and no provision of this Term Note or of the Indenture shall alter or impair, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Term Note at the times, place and rate, and in the coin or currency herein prescribed.

               Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company in its individual capacity, JPMorgan Chase Bank, in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Term Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Term Note by its acceptance hereof agrees that, except as expressly provided in the Basic
Documents, in the case of an Event of Default under the Indenture, the holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Term Note.

        IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Term Note to be duly executed.

                               HOME EQUITY LOAN TRUST 2003-HS1,


                               By     WILMINGTON TRUST COMPANY, not
                                      in its individual capacity but solely as Owner Trustee

Dated:  March 27, 2003

                               By:
                                  Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION


This is one of the Term Notes referred to in the within mentioned Indenture.


                                            JPMORGAN  CHASE  BANK,  not  in  its
                                            individual  capacity  but  solely as
                                            Indenture Trustee

Dated:  March 27, 2003

                                            By:
                                               Authorized Signatory

                                   ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee:

______________________________________________________________________________


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

________________________________________________________________________________
                         (name and address of assignee)

the  within  Term  Note  and  all  rights  thereunder,  and  hereby  irrevocably
constitutes                             and                             appoints
_____________________________________________________________,    attorney,   to
transfer said Term Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:  ______________________                     ________________________  */
                                                   Signature Guaranteed:

                                                  _________________________ */

* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Term Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                           FORM OF CLASS A-I-IO NOTES

               UNLESS THIS TERM NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY TERM NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               INTEREST ON THIS TERM NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS TERM NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

               THIS TERM NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE TRUSTEE OR GMAC MORTGAGE GROUP, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE BASIC DOCUMENTS.

                         HOME EQUITY LOAN TRUST 2003-HS1
                 Home Equity Loan-Backed Term Note, Class A-I-IO

Registered                                Initial Notional Amount:  $164,364,000

No. 1 Note Rate: Fixed

CUSIP NO.

               Home Equity Loan Trust 2003-HS1, a statutory trust duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co. or registered assigns, interest on this Term Note at the Note Rate (as described below), payable on each Payment Date in an amount equal to the pro rata portion allocable hereto (based on the Initial Notional Amount specified above and the Initial Notional Amount of all Class A-I-IO Notes), payable from the Payment Account in respect of interest on the Class A-I-IO Notes pursuant to Section
3.05 of the Indenture dated as of March 27, 2003 (the "Indenture") between the Issuer, as Issuer, and JPMorgan Chase Bank, as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid notional amount of this Term Note shall be due and payable on the Payment Date in September 2005, to the extent not previously paid on a prior Payment Date. Capitalized terms used but not defined herein are defined in Appendix A of the Indenture.

               Interest on the Class A-I-IO Notes will be paid monthly on each Payment Date at the Note Rate for the related Interest Period subject to limitations which may result in Group I Net WAC Cap Shortfalls (as further described in the Indenture). The Note Rate for each Interest Period prior to and including the September 2005 Payment Date, will be the lesser of (a) a fixed rate equal to 5.50% per annum or (b) the REMIC I Remittance Rate. The Note Rate for each Interest Period after the September 2005 Payment Date will be 0.00% per annum. Interest on this Term Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid (in the case of the first Payment Date, from the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30 day months. Principal of and interest on this Term Note shall be paid in the manner specified on the reverse hereof.

               Interest on this Term Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

               Reference is made to the further provisions of this Term Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Term Note.

               Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Term Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

               This Term Note is one of a duly authorized issue of Term Notes of the Issuer, designated as its Home Equity Loan-Backed Term Notes, all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the holders of the Term Notes. The Term Notes are subject to all terms of the Indenture.

               The Term Notes and the Variable Funding Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

               This Term Note is entitled to the benefits of an irrevocable and unconditional financial guaranty insurance policy issued by Financial Guaranty Insurance Company.

               Interest on this Term Note will be payable on each Payment Date, commencing April 25, 2003, as described in the Indenture. "Payment Date" means the twenty-fifth day of each month, or, if any such date is not a Business Day, then the next Business Day.

               Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes representing not less than a majority of the Security Balances of all Notes with the consent of the Credit Enhancer, or the Credit Enhancer may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Term Notes shall be made pro rata to the holders of Term Notes entitled thereto.

               Payments of interest on this Term Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Term Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Term Note (or one or more Predecessor Term Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Term Notes registered on the Record Date in the name of the nominee of the Depository Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Term Note be submitted for notation of payment. Any reduction in the principal amount of this Term Note (or any one or more Predecessor Term Notes) effected by any payments made on any Payment Date shall be binding upon all future holders of this Term Note and of any Term Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Term Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Term Note at the address specified in such notice of final payment.

               As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Term Note may be registered on the Note Register upon surrender of this Term Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the holder hereof or such holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Term Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Term Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Term Note.

               Each holder or Beneficial Owner of a Term Note, by acceptance of a Term Note, or, in the case of a Beneficial Owner of a Term Note, a beneficial interest in a Term Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Master Servicer, the Depositor or the Indenture Trustee on the Term Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the

Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

               Each holder or Beneficial Owner of a Term Note, by acceptance of a Term Note or, in the case of a Beneficial Owner of a Term Note, a beneficial interest in a Term Note, covenants and agrees by accepting the benefits of the Indenture that such holder or Beneficial Owner of a Term Note will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor, the Seller, the Master Servicer, GMAC Mortgage Group, Inc. or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Term Notes, the Indenture or the Basic Documents.

               Prior to the due presentment for registration of transfer of this Term Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Term Note is registered (as of the day of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Term Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the holders of the Term Notes under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the holders of Notes representing a majority of the Security Balances of all Notes at the time Outstanding and the Credit Enhancer and with prior notice to the Rating Agencies. The Indenture also contains provisions permitting the holders of Notes representing specified percentages of the Security Balances of all Notes, on behalf of the holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Term Note (or any one of more Predecessor Term Notes) shall be conclusive and binding upon such holder and upon all future holders of this Term Note and of any Term Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Term Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Term Notes issued thereunder but with prior notice to the Rating Agencies and the Credit Enhancer.

               The term "Issuer" as used in this Term Note includes any successor or the Issuer under the Indenture.

               The  Issuer  is  permitted  by  the   Indenture,   under  certain
circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the holders of Term Notes under the Indenture.

               The  Term  Notes  are  issuable  only  in   registered   form  in
denominations as provided in the Indenture, subject to certain limitations therein set forth.

               This Term Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

               No reference herein to the Indenture and no provision of this Term Note or of the Indenture shall alter or impair, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Term Note at the times, place and rate, and in the coin or currency herein prescribed.

               Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company in its individual capacity, JPMorgan Chase Bank, in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Term Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Term Note by its acceptance hereof agrees that, except as expressly provided in the Basic
Documents, in the case of an Event of Default under the Indenture, the holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Term Note.

                                   EXHIBIT A-2

                         FORM OF VARIABLE FUNDING NOTES

               THIS VARIABLE FUNDING NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE INDENTURE REFERRED TO HEREIN.

               THE PRINCIPAL OF THIS VARIABLE FUNDING NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS VARIABLE FUNDING NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

               THIS VARIABLE FUNDING NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE TRUSTEE OR GMAC MORTGAGE GROUP, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE BASIC DOCUMENTS.

                         HOME EQUITY LOAN TRUST 2003-HS1
                  Home Equity Loan-Backed Variable Funding Note

Registered                                       Initial Maximum Variable
                                                 Funding Note Balance:  $0.00



No.VFN-1                                          Note Rate:  Floating

               Home Equity Loan Trust 2003-HS1, a statutory trust duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Residential Funding Corporation or registered assigns, the principal amount set forth on Schedule A attached hereto (or otherwise owing hereunder as determined pursuant to the Indenture as defined below), payable on each Payment Date in an amount equal to the pro rata portion allocable hereto (based on the Security Balances of all Variable Funding Notes immediately prior to such Payment Date) of the aggregate amount, if any, payable from the Payment Account in respect of principal on the Variable Funding Notes pursuant to Section 3.05 of the Indenture dated as of March 27, 2003 (the "Indenture") between the Issuer, as Issuer, and JPMorgan Chase Bank, as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Variable Funding Note shall be due and payable on the Payment Date in December 2032 to the extent not previously paid on a prior Payment Date. Capitalized terms used but not defined herein are defined in Appendix A of the Indenture.

               Interest on the Variable Funding Notes will be paid monthly on each Payment Date at the Note Rate for the related Interest Period subject to limitations which may result in Group II Net WAC Cap Shortfalls (as further described in the Indenture). The Note Rate for each Interest Period will be a floating rate equal to the least of (i) LIBOR plus 0.29% per annum, (ii) 17.25% per annum and (iii) the Group II Net WAC Rate. LIBOR for each applicable Interest Period will be determined on the second LIBOR Business Day immediately preceding (i) the Closing Date in the case of the first Interest Period and (ii) the first day of each succeeding Interest Period by the Indenture Trustee as set forth in the Indenture. All determinations of LIBOR by the Indenture Trustee shall, in the absence of manifest error, be conclusive for all purposes, and each holder of this Variable Funding Note, by accepting this Variable Funding Note, agrees to be bound by such determination. Interest on this Variable Funding Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid (in the case of the First Payment Date, from the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of the actual number of days in each Interest Period and a year assumed to consist of 360 days. Principal of and interest on this Variable Funding Note shall be paid in the manner specified on the reverse hereof.

               Principal of and interest on this Variable Funding Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Variable Funding Note shall be applied first to interest due and payable on this Variable Funding Note as provided above and then to the unpaid principal of this Variable Funding Note.

               Reference is made to the further provisions of this Variable Funding Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Variable Funding Note.

               Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Variable Funding Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

               This Variable Funding Note is one of a duly authorized issue of Variable Funding Notes of the Issuer, designated as its Home Equity Loan-Backed Variable Funding Notes (herein called the "Variable Funding Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the holders of the Variable Funding Notes. The Variable Funding Notes are subject to all terms of the Indenture.

               The Variable Funding Notes and the Term Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

               This Variable Funding Note is entitled to the benefits of an irrevocable and unconditional financial guaranty insurance policy issued by Financial Guaranty Insurance Company.

               Principal of and interest on this Variable Funding Note will be payable on each Payment Date, commencing April 25, 2003, as described in the Indenture. "Payment Date" means the twenty-fifth day of each month, or, if any such day is not a Business Day, then the next Business Day.

               The entire unpaid principal amount of this Variable Funding Note shall be due and payable in full on the Payment Date in December 2032 pursuant to the Indenture, to the extent not previously paid on a prior Payment Date. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes representing not less than a majority of the Security Balances of all Notes with the consent of the Credit Enhancer, or the Credit Enhancer may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Variable Funding Notes shall be made pro rata to the holders of Variable Funding Notes entitle thereto.

               Payments of interest on this Variable Funding Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Variable Funding Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Variable Funding Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Variable Funding Notes registered on the Record Date in the name of the nominee of the Depository Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Variable Funding Note be submitted for notation of payment. Any reduction in the principal amount of this Variable Funding Note (or any one or more Predecessor Variable Funding Notes) effected by any payments made on any Payment Date shall be binding upon all future holders of this Variable Funding Note and of any Variable Funding Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Variable Funding Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Variable Funding Note at the address specified in such notice of final payment.

               As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Variable Funding Note may be registered on the Note Register upon surrender of this Variable Funding Note for registration of transfer at the Corporate Trust Office, duly endorsed by, and accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the holder hereof or such holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Variable Funding Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Variable Funding Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Variable Funding Note.

               Each holder or Beneficial Owner of a Variable Funding Note, by acceptance of a Variable Funding Note or, in the case of a Beneficial Owner of a Variable Funding Note, a beneficial interest in a Variable Funding Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Master Servicer, the Depositor or the Indenture Trustee on the Variable Funding Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

               Each holder or Beneficial Owner of a Variable Funding Note, by acceptance of a Variable Funding Note or, in the case of a Beneficial Owner of a Variable Funding Note, a beneficial interest in a Variable Funding Note, covenants and agrees by accepting the benefits of the Indenture that such holder or Beneficial Owner of a Variable Funding Note will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor, the Seller, the Master Servicer, GMAC Mortgage Group, Inc. or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Variable Funding Notes, the Indenture or the Basic Documents.

               The Issuer has entered into the Indenture and this Variable Funding Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Variable Funding Notes will qualify as indebtedness of the Issuer. Each holder of a Variable Funding Note, by acceptance of a Variable Funding Note (and each Beneficial Owner of a Variable Funding Note, by acceptance of a beneficial interest in a Variable Funding Note), agrees to treat the Variable Funding Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

               Prior to the due presentment for registration of transfer of this Variable Funding Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Variable Funding Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Variable Funding Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.
               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the holders of the Variable Funding Notes under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the holders of Notes representing a majority of the Security Balances of all Notes at the time Outstanding and the Credit Enhancer and with prior notice to the Rating Agencies. The Indenture also contains provisions permitting the holders of Notes representing specified percentages of the Security Balances of all Notes, on behalf of the holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Variable Funding Note (or any one of more Predecessor Variable Funding Notes) shall be conclusive and binding upon such holder and upon all future holders of this Variable Funding Note and of any Variable Funding Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Variable Funding Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Variable Funding Notes issued thereunder but with prior notice to the Rating Agencies and the Credit Enhancer.

               The term "Issuer" as used in this Variable Funding Note includes any successor to the Issuer under the Indenture.

               The  Issuer  is  permitted  by  the   Indenture,   under  certain
circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the holders of Variable Funding Notes under the Indenture.

               The Variable Funding Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

               This Variable Funding Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

               No reference herein to the Indenture and no provision of this Variable Funding Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Variable Funding Note at the times, place and rate, and in the coin or currency herein prescribed.

               Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company in its individual capacity, JPMorgan Chase Bank, in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Variable Funding Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Variable Funding Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Variable Funding Note.

               IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Variable Funding Note to be duly executed.

                             HOME EQUITY LOAN TRUST 2003-HS1,

                             By     WILMINGTON   TRUST  COMPANY,   not  in  its
                                    individual  capacity  but  solely  as Owner
                                    Trustee

Dated:  March 27, 2003

                             By:
                                Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION


This is one of the Variable Funding Note referred to in the within mentioned Indenture.

                            JPMORGAN CHASE BANK, not in
                            its individual capacity but solely as Indenture Trustee

Dated:  March 27, 2003

                            By:
                               Authorized Signatory

                                   ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee:

______________________________________________________________________________


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

________________________________________________________________________________
                         (name and address of assignee)

the  within  Term  Note  and  all  rights  thereunder,  and  hereby  irrevocably
constitutes                             and                             appoints
_____________________________________________________________,    attorney,   to
transfer said Term Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:  ______________________                     ________________________  */
                                                   Signature Guaranteed:

                                                  _________________________ */

* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Term Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                   SCHEDULE A
                                       to
                         HOME EQUITY LOAN TRUST 2003-HS1
                  Home Equity Loan-Backed Variable Funding Note

============ ====================== ================ =================== ========================

   DATE       PERCENTAGE INTEREST      PRINCIPAL      SECURITY BALANCE    AUTHORIZED SIGNATURE
                                       PAYMENTS         OUTSTANDING       OF INDENTURE TRUSTEE
------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

============ ====================== ================ =================== ========================

                                 EXHIBIT B

                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]

                   Description of Rule 144A Securities, including numbers:
                        ______________________________________________
                        ______________________________________________
                        ______________________________________________
                        ______________________________________________

               The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

               1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

               2. The Buyer warrants and represents to, and covenants with, the Indenture Trustee and the Issuer (as defined in the Indenture (the "Indenture"), dated as of March 27, 2003, between Home Equity Loan Trust 2003-HS1, as Issuer, and JPMorgan Chase Bank, as Indenture Trustee, pursuant to Section 4.02 of the Indenture, as follows:

                      a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                      b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                      c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Indenture Trustee, the Owner Trustee or the Master Servicer.

                      d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                      e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

               3. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

               IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.



Print Name of Seller                              Print Name of Buyer

By:                                               By:
    Name:                                              Name:
    Title:                                             Title:

Tax Payer Identification:                         Tax Payer Identification:

No. No.

Date:                                             Date:

                              ANNEX 1 TO EXHIBIT B


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

        The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

               1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

               2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ ** in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in
        Section 501(c)(3) of the Internal Revenue Code.

___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

___ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.


________________
** Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___ Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.


               3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

               4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

               5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Rule 144A Securities are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

        Will the Buyer be purchasing the Rule 144A Yes No Securities only for the Buyer's own account?

               6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

               7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.



                                            Print Name of Buyer

                                            By:
                                      Name:
                                               Title:

                                            Date:

                              ANNEX 2 TO EXHIBIT B


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this certification is attached:

               1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

               2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

[] The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

[] The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

               3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

               4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

               5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

               6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                            Print Name of Buyer

                                            By:
                                               Name:
                                               Title:

                                            IF AN ADVISER:


                                            Print Name of Buyer

                                            Date:

                                   EXHIBIT C

                     FORM OF INVESTOR REPRESENTATION LETTER


                             _______________ , 20__

Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, NY  10004
Attention:  Corporate Trust Administration

               Re:    Home Equity Loan-Backed Capped Funding Notes
                      Series 2003-HS1

Ladies and Gentlemen:

               __________________(the  "Purchaser")  intends  to  purchase  from
_________ (the "Seller") $_______ Capped Funding Notes of Series 2003-HS1 (the "Notes"), issued pursuant to the Indenture (the "Indenture"), dated as of March 27, 2003 between Home Equity Loan Trust, as issuer (the "Issuer"), and JPMorgan Chase Bank, as indenture trustee (the "Indenture Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Issuer and the Indenture Trustee that:

               1. The Purchaser understands that (a) the Notes have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Depositor is not required to so register or qualify the Notes, (c) the Notes may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Indenture contains restrictions regarding the transfer of the Notes and (e) the Notes will bear a legend to the foregoing effect.

               2. The Purchaser is acquiring the Notes for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

               3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Notes, such that it is capable of evaluating the merits and risks of investment in the Notes, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

               4. The Purchaser has been furnished with, and has had an opportunity to review (a) [a copy of the Private Placement Memorandum, dated relating to the Notes (b)] a copy of the Indenture and [b] [c] such other information concerning the Notes, the Home Equity Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Seller and is relevant to the Purchaser's decision to purchase the Notes. The Purchaser has had any questions arising from such review answered by the Depositor or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Notes from the Seller in connection with the initial distribution of the Notes and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Notes by the Depositor, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Depositor solely for use in connection with the Original Sale and the Depositor did not participate in or facilitate in any way the purchase of the Notes by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Depositor with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or
        (b) any information, development or event arising after the date of the Memorandum.]

               5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Note, any interest in any Note or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Note, any interest in any Note or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Note under the Act, that would render the disposition of any Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

               6. The Purchaser is not a non-United States person.

                                            Very truly yours,

                                            By:
                                      Name:
                                               Title:

                                      EXHIBIT D

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                            __________________, 20___

Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

JPMorgan Chase Bank
4 New York Plaza
New York, NY  10004

Attention:  Corporate Trust Administration

               Re:    Home Equity Loan-Backed Capped Funding Notes
                      Series 2003-HS1

Ladies and Gentlemen:

               ___________________(the  "Purchaser")  intends to  purchase  from
______ (the "Seller") $_______Capped Funding Notes of Series 2003-HS1 (the "Notes"), issued pursuant to the (the "Indenture"), dated as of March 27, 2003 between Home Equity Loan Trust, as issuer (the "Issuer"), and JPMorgan Chase Bank, as indenture trustee (the "Indenture Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. The Seller hereby certifies, represents and warrants to, and covenants with, the Issuer and the Indenture Trustee that:

               Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Note, any interest in any Note or any other similar security to any person in any manner,
(b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Note, any interest in any Note or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Notes under the Securities Act of 1933 (the "Act"), that would render the disposition of any Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Note. The Seller has not and will not sell or otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

                                            Very truly yours,



                                    (Seller)


                                            By:
                                            Name:
                                            Title:

                                   SCHEDULE I

                     CLASS A-I-IO SCHEDULED NOTIONAL BALANCE

                   Payment Date         Class A-I-IO Scheduled Notional Balance

                   April 2003                                   $164,364,000
                   May 2003                                     $154,844,000
                   June 2003                                    $145,874,000
                   July 2003                                    $137,420,000
                   August 2003                                  $129,455,000
                   September 2003                               $122,489,000
                   October 2003                                 $115,385,000
                   November 2003                                $108,691,000
                   December 2003                                $102,383,000
                   January 2004                                 $96,441,000
                   February 2004                                $90,841,000
                   March 2004                                   $85,565,000
                   April 2004                                   $80,594,000
                   May 2004                                     $75,911,000
                   June 2004                                    $71,498,000
                   July 2004                                    $67,340,000
                   August 2004                                  $63,423,000
                   September 2004                               $59,733,000
                   October 2004                                 $56,257,000
                   November 2004                                $52,981,000
                   December 2004                                $49,896,000
                   January 2005                                 $46,988,000
                   February 2005                                $44,251,000
                   March 2005                                   $41,671,000
                   April 2005                                   $39,240,000
                   May 2005                                     $36,952,000
                   June 2005                                    $34,796,000
                   July 2005                                    $32,764,000
                   August 2005                                  $30,987,000
                   September 2005                               $29,177,000
                   October 2005 and thereafter                  $0